As filed with the Securities and Exchange Commission on July 15, 2015
Registration No. 333-191049

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 8

to
Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Steadfast Apartment REIT, Inc.
(Exact name of registrant as specified in its governing instruments)

18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(949) 852-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodney F. Emery
Chief Executive Officer
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(949) 852-0700
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Gustav F. Bahn
Alston & Bird LLP
2828 North Harwood Street
Suite 1800
Dallas, Texas 75201
(214) 922-3400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 8 consists of the following:

1.	The Registrant’s prospectus dated April 15, 2015 (the “Prospectus”);

2.
Supplement No. 6 to the Prospectus, included herewith, which supersedes and replaces all prior supplements to the Prospectus and which will be delivered as an unattached document along with the Prospectus;

3.	Part II; and

4.	Signatures, included herewith.

STEADFAST APARTMENT REIT, INC.
$1,100,000,000 Maximum Offering

Steadfast Apartment REIT, Inc. is a Maryland corporation formed in August 2013 to own a diverse portfolio of multifamily properties located throughout the United States. We will target for acquisition established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. We will seek opportunities to convert good properties into better ones by bringing our institutional resources to under-managed real estate. We anticipate that a portion of our overall portfolio will include properties that offer value-enhancement opportunities through renovation and repositioning. We are externally managed by Steadfast Apartment Advisor, LLC, which we refer to as our advisor. Our advisor is a subsidiary of our sponsor, Steadfast REIT Investments, LLC. Our sponsor is a part of Steadfast Companies, a group of integrated real estate investment, management and development companies founded in 1994. We intend to elect to be taxed    as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending December 31, 2014.
We are offering up to $1,100,000,000 in shares of our common stock in this offering. We are offering $1,000,000,000 in shares of our common stock to the public at $15.00 per share, which we refer to as the primary offering. We are also offering $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at $14.25 per share. We reserve the right to reallocate the shares of the common stock we are offering between the primary offering and our distribution reinvestment plan. Our board of directors may, from time to time, in its sole discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.
Our shares of common stock are being offered to investors on a best efforts basis through Steadfast Capital Markets Group, LLC, the dealer manager for this offering and an affiliate of our advisor. The dealer manager is not required to sell any specific number or dollar amount in shares of our common stock but will use its best efforts to sell the shares of our common stock being offered. The minimum initial investment amount is $5,000; however, for qualified accounts the minimum investment is $2,500. We expect to sell the shares of our common stock offered in the primary offering through December 30, 2015 (two years from the effective date of the registration statement for this offering), unless extended. We may terminate this offering at any time.
This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 19. These risks include, among others:

•	We have a limited operating history and there is no assurance that we will successfully achieve our investment objectives.

•
Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all, it will be difficult for you to sell your shares of our common stock.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them.

•
You are limited in your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase plan, and, if you are able to have your shares repurchased, you may receive less than the price you paid for the shares and the then-current value of the shares.

•
The amount of distributions we may make is uncertain. We may make distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments in properties and your overall return may be reduced. All distributions paid to date have been paid with offering proceeds.

•
The offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own; therefore, the offering price may not accurately reflect the value of our assets when you invest.

•	We depend upon our advisor to conduct our operations. Adverse changes in the financial health of our advisor could cause our operations to suffer.

•
All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager for this offering or other sponsor-affiliated entities. As a result, they face conflicts of interest, including conflicts created by compensation arrangements, time constraints and competition for investments.

•
We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties.

•	Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

•	We may incur debt exceeding 75% of the cost of our tangible assets in certain circumstances. High debt levels increase the risk of your investment.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Neither the Attorney General of the State of New York nor the Maryland Division of Securities has passed on or endorsed the merits of this offering. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Capital Stock.”

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds Before Expenses(1)(3)
Primary Offering Per Share	$15.00	$1.05	$0.45	$13.50
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Plan Per Share	$14.25	—	—	$14.25
Total Maximum	$100,000,000	—	—	$100,000,000
———————————

(1)	Assumes we sell $1,000,000,000 in the primary offering and $100,000,000 pursuant to our distribution reinvestment plan.
(2)	Discounts are available for certain categories of purchasers.
(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

We are an “emerging growth company” as defined under federal securities laws.

This prospectus is dated April 15, 2015.

SUITABILITY STANDARDS

Our shares of common stock are suitable only as a long-term investment for persons of adequate financial means. We do not expect that a public market for shares of our common stock will develop, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock repurchased through our share repurchase plan, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established suitability standards different from those we have established. Shares of our common stock will only be sold to investors in these states who meet our suitability standards set forth above, as well as the special suitability standards set forth as follows:

Alabama—Alabama investors must represent that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

Iowa—Iowa investors must have either: (a) a minimum net worth (exclusive of the value of home, furnishings and automobiles) of $300,000 or (b) a minimum annual income of $100,000 and a net worth (exclusive of the value of home, furnishings and automobiles) of $100,000. In addition, the Iowa Securities Bureau recommends that an Iowa investor’s total investment in us or any of our affiliates should not exceed 10% of the Iowa resident’s liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

Kansas—The Office of the Securities Commissioner recommends that Kansas investors limit their aggregate investment in this offering and other direct participation investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

Kentucky—Kentucky investors may not invest more than 10% of their liquid net worth in us.

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts—Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Nebraska—Nebraska investors must limit their investment in us and in the securities of other similar programs to 10% of such investor’s net worth (excluding the value of the investor’s home, home furnishings, and automobiles).

New Jersey—New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000 or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—A New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

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North Dakota—North Dakota investors must represent that they have a net worth of at least 10 times their investment in us.

Ohio—It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon—An Oregon investor may not invest more than 10% of their net worth in us and our affiliates.

Pennsylvania—A Pennsylvania investor’s maximum investment in this offering may not exceed 10% of the investor’s net worth (excluding the value of the investor’s home, home furnishings and automobiles).

Tennessee—A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

Our sponsor, the dealer manager, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

HOW TO SUBSCRIBE

General

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should:

•	Read this entire prospectus and any supplements accompanying this prospectus.
•	Complete the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.
•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your broker-dealer or investment advisor. Your check should be made payable to “Steadfast Apartment REIT, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees that if there are any material changes to his or her financial condition, such investor will promptly notify us.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. An approved custodian must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the custodian.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares; however, for qualified accounts the minimum investment is $2,500. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of at least $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum investment requirements.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90 day period.

Investments through IRA Accounts

First Trust Retirement has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or investment advisor or by calling Investor Services at 1-888-223-9951.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

INDUSTRY AND MARKET DATA

Certain market and industry data used in this prospectus has been obtained from independent industry sources and publications and third party sources, as well as from research reports prepared for other purposes. Any forecasts prepared by such sources are based on data (including third-party data), models and the experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as other forward-looking statements included in this prospectus.

The information provided by these industry sources should not be construed to sponsor, endorse, offer or promote an investment, nor does it constitute any representation or warranty, express or implied, regarding the advisability of an investment in shares of our common stock or the legality of an investment in shares of our common stock under appropriate laws.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	offers the benefits of a diversified real estate portfolio under professional management;

•	is required to make distributions to investors of at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gains) for each year;

•
avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	combines the capital of many investors to acquire or provide financing for real estate assets.
We intend to elect to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2014.
Q:    How will you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership formed in August 2013, which we refer to as our operating partnership. We are the sole general partner of our operating partnership and, as of the date of this prospectus, our wholly-owned subsidiary, Steadfast Apartment REIT Limited Partner, LLC, is the sole limited partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an UPREIT structure.

Q:	What is an “UPREIT”?

A.
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In contrast, a contributor of a property who desires to defer taxable gain on the transfer of its property may transfer the property to our operating partnership in exchange for limited partnership interests and generally defer taxation of gain until the contributor later disposes of the limited partnership interests. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from parties who may not otherwise sell their properties because of unfavorable tax results.

Q:	Why should I consider an investment in multifamily real estate?

A.
Allocating some portion of your investment portfolio to multifamily real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. For these reasons, multifamily real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios.

Q:	Who might benefit from an investment in our shares?

A.
An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on investments primarily in high-quality multifamily properties, seek to receive current income, seek to preserve capital, seek to realize potential capital appreciation in the value of your investment and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What are the risks associated with this offering?

A:
An investment in our shares involves a high degree of risk. These risks include, among others: (1) we have a limited operating history; (2) there is no public trading market for shares of our common stock, which will make it difficult for you to sell your shares of our common stock; (3) you are limited in your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase plan; (4) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor; (5) this is a “blind pool” offering, therefore you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock; (6) all of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other entities affiliated with us, and as a result face conflicts of interest, including conflicts created by compensation arrangements, time constraints and competition for investments; and (7) we pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager, for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. For a detailed discussion of the risks associated with this offering, see “Risk Factors.”

Q:	Do you currently own any assets?

A.
Yes. We own 12 multifamily properties comprised of 3,794 apartment homes. However, other than assets described in this prospectus, this is a “blind pool” offering in that we have not yet identified any specific real estate assets to acquire using the proceeds of this offering. As a result, you will not have the opportunity to evaluate our investments before we acquire them. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. We discuss the risks related to the fact that this is a blind pool offering under “Risk Factors—General Investment Risks.”

Q:	Will you provide stockholders with information concerning the estimated value of their shares of common stock?

A.
We are required to publicly disclose an estimated value per share of our common stock on a date that is no later than 150 days following the second anniversary of breaking escrow in our initial public offering, or July 26, 2016. Following the date we publish an estimated value per share of our common stock, we will repurchase shares under our share repurchase plan for the lesser of the price paid for the shares by the stockholders where shares are being repurchased or 95% of the estimated per share value as determined by our board of directors.

Q:	How long will this offering last?

A:
We expect to sell the shares of our common stock offered in the primary offering until the earlier of (1) all of the shares offered in the primary offering are sold, and (2) December 31, 2015 (two years from the effective date of the registration statement related to this offering). If we have not sold all of the shares to be offered in the primary offering within two years from the date we commenced this offering, we may continue the primary offering until December 30, 2016 (three years from the effective date of the registration statement relating to this offering). Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as June 28, 2017. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on public offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Q:	Will I receive a stock certificate?

A:
No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A.
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Please see the more detailed description under “Suitability Standards.”

Q:	Are there any special restrictions on the ownership of shares?

A.
Yes. Our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A.
Yes. To purchase shares of common stock in this offering, you must make an initial purchase of at least $5,000 in shares; however, for qualified accounts the minimum investment is $2,500. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares of common stock in this offering must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A.
At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange, and we do not expect that a public market for our shares will develop. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, and if such sale does not violate the federal securities laws. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” In addition, we have adopted a share repurchase plan, as discussed under “Description of Capital Stock—Share Repurchase Plan,” which may provide limited liquidity for our stockholders.

Q:	What information about your portfolio of real estate investments do you intend to provide to stockholders?

A.
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Additionally, we must update this prospectus upon the occurrence of certain events, such as material asset acquisitions, pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act. We are also subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we file annual reports, quarterly reports, proxy statements and other information with the SEC. We directly provide to our stockholders our periodic updates, including prospectus supplements and annual and quarterly reports.

In addition to providing information mandated by our charter and the federal securities laws, following each fiscal quarter, we will post on our website at www.SteadfastREITs.com, and file with the SEC, certain operational data with respect to our portfolio. We believe that this additional operational data benefits stockholders by consistently providing current information and greater transparency with respect to the performance of our investments.

Q:	Will the distributions I receive be taxable?

A.
Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to you to the extent that it does not exceed the adjusted tax basis of your shares of our common stock. Instead, such distribution will reduce the adjusted tax basis of your shares of our common stock. To the extent that we make a distribution in excess of our current and accumulated earnings and profits and such excess exceeds your adjusted tax basis in our shares of common stock, you will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A.	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Will I be notified of how my investment is doing?
A.    Yes. We will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	supplements to the prospectus, provided quarterly during the primary offering; and
•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;
•	facsimile;
•	electronic delivery; or
•	posting on our web site at www.SteadfastREITs.com.

Q:	Who can answer my questions?

A.	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(888) 223-9951
Attention: Investor Relations

x

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Steadfast Apartment REIT, Inc. and its subsidiaries, including the operating partnership, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Apartment REIT, Inc.

Steadfast Apartment REIT, Inc.

We were formed as a Maryland corporation on August 22, 2013 to own a diverse portfolio of multifamily properties located throughout the United States. We will target for acquisition established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. We will seek opportunities to convert good properties into better ones by bringing our institutional resources to under-managed real estate. We anticipate that a portion of our overall portfolio will include properties that offer value-enhancement opportunities through renovation and repositioning. As of the date of this prospectus, we own 12 multifamily properties for an aggregate purchase price of $431,379,250, excluding closing costs. See “—Our Real Estate Portfolio.”

We commenced our initial public offering of $1,100,000,000 in shares of our common stock on December 30, 2013. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with our taxable year ending December 31, 2014. Our office is located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and our main telephone number is (949) 852-0700. Our website is www.SteadfastREITs.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Investment Objectives

Our investment objectives are to:

•	realize capital appreciation in the value of our investments over the long term; and

•	pay attractive and stable cash distributions to stockholders.

Investment Strategy

We will use the net proceeds of this offering to continue to invest in and manage a diverse portfolio of multifamily properties located in targeted markets throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation. We expect that a majority of our portfolio will consist of established, well-positioned, institutional-quality apartment communities with existing high occupancies and consistent rental revenue, intended to provide a potential source of stable income to investors. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. With respect to approximately 60% of our portfolio, we intend to execute a “value-enhancement” strategy whereby we will acquire under-managed assets in high-demand neighborhoods, invest additional capital, and reposition the properties to increase both average rental rates and resale value. In all cases, we intend to improve the performance of our properties upon purchase by instituting superior operational standards and improved management practices. Criteria for targeted markets include high employment rates with strong anticipated job growth, limited competitive inventory, positive demographic trends, and proximity to major employment centers. Although our primary focus will be the acquisition of multifamily properties, we may also selectively acquire debt collateralized by multifamily properties and securities of other companies owning multifamily properties, which we collectively refer to as real estate-related assets.

We expect that our advisor’s efforts both at the time of and after a property acquisition will deliver added value to our stockholders. In selecting a property for acquisition, our advisor will strategically monitor markets and apply sophisticated underwriting skills to identify appropriate properties that will be beneficial to our portfolio. The inherent value of any property we acquire will be derived from the property’s location and features, macroeconomic forces and demographic trends. Following the acquisition of a property, our advisor will enhance the value of the investment through post-acquisition activity that is expected to increase both the net operating income and overall value of the property, including improved operations and capital improvements.

Inherent Value (Acquisition): Understand and Capitalize on Key Drivers within the Apartment Market

We employ the following key strategies in our evaluation and selection of our multifamily property investments.

Acquire Properties in Markets with Great Fundamentals

Our primary acquisition criterion for our multifamily property investments is location. When analyzing attractive property markets, some of the key characteristics we look for include: stabilized employment rates with strong anticipated job growth; limited multifamily inventory or new product based upon historical norms and market occupancy; positive demographic trends with appreciable population growth; and metropolitan statistical areas, or MSAs, that are within close proximity to medical centers, universities or state and federal government offices.

Once we have identified a market that we believe has fundamentals for long-term success, we will transition our focus to where a specific apartment property is located within its community, relative to job centers, hospitals, entertainment, transportation and competing properties.

Selected locations may include:

•	Revitalized neighborhoods within densely populated urban centers;

•	Downtown, upscale buildings supported by strong business districts;

•	Municipalities with restrictive development policies, thus limiting future competitive supply;

•	Areas with higher-than-average job growth projections;

•	Markets where per-unit construction costs are significantly higher than per-unit acquisition costs for similar properties; and

•	“Green Forward” communities attractive to increasingly eco-conscious renters.

Target the Right Residents

We believe the best way to establish and maintain high occupancy rates is to target properties that attract key demographic groups exhibiting higher-than-average propensities to rent. These groups include, but are not limited to:

•	Young professionals (primarily in the “Millennials” demographic group, ages 25 to 34), who value geographic mobility and career flexibility over home ownership;

•	Retirees, especially those who are either disinclined or unable to maintain their own homes; and

•	Displaced homeowners, who desire the amenities of home ownership but are otherwise priced out of that market due to tightened lending standards or personal financial burdens.

Target Specific Property Types

We believe that specific property types are uniquely positioned to capitalize on key components of demographic and economic growth that impact apartment rental markets. These properties include:

•	For young professionals and students, downtown loft conversions, urban in-fill and business-district residential towers;

•	For retirees, independent senior living facilities; and

•	For displaced homeowners, high-amenity suburban communities, townhomes and family-friendly apartment homes with at least two bedrooms and garages.

Offer Amenities that Attract and Retain Residents

Common to all of the groups described above is the desire for amenities that elevate their living experience from a mere apartment unit to a home. Such amenities include:

•	Community centers/club houses;

•	Pools or hot tubs;

•	Expansive landscaped common areas (in suburban locations);

•	Pet-friendly policies;

•	Fitness centers;

•	Covered parking/garages;

•	Gated entries; and

•	Dedicated on-site maintenance staff.

We refer to properties with the features described above as “lifestyle” communities, and we believe these communities are best positioned to attract market rent-paying residents. By operating a quality property with a degree of exclusivity relative to nearby competing properties, we believe we can maintain a high demand over time and therefore maximize rents.

According to 2014 figures provided by the U.S. Census Bureau, the homeownership rate in the U.S. was 64%, which means that 36% of the U.S. population now lives in rental properties. We believe that this number will continue to grow and that many new renters will come from groups that demand higher levels of quality and service from their residential providers. Upwardly mobile “Millennials” and former homeowners, in particular, will seek lifestyle living that goes beyond mere shelter. Proximity to active commercial centers, combined with desirable amenities, will represent the new standard for apartment properties.

Enhance Value (Post-Acquisition): Enhance Value of Well-Positioned Properties

Having acquired lifestyle properties in desirable locations, with high demand and sustainable rental revenues from key resident groups, we will seek to enhance our real estate using two parallel methodologies: integrated asset management and strategic capital improvements.

Integrated Asset Management

Our advisor’s integrated asset management methodology employs institutional resources and operational proficiency that we expect will enhance the financial performance of our properties. Whether we acquire a historic downtown loft conversion or a brand-new community directly from a developer, our advisor will seek to maximize revenues and minimize costs. We believe we can achieve this goal by pursuing excellence at multiple levels of the management process, including:

•	Sophisticated analysis, including in-house construction and engineering expertise;

•	Regional management in each of the markets where we own properties that share resources to reduce costs;

•	Economies of scale with national supply contracts to ensure competitive pricing; and

•	Advanced technology as it relates to accounting and leasing optimization and resident screening.

Strategic Capital Improvements

Beyond our practice of pursuing operational excellence, we will seek opportunities to convert good properties into better ones by acquiring properties where we can initiate strategic value-enhancement opportunities and capital improvement projects. We expect that these properties will comprise approximately 60% of our portfolio. The frequency and extent of these opportunities will be determined on a case-by-case basis, and we intend to implement the majority of interior improvements while apartment homes are vacant so as to limit the disruption to residents and any negative impact on the property’s revenue.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including those described below.

•	We commenced operations on May 22, 2014 and have a limited operating history; there is no assurance that we will successfully achieve our investment objectives.

•
Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all, it will be difficult for you to sell your shares of common stock. If you are able to sell your shares, you will likely sell them at a substantial discount.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them.

•
You are limited in your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase plan, and, if you are able to have your shares repurchased, you may receive less than the price you paid for the shares and the then-current value of the shares. Because the per share amount paid by us to repurchase shares will typically exceed the net proceeds we received in connection with the sale of such shares, the repurchase of shares pursuant to our share repurchase plan will have a dilutive effect on our existing stockholders.

•
The amount of distributions we may make is uncertain. We may make distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments in properties and your overall return may be reduced. All distributions paid to date have been paid with offering proceeds.

•
The offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own; therefore, the offering price may not accurately reflect the value of our assets when you invest.

•	We depend upon our advisor to conduct our operations. Adverse changes in the financial health of our advisor could cause our operations to suffer.

•
All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other sponsor-affiliated entities. As a result, they face conflicts of interest, including conflicts created by compensation arrangements, time constraints and competition for investments.

•
We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager, for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•
Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of specific assets.

•
We may incur debt exceeding 75% of the aggregate cost of our assets in certain circumstances. High debt levels increase the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

•
Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax and applicable state and local income taxes at regular corporate rates and would be unable to deduct distributions made to our stockholders.

Our Real Estate Portfolio

As of March 31, 2015, we owned 12 multifamily properties as described below:

	Property Name	City, State	Number of Units	Average Monthly Occupancy	Average Monthly Rent(1)	Purchase Date	Contract Purchase Price	Mortgage Debt Outstanding
1	Villages at Spring Hill Apartments	Spring Hill, Tennessee	176	97.2%	$845	5/22/2014	$14,200,000	$9,940,000
2	Harrison Place Apartments	Indianapolis, Indiana	307	94.1%	843	6/30/2014	27,864,250	19,530,000
3	Club at Summer Valley	Austin, Texas	260	96.2%	828	8/28/2014	21,500,000	15,050,000
4	Terrace Cove Apartment Homes	Austin, Texas	304	96.1%	807	8/28/2014	23,500,000	16,450,000
5	The Residences on McGinnis Ferry	Suwanee, Georgia	696	93.1%	1,091	10/16/2014	98,500,000	73,660,600
6	The 1800 at Barrett Lakes	Kennesaw, Georgia	500	94.0%	834	11/20/2014	49,000,000	34,300,000
7	The Oasis	Colorado Springs, Colorado	252	93.3%	1,061	12/19/2014	40,000,000	28,000,000
8	Columns on Wetherington	Florence, Kentucky	192	93.2%	1,006	2/26/2015	25,000,000	17,500,000
9	Preston Hills at Mill Creek	Buford, Georgia	464	90.9%	927	3/10/2015	51,000,000	35,700,000
10	Eagle Lake Landing	Speedway, Indiana	277	94.9%	831	3/27/2015	19,200,000	—
11	Reveal on Cumberland	Fishers, Indiana	220	75.0%	1,261	3/30/2015	29,500,000	—
12	Randall Highlands Apartments	North Aurora, Illinois	146	93.8%	1,894	3/31/2015	32,115,000	22,480,500
			3,794	92.8%	$980		$431,379,250	$272,611,100
____________

(1)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

Our Sponsor

Our sponsor, Steadfast REIT Investments, LLC, is a Delaware limited liability company. Its members are Steadfast REIT Holdings, LLC, or Steadfast Holdings, and Crossroads Capital Multifamily, LLC, or CCM. Under the terms of our sponsor’s limited liability company agreement, our sponsor is managed by Steadfast Holdings. As of December 31, 2014, Steadfast Holdings owned a 75% interest in our sponsor and CCM owned a 25% interest in our sponsor. We refer to our sponsor and its affiliates as Steadfast Companies.

Steadfast Companies is a group of integrated real estate investment, management and development companies. Steadfast Companies’ corporate office is located in Irvine, California, and Steadfast Companies employs a staff of over 1,600 professionals in the United States and Mexico. As of December 31, 2014, Steadfast Companies owns, operates or manages over 28,000 multifamily apartment homes across 27 states, three retail shopping malls, a commercial office and three resort hotel properties outside the United States. As of December 31, 2014, Steadfast Companies has, directly or indirectly, sponsored 41 privately offered prior real estate programs that have raised approximately $324.5 million from investors and two public, non-listed REITs, Steadfast Income REIT, Inc., or Steadfast Income REIT, and us. Steadfast Income REIT raised approximately $736 million in offering proceeds as of the termination of its offering on December 20, 2013. In 2009, Steadfast Companies founded Steadfast Capital Markets Group, LLC, the dealer manager for our offering, to leverage Steadfast Companies’ experience and track record to further capitalize on opportunities in commercial real estate for the benefit of investors.

Steadfast Companies is best described by its consistent development and progression into a diverse and multifaceted real estate investment management company which, as of December 31, 2014, owns or operates a diverse portfolio of properties with an aggregate net book value of approximately $2.8 billion. The foundation of Steadfast Companies is based on its five core values: Proceed with Integrity; Value People; Embrace Opportunity; Pursue Excellence; and Do Good as We Do Well. Adherence to these core values has resulted in the growth of an organization that is able to quickly evaluate and pursue investment opportunities in real estate and add value through the management and oversight of those investments. Over the last 20 years, Steadfast Companies’ investment philosophy and core values have allowed it to develop strong relationships with institutional investors, lending institutions, national residents and industry partners. Steadfast Companies provides a comprehensive spectrum of commercial real estate services that provide investors, partners and residents with favorable results throughout the entire process, from site selection through disposition.

Real Estate & Development

Since its formation, Steadfast Companies has acquired, developed or redeveloped more than $4.5 billion of residential, commercial and resort properties throughout the United States and Mexico. The real estate professionals of Steadfast Companies oversee all stages of a property’s life cycle from acquisition and construction management, to property management, asset management and, ultimately, disposition.

Property and Construction Management

Steadfast Management Company, Inc., which we refer to as the property manager, provides property management services for residential properties owned or managed by Steadfast Companies. Pacific Coast Land & Construction, Inc., which we refer to as the construction manager, provides construction management and oversight services to all of the properties owned or managed by Steadfast Companies.

Investment Management

Steadfast Companies’ professionals leverage an integrated asset strategy covering all aspects of property management, asset management, development, leasing and operations to create value through hands-on, day-to-day supervision and long-term strategic planning. Steadfast Companies currently provides property management or asset management services for over 139 multifamily properties, as well as three malls, one commercial development and three resort hotels. Steadfast Companies’ team of property management professionals are experienced and equipped to handle the variety of issues that may arise at our properties.

Steadfast Companies has extensive experience in developing and operating multifamily, industrial, retail and office properties. The in-depth experience, deep industry relationships and market knowledge of Steadfast Companies’ personnel allows it to consistently evaluate market trends, optimize performance of each of its investments and readily respond to changing market opportunities. Steadfast Companies’ investment management professionals offer expertise and decades of successful hands-on problem solving to provide valuable insight and critical support for each transaction.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and its affiliates. A majority of our independent directors will be required to review and approve all matters our board of directors believes may involve a conflict of interest between us and our advisor or its affiliates. Our independent directors are responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. Our directors are elected annually by our stockholders. Biographical information regarding our directors is set forth under “Management—Directors and Executive Officers.”

Our Advisor

Steadfast Apartment Advisor, LLC, a Delaware limited liability company and our advisor, is a subsidiary of our sponsor and was formed on August 22, 2013. Our advisor’s management team is led by Rodney F. Emery, who has over 40 years’ experience in commercial real estate and asset management. For more information on the expertise of our advisor’s management team, see “Management—Our Advisor.” We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment objectives and strategy. Our advisor will also provide or cause to be provided investment management, marketing, investor relations and other administrative services on our behalf.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Each of our officers and two members of our board of directors, Mr. Emery and Ms. Neyland, are officers of our advisor.

CCM and Crossroads Advisors

Crossroads Capital Advisors, LLC, or Crossroads Advisors, an affiliate of CCM, will provide certain specified services to us on behalf of our advisor, including, without limitation: establishing operational and administrative processes for us; engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of our distribution reinvestment plan and share repurchase plan. We will reimburse our advisor for fees charged by Crossroads Advisor and paid by our advisor. Crossroads Advisors and its affiliates were formed to provide, among other things, investment and advisory services for public, non-listed REITs. The senior management of Crossroads Advisors has extensive experience in the financial services business, including extensive experience with public, non-listed REITs.

Our Operating Partnership

We own all of our investments through Steadfast Apartment REIT Operating Partnership, L.P., which we refer to as our operating partnership, or its subsidiaries. We are the sole general partner of our operating partnership; one of our wholly-owned subsidiaries is the sole limited partner of our operating partnership.

Our Affiliates

Various affiliates of our sponsor are involved in this offering and our operations. Steadfast Capital Markets Group, LLC, an affiliate of our sponsor and a member of The Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. Steadfast Investment Properties, Inc. and its subsidiaries and affiliates, which we collectively refer to as SIP, will provide legal and due diligence services in connection with our acquisition of real estate and real estate related assets. Steadfast Management Company, Inc., our affiliated property manager and Pacific Coast Land & Construction, Inc., our affiliated construction manager, will perform property management and construction management services for us and our operating partnership. We refer to each of our advisor, our dealer manager, SIP, our property manager, our construction manager and other affiliates of our sponsor as a Steadfast Companies affiliate and collectively as Steadfast Companies affiliates. See “Management” for more information about these entities.

Our Structure

Our sponsor, Steadfast REIT Investments, LLC, a Delaware limited liability company, is indirectly controlled by Rodney F. Emery, our chairman and chief executive officer. The chart below shows the relationships among our company and various Steadfast Companies affiliates.

Terms of the Offering

We are offering up to $1,100,000,000 in shares of our common stock, $1,000,000,000 of which is being offered to the public in our primary offering, and $100,000,000 of which is being offered pursuant to our distribution reinvestment plan. We are offering shares to the public in the primary offering at $15.00 per share. Shares of our common stock are issued to our stockholders pursuant to our distribution reinvestment plan at $14.25 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering which means that our dealer manager and the participating broker-dealers will use their best efforts to sell our shares of common stock, but are not required to sell any specific amount of our shares of common stock.

We commenced the offering on December 30, 2013. We will continue to offer shares of our common stock on a continuous basis until December 30, 2015, unless extended. However, in certain states the offering may continue for only one year unless we renew the offering period for an additional year. We reserve the right to terminate this offering at any time.

Our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we revise the price at which we offer our shares of common stock based upon changes in our estimated value per share, our estimated value per share will be approved by our board of directors and calculated by our advisor based upon current available information which may include valuations of our assets obtained by independent third-party appraisers or qualified independent valuation experts.

Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates receive compensation for services related to this offering and for the acquisition, management and disposition of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay our advisor and its affiliates, including the dealer manager, assuming we sell the midpoint of $500,000,000 and the maximum of $1,000,000,000 in shares in the primary offering and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan. Unless a specific form of payment is specifically provided for in our advisory agreement, our advisor may, in its sole discretion, elect to have any fees paid, in whole or in part, in cash or shares of our common stock. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold

Organizational and Offering Stage

Sales Commission—Dealer Manager
7.0% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to our distribution reinvestment plan. The total amount of all items of compensation from any source payable to our dealer manager and the participating broker-dealers will not exceed 10.0% of the gross proceeds from our primary offering.
$35,000,000/$70,000,000

Dealer Manager Fee—Dealer Manager
3.0% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to our distribution reinvestment plan.
$15,000,000/$30,000,000

Organization and Offering Expenses—Advisor and Affiliates
We will reimburse our advisor for organization and offering costs it may incur on our behalf, either directly or through contract services provided by our affiliates, including Crossroads Advisors, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 2.8% or 1.9% of the gross proceeds from the primary offering if we raise the midpoint or the maximum offering amount, respectively.
$14,050,000/$18,692,232

Operational Stage

Acquisition Fees—Advisor
1.0% of the cost of the investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e., value-enhancement) of any real property or real estate-related asset acquired. The acquisition fee shall be calculated including acquisition expenses and any debt attributable to such investments.
$4,316,337/$8,725,819 (assuming no leverage) $10,726,097/$21,683,661 (assuming leverage of 60% of the value of our investments)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Acquisition Expenses—Advisor
In addition to the acquisition fee payable to our advisor, we reimburse our advisor for costs incurred in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate- related assets (including expenses relating to potential investments that we do not close). Total acquisition fees and expenses (including any loan coordination fee) relating to the purchase of an investment may not exceed 4.5% of the contract price for the property (as defined in NASAA REIT Guidelines) unless such excess is approved by our board of directors, including a majority of our independent directors.
Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Investment Management Fees—Advisor
We will pay our advisor a monthly investment management fee equal to one-twelfth of 1.0% of the cost of our investments in properties and real estate-related assets. For the purposes of the investment management fee, the cost of our investments is calculated by including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.
Actual amounts depend upon the aggregate cost of our investments and therefore cannot be determined at this time.

Other Operating Expenses—Advisor
Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. We do not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees, loan coordination fees or disposition fees and we do not reimburse for the employee costs our advisor pays to our executive officers.
Actual amounts recorded are dependent upon the amount of services provided and the 2%/25% limitation described in this prospectus, and therefore cannot be determined at this time.

Property Management Fees—Property Manager
We will pay our property manager a percentage of the monthly gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property is equal to the percentage of gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. Our property manager may subcontract with third party property managers and is responsible for supervising and compensating those third party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.

Actual amounts depend upon the gross revenue of the properties and customary property management fees in the region in which properties are located and the property types acquired, and therefore cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Other Fees—Construction Manager
We will pay our construction manager or its affiliate separate fees for construction management or construction oversight services rendered in connection with capital improvements and renovation or value-enhancement projects. For all projects acquired after October 15, 2014, such fees will be in an amount equal to 8.0% of the total cost of the project; provided, however, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.
Actual amounts depend upon the actual amount of capital improvements and renovations, and, therefore, cannot be determined at this time.

Loan Coordination Fee—Advisor or its Affiliate
We will pay our advisor or its affiliate a loan coordination fee equal to 1.0% of the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset.
Actual amounts depend upon the financing or refinancing secured, and therefore cannot be determined at this time.

In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of property or a real estate-related asset), we will pay our advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt refinanced.

Independent Directors’ Compensation Plan—Independent Directors
Under our independent directors’ compensation plan, each of our current independent directors was entitled to receive 3,333 shares of restricted common stock in connection with the initial meeting of the full board of directors, subject to us raising the $2,000,000 minimum offering amount. On February 27, 2014, we raised more than the minimum offering amount of $2,000,000 in gross offering proceeds and each independent director received his initial grant of 3,333 shares of restricted common stock. Going forward, each new independent director that joins our board of directors will receive 3,333 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 1,666 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control. See “Management — Compensation of Executive Officers and Directors” and “Management — Long-Term Incentive Plan.”
Actual amounts depend upon awards actually granted, and therefore cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold

Liquidity Stage

Disposition Fees—Advisor or its Affiliate
If our advisor or its affiliate provides a substantial amount of services in connection with the sale of a property or real estate-related asset, as determined by a majority of the independent directors, our advisor or its affiliate will earn a disposition fee up to one-half of the brokerage commissions paid, but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold.
Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Convertible Stock—Advisor
We have issued 1,000 shares of our convertible stock to our advisor in exchange for $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange, or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, each share of the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock—Convertible Stock.”
Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Conflicts of Interest

Our advisor and its affiliates may experience conflicts of interest in connection with this offering and the management of our business and the other businesses of our sponsor, including Steadfast Income REIT, a public, non-listed REIT also sponsored by our sponsor. Such conflicts of interest include the following:

•
the directors, officers and key personnel of our advisor must allocate their time between advising us and managing our sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved;

•
the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and investment management fees payable to our advisor are based upon the cost of assets we acquire and are generally payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;

•	the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us;

•
the real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other Steadfast Companies affiliates, including Steadfast Income REIT, which could reduce the number of potential investments presented to us;

•
the dealer manager is affiliated with our advisor and sponsor and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering; and

•
other real estate programs sponsored by our sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, and our sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital.

Leverage

We use secured debt, and intend to use in the future secured and unsecured debt, as a means of providing additional funds for the acquisition of our properties. We believe that careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. After we have invested all of the net offering proceeds from this offering, we expect our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization and before deducting depreciation and amortization) and other real estate related assets. For valuation purposes, the value of a property will equal its cost until such property is valued by an independent third-party appraiser or qualified independent valuation expert. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our charter, we are prohibited from borrowing in excess of 300% of our net assets which generally approximates to 75% of the aggregate cost of our assets, provided we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to substantially exceed our net offering proceeds. Our aggregate borrowings are reviewed by our board of directors at least quarterly.

Distributions

On April 4, 2014, our board of directors approved a cash distribution that accrues at a rate of $0.002466 per day for each share of our common stock, which, if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of our common stock. This distribution began to accrue on April 7, 2014. There is no guarantee that we will continue to pay distributions at this rate or at all. The first distributions were paid on June 2, 2014. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. For new investors, distributions will begin to accrue on our acceptance of an investor’s subscription for our shares.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2014. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our current and accumulated earnings and profits generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” and “Description of Capital Stock—Distribution Reinvestment Plan.”

Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $14.25 per share. Our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we revise the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly.

No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to our stockholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for our stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

Our board of directors will determine an estimated value per share of our common stock based on valuations by independent third-party appraisers and qualified valuation experts no later than 150 days following the second anniversary of breaking escrow in our initial offering, or July 26, 2016, or such earlier time as required by any regulatory requirement regarding the timing of a valuation. Prior to the date we publish an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(3)

Following the date we publish an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability	Average Issue Price for Shares(3)

(1)
As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)
For purposes of the share repurchase plan, the purchase price for shares purchased under our share repurchase plan will equal the purchase price paid for the shares until the day we publicly disclose, subsequent to completion of the offering stage, a new estimated value per share. The estimated value per share is determined by our board of directors, based on periodic valuations by independent third-party appraisers and qualified independent valuation experts selected by our advisor.

(3)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. There is no fee in connection with a repurchase of shares of our common stock.

The aggregate amount of repurchases under our share repurchase plan is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, if this amount is not sufficient to fund repurchase requests, subject to the 5.0% limitation outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for our shares of common stock.

Liquidity Strategy

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in greater value for our stockholders. It is anticipated that our board of directors will consider a liquidity event within five years after the completion of our offering stage; however the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering stage.

Our board of directors may consider an internalization of management services in connection with a listing of shares of our common stock on a national securities exchange. We do not intend to pay any compensation or other remuneration to our advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our advisor or our sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our advisor or our sponsor for such services and reimburse our sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

Investment Company Act Considerations

We believe we conduct our operations so that neither we, our operating partnership nor any of the subsidiaries of our operating partnership are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

We are organized as a holding company that conducts its business primarily through our operating partnership and its subsidiaries. We believe neither we, our operating partnership nor any of the subsidiaries of our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we, our operating partnership nor any of the subsidiaries of our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly- or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company business of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and the subsidiaries of our operating partnership will each comply with the 40% test as we intend to invest primarily in real property, rather than in securities, through our wholly- or majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly- or majority-owned subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exception provided by Section 3(c)(5)(C), we will classify our investments based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exception. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exceptions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our, our operating partnership’s or any of our subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of “investment company” provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

Remaining outside the definition of investment company or maintaining compliance with Investment Company Act exceptions limits our ability to make certain investments. To the extent that the SEC or its staff provides more specific or different guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We do not intend to take advantage of these exemptions.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Apartment REIT, Inc.

General Investment Risks

We have a limited operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on May 22, 2014 with our acquisition of the Villages at Spring Hill Apartments. We and our advisor have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history.

From inception through December 31, 2014, we have experienced annual net losses and may experience similar losses in the future.
From inception through December 31, 2014, we incurred a net loss of $11,927,099. We cannot assure you that we will be profitable in the future or that we will recognize growth in the value of our assets.

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It will therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase plan but it is limited in terms of the amount of shares that stockholders may sell to us each quarter. Our board of directors can amend, suspend, or terminate our share repurchase plan upon 30 days’ notice. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain. As a result, you should purchase shares of our common stock only as a long-term investment, and you should be prepared to hold your shares for an indefinite period of time.

This is a “blind pool” offering; therefore you will not have the opportunity to evaluate our investments before we make them.

We own 12 multifamily properties composed of 3,794 apartment homes. However, other than assets described in this prospectus, we have not yet identified any specific real estate assets to acquire using the proceeds of this offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments before we make them. You must rely on our advisor and our board of directors to implement our investment strategy and policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase plan. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share repurchase plan may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. No shares may be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares. We will repurchase shares of our common stock pursuant to our share repurchase plan at a discount from the current offering price per share of our common stock based upon how long such shares have been held. Following the date we publish an estimated value per share of our common stock, shares will be repurchased at a price based upon such estimated value per share. Due to the fact that the per share amount paid by us to repurchase shares will typically exceed the net proceeds we received in connection with the sale of such shares, the repurchase of shares pursuant to our share repurchase plan will have a dilutive effect on our existing stockholders.

Our share repurchase plan contains certain limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the share repurchase plan limits the number of shares to be repurchased during any calendar year to no more than (1) 5.0% of the weighted average number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase plan and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase plan, you may be forced to do so at a discount to the purchase price you paid for your shares. See “Description of Capital Stock—Share Repurchase Plan.”

The amount of distributions we make is uncertain. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. If we fund distributions from financings or the net proceeds of this offering, we will have fewer funds available for investment in properties than if our distributions came solely from cash flow from operations and your overall return may be reduced. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions, but we may determine to use net proceeds of this offering when borrowings are not available or if our board of directors determines it is appropriate to do so. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. We may also fund such distributions with the deferral by our advisor, in its sole discretion, of fees payable under the advisory agreement. New investors will be diluted to the extent that we make distributions in excess of our current and accumulated earnings and profits prior to the time that such investors acquire shares of our common stock.

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders.”

We have and may continue to pay distributions from the proceeds of our initial public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions. Of the $1,615,207 in total distributions we paid during the period from our inception through December 31, 2014, including shares issued pursuant to our distribution reinvestment plan, all such amounts were funded from offering proceeds. Until we make substantial investments, we may continue to fund distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

We established the offering price of our shares of common stock on an arbitrary basis and it may not accurately represent the value of our assets. Therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

Our board of directors arbitrarily determined the offering price for shares of our common stock. This offering price for shares of our common stock has not been based on appraisals of any assets we may own. Our board of directors may, but is not under any obligation to, revise the price at which we offer shares of our common stock to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated value per share and any other factors that our board of directors deems relevant. Therefore, the offering price established from time to time for shares of our common stock may not accurately represent the current value of our assets at any particular time and may be higher or lower than the actual value of our assets. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated value per share in connection with changing the offering price of our shares.

Our success is dependent on the performance of our advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The recent economic recession and accompanying credit crisis negatively impacted the value of commercial real estate assets, contributing to a general slowdown in the real estate industry. The failure to achieve a sustained economic recovery or a renewed economic downturn could result in continued reductions in overall transaction volume and size of sales and leasing activities that our advisor and its affiliates have recently experienced, and would put downward pressure on our advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.

We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager, for this offering. These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties and may reduce cash available for investment.

A portion of the offering price from the sale of our shares will be used to pay fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. In addition, the full offering price paid by stockholders will not be invested in properties. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis. Therefore, the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock, have no firm commitment or obligation to purchase any of the shares of our common stock and may choose to emphasize other REIT products over our offering. If we raise substantially less than the maximum offering amount in this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments we own, the geographic regions in which our properties are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment strategy, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds and make investments would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering is dependent, in part, on the ability of the dealer manager to retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Steadfast Capital Markets Group, LLC, which we refer to as “Steadfast Capital Markets Group” or our “dealer manager.” Steadfast Capital Markets Group only has experience acting as a dealer manager for one public offering in addition to ours. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to retain key employees and to establish, operate and maintain a network of licensed securities broker-dealers and other agents. The success of the dealer manager depends in large part on the services of James A. Shepherdson, a manager of the dealer manager, and Philip D. Meserve, manager, president and chief executive officer of the dealer manager. The loss of the services of either of these individuals could harm our ability to raise capital. If the dealer manager is unable to retain qualified employees and build a sufficient network of broker-dealers for this offering, we may not be able to raise adequate proceeds to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Non-listed REITs have been the subject of scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA, the SEC and certain States. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-listed REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

Our securities, like other non-listed REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC, the States and FINRA, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-listed REITs, and accordingly we may face increased difficulties in raising capital in this offering. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting to our management.

A cybersecurity incident and other technology disruptions could negatively impact our business.
We use technology in substantially all aspects of our business operations. We also use mobile devices, social networking, outside vendors and other online activities to connect with our residents, suppliers and employees of our affiliates. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including residents’ and suppliers’ personal information, private information about employees, and financial and strategic information about us. If we fail to assess and identify cybersecurity risks associated with our operations, we may become increasingly vulnerable to such risks. Additionally, the measures we have implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.
We may not provide stockholders with an estimated value per share of our common stock until a date that is no later than 150 days following the second anniversary of breaking escrow in our initial public offering. Therefore, you will not be able to determine the true value of your shares on an ongoing basis during this offering.

We are required to publicly disclose an estimated value per share of our common stock on a date that is no later than 150 days following the second anniversary of breaking escrow in our initial public offering, or July 26, 2016. Therefore, you will not be able to determine the true value of your shares on an ongoing basis until such time as we establish an estimated value per share. Our estimated value per share will be based upon valuations of all of our assets by independent third-party appraisers and qualified independent valuation experts recommended by our advisor and approved by our board of directors. Our estimated value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arm’s-length transaction, if our shares were actively traded or if we were liquidated.
The actual value of shares that we repurchase under our share repurchase plan may be substantially less than what we pay.
Under our share repurchase plan, shares currently may be repurchased at varying prices depending on (1) the number of years the shares have been held, (2) the purchase price paid for the shares and (3) whether the redemptions are sought upon a stockholder’s death or disability. The current maximum price that my be paid under our share repurchase plan is $15.00 per share, which is the current offering price of our shares of common stock in this offering (ignoring purchase price discounts for certain categories of purchasers). This reported value is likely to differ from the price at which a stockholder could resell his or her shares. Thus, if we repurchase shares of our common stock at $15.00 per share, the actual value of the shares that we repurchase may be less, and the repurchase could be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because our charter does not require our listing or liquidation by a specified date, you should be prepared to hold your shares for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. It is anticipated that our board of directors will consider a liquidity event within five years after the completion of our offering stage; however the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering stage. Because our charter does not require us to pursue a liquidity event by a specified date, you should be prepared to hold your shares for an indefinite period of time.

The percentage of our organizational and offering costs as a percentage of gross offering proceeds may be higher if we raise less than the maximum offering amount in the primary offering.

We reimburse our advisor for organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We estimate that our organizational and offering costs will be approximately 1.9% of gross offering proceeds if we raise the maximum of $1,000,000,000 in the primary offering. If we raise less than the maximum offering amount, our organizational and offering costs as a percentage of gross offering proceeds will likely increase from these estimates and the percentage of offering proceeds available for investment will decrease accordingly. Additionally, the percentages expressed above are only estimates and there is no guaranty that we will not incur organizational and offering costs in excess of such estimates. To the extent that our organizational and offering expenses are greater than anticipated, the amount of offering proceeds available for investment will be reduced which may have an adverse effect on our results of operations and our ability to pay distributions to our stockholders.

If we internalize our management functions, we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and hire our advisor’s personnel. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent. See “Description of Capital Stock—Business Combination with Our Advisor.” While we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our funds from operations would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing multifamily properties could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, our advisor has identified a pipeline of properties that we may purchase with the proceeds of this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into suitable investments.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.

United States and global financial markets have experienced extreme volatility and disruption in recent years. There has been a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts, and increased borrowing by governmental entities. The recent turmoil in the capital markets resulted in constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire properties, increases in capitalization rates and lower property values. Recently, capital has been more available and the overall economy has begun to improve. However, the failure of a sustained economic recovery or future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. In addition, if potential purchasers of properties have difficulty obtaining capital to finance property acquisitions, capitalization rates could increase and property values could decrease. Current economic conditions greatly increase the risks of our investments. See “—Risks Related to Investments in Real Estate” below.

Events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit, which could have an adverse effect on our business and our results of operations.

The failure of large U.S. financial institutions in 2009 and the resulting turmoil in the U.S. financial sector had a negative impact on the terms and availability of credit within the United States. The tightening of the U.S. credit markets resulted in a lack of adequate credit. Some lenders continue to impose more stringent restrictions on the terms of credit, including shorter terms and more conservative loan-to-value underwriting than was previously customary. The negative impact of the tightening credit markets may limit our ability to finance the acquisition of properties on favorable terms, if at all, and may result in increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our real estate will be adversely affected.

The net proceeds of this offering will be used for investments in properties and for payment of operating expenses, various fees and other expenses. During the initial stages of our offering, we may not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our multifamily properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

We report modified funds from operations, or MFFO, a non-GAAP financial measure.

We report modified funds from operations, or MFFO, a non-GAAP financial measure, which we believe to be an appropriate supplemental measure to reflect our operating performance.

Not all public, non-listed REITs calculate MFFO the same way, so comparisons of our MFFO with that of other public, non-listed REITs may not be meaningful. MFFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering where the price of a share of common stock is a stated value and there is no regular net asset value determination during the offering stage and for a period thereafter. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we will use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of MFFO accordingly.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if indemnification rights were not granted.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the existing holders of our common stock.

Our stockholders do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are classified as common stock with a par value of $0.01 per share, 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, and 1,000 shares are classified as convertible stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor for an aggregate purchase price of $1,000. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer or (3) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of our advisory agreement for cause, all of the shares of the convertible stock will be redeemed by us for $1.00. See “Description of Capital Stock—Convertible Stock.” Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

Our board of directors has adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, restricted or deferred stock units, performance awards or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.

Certain features of our long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in the offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, an affiliate of our sponsor may be entitled to conversion of the shares of our convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock (except for changes that do not materially and adversely affect the holders of the convertible stock). In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

We may change our targeted investments and investment guidelines without our stockholders’ consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and our wholly- and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after our public offering ends.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that most of our assets will be held through wholly- or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly- or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. The SEC or its staff may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of investment company provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives, Strategy and Policies—Investment Company Act Considerations.”

Risks Related To Conflicts of Interest

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of our advisor and, to a significant degree, upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and allow our advisor to earn increased acquisition fees, investment management fees and property management fees;

•	real property sales, since the investment management fees and property management fees payable to our advisor and its affiliates will decrease; and

•	the purchase of assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional acquisition fees, investment management fees and property management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees, investment management fees and property management fees will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders.

Our dealer manager will not perform an independent due diligence review in connection with this offering.

Because the dealer manager, Steadfast Capital Markets Group, is an affiliate of our sponsor, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation by our dealer manager increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We may compete with Steadfast Income REIT and other affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete for investment opportunities with Steadfast Income REIT, a public, non-listed REIT sponsored by our sponsor that also focuses its investment strategy on multifamily properties located in the United States. Steadfast Income REIT terminated its initial public offering on December 20, 2013. Steadfast Income REIT may engage in future public offerings for its shares, including, but not limited to, a public offering of shares pursuant to its distribution reinvestment plan. Even if Steadfast Income REIT is no longer publicly offering its shares of common stock, Steadfast Income REIT may have funds, including proceeds from the sale of assets, available for investment. Although Steadfast Income REIT is the only investment program currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT or any other program affiliated with our sponsor for investments, our sponsor will face potential conflicts of interest and there is a risk that our sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us. In addition, certain of our affiliates currently own or manage multifamily properties in geographical areas in which we expect to own multifamily properties. As a result of our potential competition with Steadfast Income REIT and other affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we do.

Our sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as we do. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers serve as directors and officers of investment entities sponsored by our sponsor and its affiliates, including Steadfast Income REIT. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to affiliates of our advisor than to us.

In addition, we may compete with affiliates of our advisor for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Because other real estate programs sponsored by our sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Steadfast Capital Markets Group, the affiliated dealer manager of our sponsor and the dealer manager for this offering, served as the dealer manager for Steadfast Income REIT’s public offering. Other future programs that our sponsor may decide to sponsor may seek to raise capital through public or private offerings conducted concurrently with this offering. As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsor will be raising capital and which might compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares.

The fees we pay to affiliates in connection with our public offering and in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our property managers, the dealer manager and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related To Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in multifamily properties will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our residents;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	competition from other residential properties;

•	the inability or unwillingness of residents to pay rent increases;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	the severe curtailment of liquidity for certain real estate related assets; and

•	rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of multifamily properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the multifamily properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our multifamily properties decreases, we may be forced to dispose of the properties at a price lower than the price we paid to acquire our properties, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

A concentration of our investments in the apartment sector may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.

Our property portfolio is comprised solely of multifamily properties. As a result, we will be subject to risks inherent in investments in a single type of property. Because our investments are in the apartment sector, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment sector could be more pronounced than if we had more fully diversified our investments. If our investments are concentrated in a particular state or geographic region, and such state or geographic region experiences economic difficulty disproportionate to the nation as a whole, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, could be more pronounced than if we had more fully diversified our investments geographically.

The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In addition to general, regional and national economic conditions, our operating results are impacted by the economic conditions of the specific markets in which we have concentrations of properties. As of December 31, 2014, of our $274,564,250 of real estate assets, 53.7% was located in the Atlanta, Georgia metropolitan area, 16.4% was located in the Austin, Texas metropolitan area, 14.6% was located in the Colorado Springs, Colorado metropolitan area and 10.1% was located in the Indianapolis, Indiana metropolitan area. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue, and hence net operating income.

We depend on residents for our revenue, and therefore, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the residents of our properties to generate enough income to pay their rents in a timely manner. A substantial number of non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the residents of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Residents’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our residents’ ability to make rental payments. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

In order to attract residents, we may be required to expend funds for capital improvements and apartment renovations when residents do not renew their leases or otherwise vacate their apartment homes. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

A property that experiences significant vacancy could be difficult to sell or re-lease.

A property may experience significant vacancy through the eviction of residents and/or the expiration of leases. Certain of the multifamily properties we acquire may have some level of vacancy at the time of our acquisition of the property and we may have difficulty obtaining new residents. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

We will compete with numerous other persons and entities for real estate investments.

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Competition from other multifamily communities and housing alternatives for residents could reduce our profitability and the return on your investment.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy (caused by declining mortgage interest rates and government programs to promote home ownership) could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies.

We expect to implement a “value-enhancement” strategy for approximately 60% of the total apartment homes we acquire. Our value enhancement strategy involves the acquisition of under-managed, stabilized apartment communities in high job and population growth neighborhoods and the investment of additional capital to make strategic upgrades of the interiors of the apartment homes. These opportunities will vary in degree based on the specific business plan for each asset, but could include new appliances, upgraded cabinets, counter tops and flooring. Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, possible borrowings necessary to fund such costs, and ultimately that the repositioning process may not result in the higher rents and occupancy rates anticipated. In addition, our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-enhancement multifamily properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Multifamily properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Multifamily properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

Additionally, we may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment homes or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire apartment communities in locations that experience increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find residents to lease apartment homes in our apartment communities;

•	force us to lower our rental prices in order to lease apartment homes in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•
that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•
the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse may be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Our multifamily properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily properties are subject to real and personal property taxes, as well as excise taxes, that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or costly premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our multifamily properties against casualty losses. The nature of the activities at certain properties we may acquire, may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, tornadoes, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to our stockholders.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the Housing for Older Persons Act, or HOPA, the Fair Housing Act, or FHA, or certain state regulations, which may affect cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, any such properties must comply with the FHA and HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Risks Associated with Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the market for real estate-related assets, which may negatively impact our investments in real-estate related assets.

We may invest in real estate-related assets backed by multifamily properties. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. In recent years, concerns pertaining to the deterioration of credit in the residential mortgage market have adversely impacted almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Future instability in the financial markets or weakened economic conditions may negatively impact investments in such real estate-related assets.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions and other factors that impact the commercial real estate underlying the mortgage loans, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels, economic conditions affecting real estate values and other factors that impact the value of the underlying real estate. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties decrease, our risk will increase because of the lower value of the security associated with such loans.

Our investments in real estate-related assets may be illiquid, and we may not be able to reallocate our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase would be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to reallocate our portfolio in response to changes in economic and other conditions may be relatively limited.

Risks Associated With Debt Financing

We will incur mortgage indebtedness and other borrowings that may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We have financed a portion of the purchase price of our multifamily properties by borrowing funds. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debt or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before depreciation and amortization. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow in excess of the borrowing limitations in our charter if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

Certain debt levels will cause us to incur higher interest charges, which would result in increased debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will generally be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders could be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

The interest we pay on our debt obligations reduces our cash available for distributions. Utilization of variable rate debt, combined with increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions and operating policies, and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We have and may continue to use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax and applicable state and local income taxes on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income and net capital gain, we will be subject to federal corporate income tax on the undistributed income or gain.

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and we do not qualify for a statutory safe harbor, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in the latter situation, we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with a safe harbor available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. Our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations—Taxation of Steadfast Apartment REIT, Inc.—Requirements for Qualification—General.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT status.

To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Non-U.S. investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity”.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under certain Internal Revenue Code provisions, known as FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI, for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we commenced operations on May 22, 2014 and have a limited operating history;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	our ability to raise proceeds in this offering;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to successfully identify and acquire multifamily properties on terms that are favorable to us;

•	our ability to secure resident leases for our apartment communities at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•
the fact we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and other affiliates of our advisor;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	changes in interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of proceeds from the primary offering and our distribution reinvestment plan. The table assumes we sell (1) the midpoint of $500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Shares of our common stock are being offered in the primary offering to the public at $15.00 per share and issued pursuant to our distribution reinvestment plan at $14.25 per share. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,000,000,000 in the primary offering or the entire $100,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,000,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. Sales commissions and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying sales commissions, the dealer manager fee and our organization and offering expenses, we will use the net proceeds of the primary offering to invest in properties and to pay fees to our advisor for the acquisition of our investments. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase plan.

Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Midpoint Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%	$1,100,000,000	100.00%
Less Offering Expenses:
Sales Commissions	35,000,000	7.00	70,000,000	7.00	70,000,000	6.36
Dealer Manager Fee	15,000,000	3.00	30,000,000	3.00	30,000,000	2.73
Organization and Offering Expenses(1)	14,050,000	2.81	18,692,232	1.87	18,692,232	1.70
Estimated Amount Available for Investments(2)	$435,950,000	87.19%	$881,307,768	88.13%	$981,307,768	89.21%
Less:
Acquisition Fees(2)(3)	4,316,337	0.86	8,725,819	0.87	9,715,918	0.88
Acquisition Expenses(3)	5,328,811	1.07	10,772,617	1.08	11,994,961	1.09
Estimated Amount Invested in Targeted Investments(3)(4)	$426,304,852	85.26%	$861,809,332	86.18%	$959,596,889	87.24%

(1)
Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing our company, data processing fees, advertising and sales literature costs, transfer agent costs and bona fide out-of-pocket due diligence costs. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of the gross proceeds from the primary offering.

(2)
This table excludes debt proceeds. To the extent we fund investments with debt, as we expect, the total amount of funds used for investment and the amount of acquisition fees will be proportionately greater.

(3)
The estimated amounts available for investments will also be used to pay acquisition expenses, such as legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 4.5% of the contract purchase price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on multifamily properties which are not acquired, exceed 4.5% of the aggregate contract purchase price in all multifamily properties acquired by us. We expect acquisition expenses will constitute 1.08% of net proceeds of our primary offering. Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(4)
We do not anticipate establishing a general working capital reserve out of the proceeds of this offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

MULTIFAMILY PROPERTY MARKET OVERVIEW
Overview

The multifamily housing sector continues to be an important part of the real estate market, and we believe it is likely to experience positive gains over the next three years and beyond. The U.S. apartment market has experienced a strong recovery, evidenced by the steady drop in vacancies between 2009 and 2014. During the same period, annual effective rent growth averaged 3.9% per year according to Axiometrics Inc., or Axiometrics, an independent provider of apartment data and research. Axiometrics has reported that the upward trend in the apartment market has been powered by historically low levels of supply and moderate job growth. Increasing demand relative to limited supply has been driven primarily by young adults who previously lived at home or with roommates but are now re-entering the real estate market and from mature adults that are selling their homes and turning to apartments as a lifestyle choice. Although we believe the multifamily sector will grow over the long-term, an increase in supply over the short-term will generate growth rates that are more consistent with historical averages than with the robust growth rates that we have seen over the last five years.

We anticipate that the increase in demand for apartments presents attractive near-term and longer-term investment opportunities in the multifamily sector. We believe that established apartments represent the most attractive type of investment within the multifamily sector. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We believe that established apartment communities are well positioned for the current economic and anticipated demographic trends. Further, these assets offer the potential for relatively higher yields than newer apartments.

Performance and Metrics

Apartment vacancy stood at 5.2% in 2014, continuing to improve from the 5.5% vacancy rate in 2013. Between 2015 and 2019, vacancy rates are expected to average 5.3%. Effective rent grew by 4.5% in 2014, which is approximately 230 basis points higher than the long-term average. Between 2015 and 2019, rental rates are expected to grow by an annual average of 3.5%. The graph of rent growth below shows how the reduction in new supply in the period from 2009 to 2012 was coupled with increasing absorption, which led to strong rent growth. Axiometrics also predicts a gradual growth pattern, based upon favorable trends, new supply and market stabilization, which is anticipated to lead to a steady growth rate for at least the next five years.

U.S. APARTMENTS SUPPLY AND DEMAND FUNDAMENTALS

New Supply
Absorption
Vacancy
Rent Growth
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
(100,000)
(200,000)
9.0%
7.0%
5.0%
3.0%
1.0%
-1.0%
-3.0%
-5.0%
-7.0%
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015F
2017F
2019F

Sources: Axiometrics Inc. [Feb 2015], U.S. Census [1997-2014]

The Demand Outlook

Employment

While job growth is expected to increase over the next five years, we expect it will accelerate more gradually than the rate of growth experienced during previous economic recoveries. In 2014, more than 2.85 million jobs were added to the economy for an annual growth rate of 2.1%. During 2015, Axiometrics estimates that job gains will average 242,400 jobs per month for a total of 2.91 million jobs. Over the next five years, the estimate is for an annual average of 2.46 million jobs per year. The following chart illustrates our expectation that job growth will remain steady but slower than previous economic recoveries.

U.S. JOB GAIN (‘000) AND GROWTH (%)

Job Gain ('000)
Job Growth (%)
4,000
3,000
2,000
1,000
0
-1,000
-2,000
-3,000
-4,000
-5,000
-6,000
-7,000
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-6.0%
1Q97
1Q98
1Q99
1Q00
1Q01
1Q02
1Q03
1Q04
1Q05
1Q06
1Q07
1Q08
1Q09
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15F
1Q16F
1Q17F
1Q18F
1Q19F

Sources: Axiometrics Inc. [Feb 2015], U.S. Bureau of Labor Statistics [1Q97-4Q14]

Concerns over the U.S. debt and deficit and slower global growth primarily in European Union countries and China may impact the forecasts in the table above and result in a slower recovery than observed in past economic recoveries.

Homeownership

After an unprecedented housing boom and the resulting bust, existing home sales rebounded and reached a seasonally adjusted rate of 4.93 million in 2014, a slight decrease of 3.1% from 2013 according to National Association of Realtors, or NAR. NAR also reported that in 2014, median existing home prices increased by 6.0%. Between 2015 and 2019, Axiometrics predicts that median existing home prices will increase by 5.2% per annum.

MEDIAN HOME PRICE GROWTH (%) AND HOUSING MONTHS OF SUPPLY

Median Home Price Growth
Housing MOS
14%
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
-12%
-14%
-16%
12
11
10
9
8
7
6
5
4
3
2
1
0
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015F
2016F
2017F
2018F
2019F

Sources: Axiometrics Inc. [Feb 2015], U.S. Census, NAR [1990-2014]

Despite the solid home sales in 2014, the homeownership rate fell to 64.0% in the fourth quarter of 2014, about 120 basis points below the fourth quarter of 2013, constituting among the lowest rates of homeownership since 1997, according to Axiometrics. As evidenced in the table below, a gradual rise in the rate of homeownership is expected as the economy steadily improves. The projections show that the increasing homeownership rate will still remain below the long-term average during the five-year forecast period.
U.S. HOMEOWNERSHIP RATE

Homeownership Rate (%)
LTA
70
69
68
67
66
65
64
63
62
61
1Q05
3Q05
1Q06
3Q06
1Q07
3Q07
1Q08
3Q08
1Q09
3Q09
1Q10
3Q10
1Q11
3Q11
1Q12
3Q12
1Q13
3Q13
1Q14
3Q14
2015F
2017F
2019F

Sources: Axiometrics Inc. [Feb 2015], U.S. Census [1Q05-4Q14]

Although seemingly counterintuitive, we believe an increase in the single-family homeownership growth rate bodes well for multifamily housing. In other words, an increase in homeownership is indicative of broader economic growth and stability, which should lead to additional job creation and promote demand for apartments. Furthermore, we believe consumers’ housing preferences will remain skewed in favor of renting over buying through at least 2019. This prediction is based upon stringent lending practices for residential mortgages, the damaged credit history of consumers from the last recession, college debt and higher credit score requirements, which will act as a headwind to a more robust recovery in the homeownership rate.

Housing Bubble and Recovery

The housing bubble of 2002 to 2006 had an unequal effect on markets in the United States. Each Metropolitan Statistical Area, or MSA, experienced different rates of growth in home sales, prices and inventory. As a result, markets experiencing a slower recovery had larger numbers of foreclosed homes. In areas where foreclosed homes were prevalent, foreclosed properties had the potential to be added to the market’s rental inventory. Consequently, in these areas, the apartment market might have been negatively impacted. However, foreclosures have been on the decline around the country and should have less of an impact on the apartment market going forward.

U.S. MILLENNIALS HOMEOWNERSHIP RATE AND COLLEGE DEBT

Homeownership Rate (Age Group 25-34 Year Old)
% Share of College Debt to All HH Debt
50%
49%
48%
47%
46%
45%
44%
43%
42%
41%
40%
39%
38%
37%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014E
2015F
2016F
2017F
2018F
2019F
Sources: Axiometrics Inc. [Feb 2015], Census, Federal Reserve Bank of NY [2003-3Q14]

Further, the downturn in the housing market during the last recession altered the way homebuyers have traditionally viewed the single-family market. Moving forward, we believe the decision to buy a house will result more from changes in lifestyle, rather than from an increase in personal finances. Within the prime renter age group of 20 to 34 year olds, people are waiting longer to marry and to have children. These renters also desire more mobility and an urban lifestyle, rather than being saddled with a suburban home.

In addition, recent college graduates are facing increased student debt that they will carry into their prime homebuying years. According to the Institute for College Access and Success, in 2013, seven in ten (69%) graduating seniors at public and private nonprofit colleges had student loans. These borrowers owed an average of $28,400 in federal and private loans combined, up 2% compared to their peers in 2012, making it more difficult to qualify for a mortgage or to save for the necessary down payment for a single-family home. Studies disagree, however, on whether increased student debt is a major cause of millennials reluctance or inability to purchase a home.

A report by John Burns Real Estate Consulting estimated that 8% fewer homes were sold in 2014 than would normally be sold were it not for the increased student debt load carried by recent graduates. On the other hand, an April 2013 report by the Federal Reserve Bank of New York showed a declining proportion of borrowers with home-secured debt by age 30 for both student debt-ladened and non-student debt-ladened borrowers. A third report by Goldman Sachs concluded that the amount of student debt is the main determinant whether to buy a home or not. They found that debt levels above $50,000 lowered one’s chances of buying a home but that overall, college graduates had a better homeownership rate than non-graduates.
Changing Demographics

The current demand for apartment housing has been fueled by the growth of “Millennials” (also referred to as “Generation Ys” or “Echo-Boomers”), the offspring of the “Baby Boomers.” Generally born between 1981 and 1992, an estimated 57 million “Millennials” are between the ages of 20 and 34 years old. This segment is expected to grow by 2.4 million per year during the six years and will reach 74.9 million by 2019. We believe that this demographic trend will have a favorable impact on multifamily investments and drive additional demand for rental apartment homes as “Millennials” come of age, graduate from college, enter the work force and create new renter households. Since many of these “Millennials” will take entry-level positions as they enter the workforce, they are more likely to rent established apartments rather than brand new or luxury apartments. This should increase the demand of established apartments relative to demand for newer apartments.

Besides “Millennials”, another factor that impacts demand for the apartment sector is the aging “Baby Boomers” that are becoming “empty nesters” as their grown children move out and establish their own households (often as renters). The costs and demands of owning a home that is suddenly more space than they need propels them to sell and often downsize to an apartment that features unit and community amenities similar to what they had in their home or neighborhood. Luxury features such as granite or marble countertops, stainless steel appliances, hardwood flooring, island kitchens, coffee bars and wine storage are becoming more common in new developments.

Not all empty nester baby boomers will be able to afford the Class A apartment homes. Individuals in this demographic that didn’t save enough for retirement may accelerate their decision to sell in order to move to an affordable established Class A minus or Class B property that still affords them some level of comfort and security. The chart below indicates that the renter household growth trend for the younger, more active portion of baby boomers (55-64 year olds) is increasing at a faster rate in the forecast period through 2019 than the other major demographic categories. Numerically, the 55-64 year old demographic leads in forecast gains as well with an estimated increase of 902,000 households compared to 826,000 for the 25-34 year olds.
U.S. RENTER HOUSEHOLDS BY AGE GROUP (‘000)

25-34 Year Olds
35-44 Year Olds
45-54 Year Olds
55-64 Year Olds
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
2,503
2,717
3,172
4,156
5,298
6,020
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014F
2015F
2016F
2017F
2018F
2019F

Sources: Axiometrics Inc. [Feb 2015], Census [1995-2013]

The Supply Outlook

Between 2009 and 2012, the growth rate within the apartment development industry was sluggish in comparison to the boom years during the late 1990s. The development of new apartment buildings, defined as the construction of buildings with at least five units per building, dropped precipitously from 270,000 in 2009 to 100,000 in 2010. As a result, the supply rate increased only marginally, by 0.5% annually from 2010 to 2012, as compared to historical average annual increases of 1.4% experienced between 1997 and 2013. During 2014, apartment inventory grew by 5.0%, 10 basis points above the average annual long-term inventory growth. Total new supply in 2014 of 330,000 units was close to the annual average prior to the Great Recession. However, the new development projects currently underway are largely concentrated in select but geographically diverse markets; namely New York, Houston, Dallas, Los Angeles, Seattle, Washington D.C., Atlanta and Austin.

By the end of 2015, development of new apartment properties is expected to continue increasing more broadly and to encompass a more generalized suburban sector. As urban development slows, Axiometrics forecasts completions in the five or more units per building category of more than 372,000 units in 2015, 12.4% more than in 2014. By comparison, annual completions averaged 312,000 per year from 1997 to 2009 and almost 327,000 per year from 2005 to 2009. Over the next five year period (2010 to 2014) completions averaged 185,800 per year for a shortfall of about 126,000 units per year. The apartment industry is still playing catch up to the shortfall of apartments experienced during the Great Recession.

After 2015, Axiometrics believes that the development of new apartments will slow until investors and developers see new supply absorbed and market conditions recalibrated. With construction and labor costs rising now and Class A rental rates moderating, many of the planned projects are no longer feasible at the current levels of rent and may not commence construction, mitigating the possibility of oversupply. The first chart in this overview illustrates that while the new supply of apartment communities is expected to increase, its impact on occupancy and rent growth is expected to be minimal.

U.S. NEW APARTMENT SUPPLY

New Supply
LTA New Supply
Inventory Growth
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
-
2.0%
1.8%
1.6%
1.4%
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015F
2017F
2019F

Sources: Axiometrics Inc. [Feb 2015], U.S. Census [1997-2014]

Impact on Multifamily Asset Classes

The increase in new supply between 2014 and 2015 is expected to impact each multifamily asset class similarly but to differing degrees. The following chart demonstrates the effective rental growth rate for each multifamily asset class and how the increase in new supply may impact the projected growth rates for each class.

U.S. APARTMENTS EFFECTIVE RENT GROWTH BY CLASS

A
B
C
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015F
2016F
2017F
2018F
2019F

Source: Axiometrics Inc. [Feb 2015]

Middle class resident apartment homes, or Class B properties, at the national level, continue to post some of the best annual effective rent growth rates — 5.7% in 2014. Blue-collar and low-to-middle income apartment homes, or Class C housing, have experienced moderate growth increases, in the range of 4.6% annually.

Going forward, rent growth for each asset class should moderate from their current high points and remain positive. Class A property rent growth is forecast to dip below Class B and Class C property rent growth but rebound after 2016 when new supply slows.

The following chart illustrates the occupancy rates for each multifamily asset class and how the increase in new supply may impact the projected occupancy rates for each class.

U.S. APARTMENT OCCUPANCY BY CLASS

A
B
C
96%
95%
94%
93%
92%
91%
90%
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015F
2016F
2017F
2018F
2019F

Source: Axiometrics Inc. [Feb 2015]

Based on the preference of investors and developers for targeting high end properties, Class A properties have historically had a greater amount of interest and resulting higher occupancy than Class B or Class C properties. However, beginning in 2011 and continuing through 2014, Class A occupancy plateaued or decreased somewhat as operators of luxury apartments raised rents aggressively, forcing some residents to relocate to Class B or Class C properties.

Looking ahead, the increase in inventory of new Class A supply in 2015 will negatively impact annual growth rates in occupancy and increase vacancy rates. As a result, it is anticipated that the occupancy rate of Class A properties will decrease to 94.6% by the end of 2015. Meanwhile, Class B and C properties saw occupancy rates increase in 2014 by 20 and 70 basis points, respectively. Despite the upward trend in rental growth rates, occupancy rates will moderate in 2015 after reaching a peak during 2014. More people who were formerly living in Class A properties will continue to transition to Class B and Class C properties. Once supply slows during the latter half of 2016, Class A properties are once again expected to lead in occupancy and rental growth rates.

Conclusion

The apartment sector is firmly within the growth phase of the real estate cycle, having completed a fifth consecutive year of solid rent growth. The differences, or spreads, between the ten year U.S. Treasury and apartment capitalization rates are at historic highs; with the Treasury bill, or T-bill, reaching 1.8% by the end of 2014. For institutional-quality assets, the capitalization rate was recorded at 5.2% during 2013 and stood at 5.0% during 2014. With the U.S. Treasury rate expected to remain low over the next two years compared to historical levels, it is unlikely that capitalization rates will rise much. Even with a rise in the risk-free rate, as projected between 2015 and 2017, it is likely that the spread will narrow as investors remain interested in the apartment market investment, allowing capitalization rates to remain compressed. The chart below demonstrates the historical spreads between T-bill and apartment capitalization rates.

U.S. HISTORICAL SPREAD BETWEEN CAP RATE AND T-BILLS

Spread Between Market Value Weighted Apt Cap Rate and T-Bills (Bps.)
LTA Spread (Bps.)
Cap Rate Minus 10Y T-Bills, In Bps.
400
300
200
100
0
-100
-200
-300
2Q88
1Q89
4Q89
3Q90
2Q91
1Q92
4Q92
3Q93
2Q94
1Q95
4Q95
3Q96
2Q97
1Q98
4Q98
3Q99
2Q00
1Q01
4Q01
3Q02
2Q03
1Q04
4Q04
3Q05
2Q06
1Q07
4Q07
3Q08
2Q09
1Q10
4Q10
3Q11
2Q12
1Q13
4Q13
3Q14

Sources: Axiometrics Inc. [Feb 2015], NCREIF [1988-4Q14], FRB [1988-4Q14]

Because apartments are the first property type to have transitioned from the recovery into growth, commercial real estate investors have widely recognized the apartment market as the best-performing sector during the last three years. Due to the housing market downturn, apartments benefited from a shortage in supply amid an increasing demand, which resulted in a sharp recovery in income and asset value appreciation as reported by the National Council of Real Estate Investment Fiduciaries, or NCREIF. NCREIF reported that total annual returns peaked in early 2011, averaging near 20%. Nonetheless, according to expected apartment market fundamentals, the average for the five-year period between 2015 and 2019 is expected to yield total returns of 10.2%, higher than the 9.0% long-term average return on multifamily property market investments. The chart below illustrates that we expect the total return from apartments will be moderate, yet remain above the long-term average.

U.S. APARTMENT TOTAL RETURN

Ann Apartment Total Return
LTA
25%
22%
19%
16%
13%
10%
7%
4%
1%
-2%
-5%
-8%
-11%
-14%
-17%
-20%
Total Return
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015F
2016F
2017F
2018F
2019F

Sources: Axiometrics Inc. [Feb 2015], NCREIF [1998-2014]

We believe that the stabilization of the housing market and the continued growth of the U.S. economy will have a positive impact on the apartment market fundamentals. We believe the increase of the “Millennials” and shifts in housing preferences by the “Baby Boomer” demographic will promote demand for apartment housing and construction of new properties will slow to allow the market to absorb existing inventory. We believe that net operating incomes will continue to increase at relatively stable rates, with the likelihood of older, established apartments outpacing the luxury segment. Consequently, established apartments represent the strongest investment segment of the market on a relative basis as compared to newer, luxury apartments.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our investment objectives are to:

•	realize capital appreciation in the value of our investments over the long term; and

•	pay attractive and stable cash distributions to stockholders.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.

Investment Strategy

We intend to use the net proceeds of this offering to continue to invest in and manage a diverse portfolio of multifamily properties located in targeted markets throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation for our investors. The majority of our properties will be established, well-positioned, institutional-quality apartment communities with existing strong occupancies and consistent rental revenue, intended to provide a potential source of stable income to investors. We believe that established apartments represent the most attractive type of investment within the multifamily housing sector. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We believe that established apartment communities are well positioned for the current economic and anticipated demographic trends. For approximately 60% of our portfolio, we intend to execute a “value-enhancement” strategy, whereby we will acquire under-managed assets in high-demand neighborhoods and will invest additional capital to reposition the properties with the intention of increasing both average rental rates and occupancy. We intend to improve the performance of our properties upon purchase by instituting superior operational standards and improved management practices. Criteria for targeted markets include high employment rates with strong anticipated job growth, limited competitive inventory, positive demographic trends, and proximity to major employment centers. Although our primary focus will be the acquisition of multifamily properties, we may also selectively acquire debt collateralized by multifamily properties and securities of other companies owning multifamily properties, which we collectively refer to as real estate-related assets.

Multifamily Portfolio Investment Characteristics

We expect to acquire a portfolio of properties that is diversified in terms of geography. However, the number and mix of properties acquired will largely depend upon real estate market conditions and other circumstances existing at the time properties are acquired. We do not expect our portfolio to be diversified by property type as we expect much of our portfolio to be invested in multifamily properties. In pursuing our investment objectives and selecting our real property investments, our advisor will consider a number of factors, including, but not limited to, the following:

•	positioning our overall portfolio to achieve diversity by geography;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the investment is located;

•	regional, market and property specific supply and demand dynamics;

•	transaction size and projected property-level leverage;

•	physical condition of the property and the need for capital expenditures;

•	property location and positioning within its sub-market;

•	design characteristics of the property;

•	types and duration of leases related to the property;

•	adequacy of parking and access to public transportation;

•	income-producing capacity of the property;

•	opportunities for capital appreciation based on property repositioning, operating expense reductions and other factors;

•	potential to otherwise add value to the property;

•	risk characteristics of the investment compared to the potential returns and availability of alternative investments;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	other factors considered important to meet our investment objectives.

Our ability to achieve a diversified portfolio depends greatly on the amount of proceeds raised in this offering. We are not limited as to the geographic area in which we may conduct our operations, however we intend to focus on investments in the United States. We are not specifically limited in the number or size of properties we may acquire, or in the percentage of net proceeds of this offering that we may invest in a single property.

Multifamily Properties

We intend to invest in a diversified portfolio of multifamily properties throughout the United States. Our investments will include established, stable, income-producing multifamily properties and under-managed multifamily properties that offer value-enhancement opportunities through renovation and repositioning, all of which we believe will produce an attractive and consistent level of income and appreciation for our investors.

We will seek to acquire apartment communities with 100 or more units and values greater than $10,000,000 located in urban and suburban areas throughout the United States. As a result, we may target larger properties with prices well in excess of the minimum target cost, but generally plan to pursue acquisition of properties valued at $10,000,000 to $50,000,000. This price range will allow us to benefit from economies of scale, and may also enable us to better diversify risk across investments and geographic submarkets. We may also pursue opportunities to acquire large portfolios in desirable geographic locations.

Some of the multifamily properties we may acquire may be mixed-use projects, typically with ground floor retail space. Retail space is generally more valuable as an amenity to apartment residents rather than having a significant positive impact on cash flow. Therefore, underwriting for ground floor retail will likely assume limited if any net rental income unless the property has historically generated substantial income from the retail portion or in properties which the retail space is leased to regional or national residents with strong balance sheets or guarantees.

Stabilized Properties

We intend to focus on apartment communities that are in desirable locations, are well constructed, and that produce immediate, stable income. We will generally seek to acquire properties that possess physical occupancy rates between 90% and 95%. We may undertake property-level capital improvements (including unit improvements) at our stabilized properties, but generally not the type that require relocation or disruption of existing residents for more than 24 hours.

We intend to diversify our multifamily housing investments by acquiring various types of apartment communities. For example, we anticipate that a portion of the multifamily portfolio will be comprised of workforce housing and age-restricted housing. We believe these types of apartment communities tend to have stable occupancy and strong growth potential.

Workforce Housing. We may invest in apartment communities that offer rental rates that are affordable for households earning between 60% and 120% of median income within a geographic area. Workforce housing generally appeals to gainfully employed community workers, such as teachers, nurses, firefighters and office workers, who are not yet able to afford single family homes. Workforce housing meets an essential community need, tends to be located close to employment centers and is generally family-oriented with larger-sized apartment homes and child-friendly amenities. We believe that investing in workforce housing is desirable due to its stable occupancy levels and returns, as well as its social value.

Age-Restricted Housing. We may invest in age-restricted housing communities, which are apartment communities with amenities and floor plans designed to meet the needs of the growing senior population. Age-restricted properties generally require that all residents be 62 years of age or older, or that 80% of occupied apartment homes have at least one person who is 55 years of age or older. All such properties will comply with applicable federal, state and local laws and regulations. Our age-restricted properties will typically offer appropriate amenities and organized activities for active retired or soon to be retired residents, but will not provide meals, healthcare or similar services beyond the scope of normal rental apartment services.

Value-Enhancement Properties

We will seek to acquire certain properties that we identify as value-enhancement opportunities, which we expect to comprise approximately 60% of our portfolio. These investments will allow us to enhance good properties to create better ones by initiating strategic value-enhancement repositioning and capital improvement projects. The frequency and extent of these opportunities will be determined on a case-by-case basis.

These opportunities will vary in degree, but generally will employ the following methodology:

•	purchase valuable, but somewhat under-managed, communities from sellers who are not realizing the potential of these properties;

•	renew and revitalize communities with aesthetic improvements and strategic upgrades;

•	reposition assets in their markets to attract higher-paying residents; and

•	sell assets at a premium due to increased cash flow and property quality.

Underwriting Process

We will utilize our advisor’s expertise in underwriting multifamily property investments to evaluate potential real estate opportunities and determine whether an apartment community satisfies our acquisition criteria. Our advisor and affiliates have more than 20 multifamily professionals with key members of management averaging approximately 20 years of experience in various phases of the multifamily real estate investment process, including credit review, real estate underwriting, legal structuring and pricing. In analyzing potential multifamily investment opportunities, our advisor will review all aspects of a transaction with a focus on the following five factors:

•	target location selection;

•	individual property review;

•	income and expense analysis;

•	capital improvement planning; and

•	green initiatives.

Target Location Selection: Our primary acquisition criterion for our multifamily property investments is location. When determining what markets to target, some of the key characteristics we will seek include: stabilized employment rates with strong anticipated job growth; limited multifamily inventory or new product based upon historical norms and market occupancy; positive demographic trends with appreciable population growth; and MSAs that are within close proximity to medical centers, universities or state and federal government offices.

Once we have identified a market that we believe has fundamentals for long-term success, we will then transition our focus to where a specific apartment property is located within its community, relative to job centers, hospitals, entertainment, transportation and competing properties.

Selected locations could include, but not be limited to:

•	revitalized neighborhoods within densely populated urban centers;

•	downtown, upscale buildings supported by strong business districts;

•	municipalities with restrictive development policies, thus limiting future competitive supply;

•	areas with higher-than-average job growth projections;

•	markets where per-unit construction costs are significantly higher than per-unit acquisition costs for similar properties; and

•	“Green Forward” communities attractive to increasingly eco-conscious renters.

The purchase price of an investment will be underwritten to account for the location and condition of the property. Generally, we expect to pay higher purchase prices with respect to properties in markets that meet all, or a majority of, the characteristics set forth above or properties with stable operations.

We will generally avoid markets with the following characteristics, regardless of whether the property meets the criteria noted above: (1) lack of economic diversity; (2) historical median income growth significantly below the United States average; (3) markets with supply/demand imbalances; and (4) markets with significant seasonal fluctuations in tenancy.

Target the Right Residents: We intend to target key demographic groups exhibiting higher-than-average propensities to rent. These groups include, but are not limited to:

•	Young professionals (primarily in the “Millennials” demographic group, age 20 to 34), who value geographic mobility and career flexibility over home ownership;

•	Retirees, especially those who are either disinclined or unable to maintain their own homes; and

•	Displaced homeowners, who desire the amenities of home ownership but are otherwise priced out of that market due to tightened lending standards or personal financial burdens.

We believe that specific property types are uniquely positioned to capitalize on key components of demographic and economic growth that impact apartment rental markets. These properties include:

•	For young professionals and students, downtown loft conversions, urban in-fill and business-district residential towers;

•	For retirees, independent senior living facilities; and

•	For displaced homeowners, high-amenity suburban communities, townhomes and family-friendly apartment homes with at least two bedrooms and garages.

Offer Amenities that Attract and Retain Residents: Common to all of the groups described above is the desire for amenities that elevate their living experience from a mere apartment unit to a home. Such amenities include:

•	Community centers/club houses;

•	Pools or hot tubs;

•	Expansive landscaped common areas (in suburban locations);

•	Pet-friendly policies;

•	Fitness centers;

•	Covered parking/garages;

•	Gated entries; and

•	Dedicated on-site maintenance staff.

We refer to properties with the features described above as “lifestyle” communities, and we believe these communities are best positioned to attract market rent-paying residents. By operating a quality property with a degree of exclusivity relative to nearby competing properties, we believe we can maintain a high demand over time and therefore maximize rents.

Individual Property Review: When evaluating a particular multifamily property investment opportunity, our advisor will complete several detailed property evaluations, including but not limited to:

•	title and legal review;

•	property condition assessments;

•	environmental site assessments; and

•	appraisal and market studies.

Our advisor will also evaluate the position of each potential property acquisition as compared to other competitive properties in the sub-market. By focusing on the underlying strengths and weaknesses of each property, we expect to more accurately anticipate future performance.

Income and Expense Analysis: In addition to evaluating physical and economic occupancy, income and expense growth and controllable operating expenses of potential multifamily property investments, our advisor intends to place particular emphasis upon large non-controllable expenses in evaluating multifamily properties, in particular, property taxes, water and sewer charges and common area electricity. In addition, our advisor may evaluate natural gas use, which can also be a key non-controllable expense for multifamily properties where the owner pays the cost of water heating.

An analysis of local property taxes will be critical for all investments given that most taxing jurisdictions throughout the United States are actively pursuing ways to increase revenues. Our advisor intends to work with property tax evaluation consultants to analyze and manage property taxes throughout the portfolio. Property taxes can be readily forecast in some jurisdictions, such as California, where property tax increases are capped by current law (although there continues to be efforts to remove commercial properties from these caps). Other jurisdictions allow for annual reassessment with no limits on taxes. As a result, all properties will require individual analysis of potential tax liabilities.

Our advisor also intends to analyze utility sources, particularly electric and water, in order to estimate property-level utility costs, as these expenses are often the subject of environmental and judicial mandates that result in expenses increasing at rates substantially greater than general rates of inflation. Due to prolonged drought in parts of the Western United States, this region has experienced extraordinary water rate increases, which were implemented to drive down demand for water use.

Capital Improvement Planning: To ensure that each of the properties we acquire continues to produce attractive levels of rental income during the period in which we anticipate owning the asset, a comprehensive capital improvement plan and long-term capital budget will be prepared for each property prior to the purchase of the property. Improvements and renovations will be based on the quality and current condition of the asset being purchased. Before implementation of the capital improvement plan for an asset, our advisor will utilize the following three-step approach to determine an adequate budget. First, for improvements other than value-enhancement renovations, we intend to engage a qualified, third-party engineer to assess the physical condition of each property and its mechanical services; often completed in conjunction with lender due diligence. Second, we will review the third party report and independently conduct a more detailed evaluation of the property and its potential physical needs. Finally, we will evaluate the proposed improvements to ascertain whether the planned improvements will enable the property to remain competitive in the market and generate maximum rental income.

In addition to ensuring that any improvements are completed successfully, our advisor will rely on the three step approach outlined above to complete a long-term capital needs assessment. We believe that this assessment can help us manage cash flow to provide for future capital improvements. We believe that making ongoing capital improvements at each asset will facilitate the property’s ability to generate consistent and stable cash flow.

Green Initiatives: We intend to focus on green initiatives that are cost beneficial to each property. As a matter of practice, we will use the following guidelines in the rehabilitation, repair and maintenance of our apartment properties:

•	paint with low volatile organic compound (VOC) levels;

•	flooring that is recyclable or made from recycled fibers;

•	high efficiency or compact fluorescent lighting in common areas;

•	lighting timers and sensors installed in property offices and common areas;

•	toilets, faucets and shower heads fitted with water saving devices;

•	where possible, water usage will be individually metered or allocated;

•	apartment appliances, HVAC systems, water heating or boiler systems and windows and doors upgraded as necessary with systems and materials meeting current energy efficiency requirements;

•	voice over IP phone systems to minimize the number of phone lines and eliminate most long distance charges; and

•	green product guidelines for sourcing cleaning and maintenance supplies.

Each of these green initiatives must reduce operating costs, provide for stable operating costs on an ongoing basis and have an acceptable payback period in order to be included in the proposed property improvements. In addition, we may consider solar retrofits if the cost-benefit analysis, financial incentive packages and financing options for undertaking those improvements are attractive for purposes of the investment.

Real Estate-Related Assets

We may also selectively acquire debt collateralized by multifamily properties and securities of other companies owning multifamily properties. We expect that for any investment in real estate related-assets, the underlying real estate will generally meet our criteria for direct investment. The real estate-related assets we may invest in include, but are not limited to, first mortgages and other indebtedness secured by high-quality multifamily properties. We may also make equity investments in other real estate companies, especially when we consider it more efficient to acquire an entity that already owns assets meeting our investment criteria than to acquire such assets directly.

With over 28,000 apartment homes and a number of industrial, office and retail spaces acquired, developed or managed over the last decade, our sponsor and its affiliates have developed an extensive network of industry relationships, particularly within the multifamily sector. We believe that our sponsor’s exposure to these markets through its prior and current investments, combined with its extensive experience and contacts, will provide our advisor with an advantage in identifying holders of distressed loans and other investment opportunities for real estate-related assets.

If we determine to make investments in real estate-related assets, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of investments;

•	the diversification benefits of the real estate-related assets relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Other Property Investments

We intend to invest primarily in multifamily properties and we may also acquire real-estate related assets in which the underlying property is in the multifamily sector. We may, however, also make selective strategic acquisitions of other types of commercial properties that we determine are undervalued or will produce stable, secure income and increase in value over time. In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for multifamily investments, adapted as necessary to meet the unique characteristics of each property type.

General Investment Characteristics

The following sections relate generally to all property investments that may be considered by our advisor in identifying appropriate investments for us.

Form of Ownership

Our investments in multifamily properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through wholly-owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the multifamily properties, affiliates of our advisor or other entities. We may also obtain options to acquire real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Lease Terms

Consistent with the multifamily property focus, we anticipate that the leases we enter into for multifamily apartment homes will be for a term of one year or less. These terms provide us with maximum flexibility to implement rental increases when the market will bear such increases and may provide us with a hedge against inflation.

Due Diligence

Prior to acquiring a real property, our advisor or its affiliates, including our property manager, will undertake an extensive property and site review. Our advisor will typically also undertake a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Depending on the property to be acquired and terms agreed to, our advisor or its affiliate will obtain, evaluate and assess, as applicable, the following:

•	a list of the current residents at the property and the terms of their respective leases;

•	audited financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	historical net operating income data;

•	historical occupancy rates;

•	a schedule of historical, current year and projected future resident improvements, leasing commissions and capital expenditures;

•	historical and projected operating expenses;

•	current and historical data on real estate taxes and potential increases in real estate taxes over the projected term of the investment;

•	competitive rents in the same geographical area for similar properties;

•	historical, current year and projected future utility expenses;

•	service and vendor contracts, parking management agreements, ground lease and property management agreements;

•	existing property leases;

•
all appropriate environmental due diligence assessments and reports, including, but not limited to, a preliminary investigation comprised of record reviews, interviews and physical property inspections intended to identify areas of potential hazardous substance contamination on the property, commonly referred to as a “Phase I environmental site assessment,” and, if deemed necessary based upon the findings of the Phase I environmental site assessment, a second more thorough investigation involving the collection of original samples of soil, groundwater or building materials to test for various environmental contaminants, commonly referred to as a “Phase II environmental site assessment;”

•	an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	an independent roofing report;

•	title and liability insurance policies;

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evidence that the owner of the property has good and marketable title to the property and can transfer such title to us free and clear of claims on the property from third parties, with the exception of such liens and encumbrances on the property as are acceptable to our advisor;

•	surveys of the property;

•	for properties other than multifamily properties, a certification from each resident verifying, among other things, the material terms and status of the resident’s existing lease;

•	current and potential alternative uses of the property;

•
a comprehensive analysis of the value-enhancement potential, the design and planning of the value-enhancement project, and a market study of the economic viability of such value-enhancement project for investment committee approval; and

•	other documents and materials determined to be material or relevant to evaluation of the property.

Acquisitions from Affiliates

We are not precluded from acquiring properties, directly or through joint ventures, from our affiliates. All such transactions or investments will be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as described in “Conflicts of Interest—Conflict Resolution Procedures” and, generally, may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had developed the property. See “Risk Factors—Risks Related to Investments in Real Estate.”

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning or operating properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real property investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after our advisor and board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

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the management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture;

•	our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances; and

•	our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, rights of first refusal or forced redemption rights in connection with transfers.

Any joint ventures with our affiliates will result in certain conflicts of interest. See “Conflicts of Interest—Joint Ventures with Our Affiliates.”

Disposition Policies

We will generally acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise that could result in a shortened holding period for certain properties. Our advisor will develop an exit strategy for each investment we make in a property, which may be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. Our advisor will regularly perform a hold-sell analysis on each investment we make in a property to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods of time. We may sell a property before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors our advisor will consider when determining whether to dispose of a property include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the property has realized its expected total return;

•	benefits associated with disposing of the property and diversifying and rebalancing our investment portfolio;

•	the opportunity to pursue a more attractive investment;

•	compliance with REIT qualification requirements;

•	the opportunity to enhance overall investment returns through sale of the property;

•	the fact that the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	our advisor’s judgment that the value of the property might decline;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase plan; and

•	other factors that, in the judgment of our advisor, determine that the sale of the property is in our stockholders’ best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure you that this objective will be realized. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received from the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell properties to affiliates. While there is no minimum on the price we must receive in such transactions, a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Leverage

We use and intend to use leverage to provide additional funds to support our investments in properties. We believe that careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. After we have invested all of the net offering proceeds from this offering, we expect our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization and before deducting depreciation and amortization) and other real estate-related assets. For valuation purposes, the value of a property will equal its cost until such property is valued by an independent third-party appraiser or qualified independent valuation expert. In order to facilitate investments in the early stages of our operations, we expect to temporarily employ greater leverage in order to quickly build a diversified portfolio of assets. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual real estate property or portfolio of real estate properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. Borrowings under a line of credit may be used to fund acquisitions, to repurchase shares or for any other corporate purpose.

Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 75% target.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. However, we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not having a conflict of interest in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings are reviewed by our board of directors at least quarterly.

Liquidity Strategy

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in greater value for our stockholders. It is anticipated that our board of directors will consider a liquidity event within five years after the completion of our offering stage; however the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering stage.

Our board of directors may consider an internalization of management services in connection with a listing of shares of our common stock on a national securities exchange. If our board decides to internalize our management function, we may elect to negotiate to acquire our advisor’s assets and hire our advisor’s personnel. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent. We do not intend to pay any compensation or other remuneration to our advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our advisor or our sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our advisor or our sponsor for such services and reimburse our sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares after our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of repurchase requests under the share repurchase plan at the time could be an indicator of stockholder demand to sell their shares.

Investment Limitations

Our charter places certain limitations on us with respect to the manner in which we may invest our funds. We may not:

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, our sponsor or our affiliates;

•
acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly-owned subsidiaries of ours or (3) investments in securities, which we refer to as “asset-backed securities,” that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

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make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•
issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to our advisor, our sponsor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangements;

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invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property if, after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our tangible assets;

•	engage in securities trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

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invest in the securities of any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in publicly traded entities; or

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make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Change in Investment Objectives and Policies

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, such as the number, size, location and characteristics of the multifamily properties and real estate-related assets that we intend to acquire, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. However, our primary investment objectives of realizing capital appreciation in the value of our investments over the long term and paying attractive, stable cash distributions may only be amended if approved by a vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, the specific investment limitations set forth in our charter may only be changed pursuant to an amendment to our charter, which requires approval by the affirmative vote of a majority of all votes entitled to be cast on the matter. The investment limitations set forth in our charter are discussed under “—Investment Limitations” above.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, our operating partnership nor any of the subsidiaries of our operating partnership are required to register as an investment company under the Investment Company Act.

Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

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pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; or

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pursuant to Section 3(a)(1)(C), it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7), relating to private investment companies.

We are organized as a holding company that conducts its businesses primarily through our operating partnership and its subsidiaries. We believe neither we, our operating partnership nor any of the subsidiaries of our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we, our operating partnership nor any of the subsidiaries of our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly- or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

We believe that we, our operating partnership and the subsidiaries of our operating partnership do not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our wholly- or majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly- or majority-owned subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exception provided by Section 3(c)(5)(C), we will classify our investments based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exception. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exceptions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of “investment company” provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly- or majority-owned subsidiaries of our operating partnership.

Remaining outside the definition of investment company or maintaining compliance with Investment Company Act exceptions limits our ability to sell assets we would otherwise want to sell, or retain assets we would otherwise want to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate-related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor continually reviews our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.

We currently have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediately family), be associated with us, our advisor, our sponsor or any of our affiliates within the last two years before becoming a director and at such time an independent director may not (1) own any interest in, be employed by, have any material business or professional relationship with or serve as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serve as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates or (3) perform services (other than as an independent director) for us. We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience.

Each of our directors is elected by our stockholders and serves for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, successor directors will be elected by our stockholders. Each director is bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving our investments in properties;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our company and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for the repurchase of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their responsibilities require. Our directors meet quarterly or more frequently as necessary.

Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been ratified by a vote of the directors, including a majority of the independent directors. In addition, the independent directors have determined, and will determine from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and the dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our sponsor, our advisor or any of their affiliates.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	the additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Directors and Executive Officers

Our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Rodney F. Emery	64	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	61	Affiliated Director and President
Kerry D. Vandell	68	Independent Director
G. Brian Christie	68	Independent Director
Thomas H. Purcell	64	Independent Director
Kevin J. Keating	52	Treasurer
Ana Marie del Rio	61	Secretary

Rodney F. Emery has served as our Chairman of the Board since August 2013 and as our Chief Executive Officer since September 2013. Mr. Emery also serves as Chairman of the Board and Chief Executive Officer of Steadfast Income REIT, positions he has held since its inception in May 2009. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Steadfast Capital Markets Group. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.

Our board of directors, excluding Mr. Emery, has determined that Mr. Emery is qualified to serve as one of our directors due to the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing multifamily, hotel, office, industrial and retail real estate assets throughout the country.

Ella S. Neyland has served as our President since September 2013 and an affiliated director since August 2013. Ms. Neyland also serves as President and an affiliated director of Steadfast Income REIT, positions she has held since October 2012, and she served as an independent director of Steadfast Income REIT from October 2011 to September 2012. Ms. Neyland was a founder of Thin Centers MD, or TCMD, which provides medically supervised weight loss programs, in June 2010, and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor and an owner of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. While with Montecito Medical Investment Company, Ms. Neyland advised the company in the acquisition of 43 medical properties with over two million square feet of space in 13 states and advised the affiliate company, Montecito Property Company, in the acquisition of 8,300 apartments in 29 communities. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd., a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Our board of directors, excluding Ms. Neyland, has determined that Ms. Neyland is qualified to serve as one of our directors due to Ms. Neyland’s prior service as a director and as chief financial officer.

Kerry D. Vandell has served as one of our independent directors since August 2013. Dr. Vandell also serves as an independent director of Steadfast Income REIT, a position he has held since October 2012. Dr. Vandell currently serves as the Dean’s Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (UCI), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008. Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics. His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science. Dr. Vandell has researched and consulted extensively in the areas of real estate investment, urban/real estate/environmental economics, mortgage finance, housing economics and policy, and valuation theory and is principal in the consulting firm KDV Associates, providing expert testimony in major litigation matters internationally. He has also previously served as a board member for firms representing the commercial banking, REIT and shopping center sectors. Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and master’s degrees in Mechanical Engineering from Rice University. He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.

Our board of directors, excluding Dr. Vandell, has determined that Dr. Vandell is qualified to serve as one of our directors due to Dr. Vandell’s prior position as a finance professor and his real estate program experience.

G. Brian Christie has served as one of our independent directors since August 2013. Mr. Christie has practiced as an attorney in the real estate, corporate and banking fields since 1979. Mr. Christie currently serves as a principal of Christie Law Firm, a position he has held since 2005. From 1998 to 2005, Mr. Christie served as Chief Executive Officer of Liti Holographics, Inc., a 3-D optical technology company. From 1992 to 1997, Mr. Christie served as a Director, Executive Vice President and General Counsel of ARV Assisted Living, Inc., or ARV, a company which acquired, developed and operated multifamily apartments, senior apartments and assisted living apartments. While at ARV, Mr. Christie played an integral role in the listing of ARV on NASDAQ. Prior to joining ARV, Mr. Christie was a partner at the law firm of Good, Wildman, Hegness and Walley. Mr. Christie received a Bachelor of Arts from Calvary Bible College, a Master of Theology from Dallas Theological Seminary and a Juris Doctor from the University of Texas Law School. Mr. Christie is a member of the State Bar of California and the American Bar Association. Mr. Christie is also a licensed Real Estate Broker in the State of California.

Our board of directors, excluding Mr. Christie, has determined that Mr. Christie is qualified to serve as one of our directors due to Mr. Christie’s prior experience as a director and officer in the multifamily industry.

Thomas H. Purcell has served as one of our independent directors since August 2013. Mr. Purcell has been actively involved in the real estate development business since 1972. Since September 2009, Mr. Purcell has served as Chairman and Chief Executive Officer of the Curci Companies, a real estate investment company that owns and manages office, industrial and retail property throughout the western United States. From April 1998 to August 2009, Mr. Purcell was Co-Founder and President of Spring Creek Investors, LLC, a private equity capital business focused on real estate development. From 1996 to 1998, Mr. Purcell served as President of Diversified Shopping Centers, where he developed and managed neighborhood and community shopping centers. From 1977 to 1996, Mr. Purcell was Co-Founder and President of a shopping center development business that developed and renovated over four million square feet of retail shopping centers. Prior to 1977, Mr. Purcell was employed at a shopping center development company where he headed the development and construction management team and served as the controller. Since 2007, Mr. Purcell has been a board member of Bixby Land Company, a private industrial REIT, where he also chairs the investment committee and is a member of the audit and compensation committees. Mr. Purcell is a member of the International Council of Shopping Centers, or ICSC, and previously served as Western Division Vice President and on the Board of Trustees and Executive Committee of ICSC and was a trustee of the ICSC Educational Foundation. He formerly served as a board member of the California Business Properties Association and an advisory board member of Buchanan Street Partners and Western National Realty Fund. Mr. Purcell received a Bachelor of Science in Finance from the University of Southern California.

Our board of directors, excluding Mr. Purcell, has determined that Mr. Purcell is qualified to serve as one of our directors due to Mr. Purcell’s prior experience as an executive of real estate investment and development companies.

Kevin J. Keating has served as our Treasurer and the Chief Accounting Officer of our advisor since September 2013, where he focuses on the accounting function and compliance responsibilities for us and our advisor. Mr. Keating also serves as Treasurer of Steadfast Income REIT, a position he has held since April 2011. Mr. Keating served as the controller of Steadfast Income REIT from January 2011 to March 2011. Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young, LLP from 1988 to 1999. Mr. Keating holds a Bachelor of Science in Accounting from St. John’s University in New York, New York and is a certified public accountant.

Ana Marie del Rio has served as our Secretary since September 2013. Ms. Del Rio also serves as Secretary and Compliance Officer of Steadfast Income REIT, positions she has held since its inception in May 2009. Ms. del Rio also serves as the Chief Operating Officer for Steadfast Companies. Ms. del Rio manages the Human Resources, Information Technology and Legal Services Departments for Steadfast Companies and is responsible for risk management and company-wide communications. She also works closely with Steadfast Management Company, Inc. in the management and operation of Steadfast Companies’ residential apartment homes. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California.

Our directors and executive officers will serve until their successors are elected and qualified. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our advisor. See “—Our Advisor” below.

Committees of Our Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our board of directors, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee. Our board of directors does not intend to form a compensation committee as we have no employees.

Audit Committee

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee assists our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The audit committee is currently comprised of three directors, Kerry D. Vandell, G. Brian Christie and Thomas H. Purcell, all of whom are independent directors. Kerry D. Vandell serves as the chairman of the audit committee and has been designated as the audit committee’s financial expert.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee will consider and approve (a) any non-audit services provided by an independent auditor and (b) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting.

Investment Committee

The investment committee has (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The investment committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the investment committee are Rodney F. Emery, G. Brian Christie and Thomas H. Purcell, with Mr. Emery serving as the chairman of the investment committee.

With respect to investments, the investment committee has the authority to approve all acquisitions, developments and dispositions of real estate and real estate-related assets consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our total assets as of the date of investment.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, may be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

We pay each of our independent directors an annual retainer of $55,000, pro-rated for a partial term, plus the audit committee chairperson will receive an additional $10,000 annual retainer, pro-rated for a partial term. Each independent director will receive $2,500 for each in-person meeting of our board of directors attended, $1,500 for each in-person committee meeting attended as a committee member and $1,000 for each board or committee telephonic meeting in which such independent director participates (not to exceed $4,000 for any one set of meetings attended on any given day). Our independent directors may elect to receive the meeting fees and annual retainer to which they are entitled in shares of our common stock with an equivalent value. All of our directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers or an officer of an affiliate, we will not pay any compensation to such person for services rendered as a director.

Our board of directors has approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan and is described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors was entitled to receive 3,333 shares of restricted common stock in connection with the initial meeting of the full board of directors, subject to us raising the $2,000,000 minimum offering amount. On February 27, 2014, we raised more than $2,000,000 in gross offering proceeds in our public offering and each independent director received his initial grant of 3,333 shares of restricted stock. Going forward, each new independent director that joins our board of directors will receive 3,333 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 1,666 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control.

We have provided below certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash in 2014	All Other Compensation(1)	Total
G. Brian Christie(2)	$76,000	$74,985	$150,985
Thomas H. Purcell(2)	75,000	74,985	149,985
Kerry D. Vandell(2)	85,000	74,985	159,985
Ella S. Neyland(3)	—	—	—
Rodney F. Emery(3)	—	—	—
_________________

(1)
The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted under our independent directors’ compensation plan computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)	Independent Directors.

(3)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Long-Term Incentive Plan

Our board of directors has adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “—Compensation of Executive Officers and Directors”).

Our long-term incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to directors, officers, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our common stock on the date of grant.

Our board of directors or a committee of our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized and reserved 1,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, all outstanding options and awards granted under the long-term incentive plan will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards granted under the long-term incentive plan, upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will be deemed to have been earned based on target or actual performance (depending on the time during the performance period in which the date of termination occurs). Unless otherwise provided in an award certificate or any special plan document governing an award, upon a change of control (as defined in the long-term incentive plan), with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason, then (1) all of that participant’s outstanding options and other awards that may be exercised will become fully exercisable, (2) all time-based vesting restrictions on that participant’s outstanding awards will lapse, and (3) the payout level under all of that participant’s outstanding performance-based awards will be deemed to have been earned based on target or actual performance (depending on the time during the performance period in which the date of termination or resignation occurs).

Unless otherwise provided in an award certificate or any special plan document governing an award, upon a change of control (as defined in the long-term incentive plan), with respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, (1) all outstanding options and awards granted under the long-term incentive plan will become fully exercisable, (2) all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control, and (3) the payout level under all outstanding performance-based awards will be deemed to have been earned based on target or actual performance (depending on the time during the performance period in which the change of control occurs).

In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to a participant’s awards will be deemed to be wholly or partially satisfied. Our board of directors may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time, including upon a liquidity event. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors’ and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them, or hold them harmless for loss or liability suffered by us, only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•
the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We are externally managed and advised by Steadfast Apartment Advisor, LLC, a limited liability company formed in the State of Delaware on August 22, 2013 and a subsidiary of our sponsor. The office of our advisor is located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor is managed by the following individuals:

Name	Age	Position
Rodney F. Emery	64	Chief Executive Officer
Ella S. Neyland	61	President
James A. Shepherdson	62	Vice President
Kevin J. Keating	52	Treasurer
Ana Marie del Rio	61	Secretary

Mr. Emery will have primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on Messrs. Emery and Keating and Mses. Neyland and del Rio, see “—Directors and Executive Officers” above.

James A. Shepherdson serves as the Vice President of our advisor, a position he has held since September 2013. Since August 2011, Mr. Shepherdson has also served as a director of Steadfast Income REIT. Mr. Shepherdson has served as a member of the Board of Managers of Steadfast Capital Markets Group, LLC since February 2011 and has worked in the investment industry for over 30 years. Mr. Shepherdson also serves as a Manager of Crossroads Advisors and its parent, Crossroads Capital Group, LLC, since April 2011. Mr. Shepherdson served as President of Retirement Services and Senior Executive Vice-President of AXA Equitable Life Insurance Company, or AXA Equitable, from August 2005 to March 2011. Mr. Shepherdson had overall responsibility for AXA Equitable’s retirement and annuity business, which included wholesale distribution through AXA Distributors, the company Mr. Shepherdson co-founded in 1996. While serving as President and Chief Executive Officer of AXA Equitable Distributors from August 2005 to March 2011, Mr. Shepherdson oversaw over $30 billion in sales. From September 2009 to November 2011, Mr. Shepherdson also served as Chairman of AXA Life Europe and Chief Executive Officer of AXA Global Distributors, where he distributed proprietary annuity products through global and national banking institutions throughout Europe. Mr. Shepherdson served as President and Chief Executive Officer of John Hancock Funds, a vertically integrated mutual fund company from May 2004 to July 2005. Mr. Shepherdson served as co-Chief Executive Officer of MetLife Investors from April 2000 to June 2002. Mr. Shepherdson received a Master of Business Administration degree, with honors, and a Bachelor of Science in Business Administration from the University of Southern California. Mr. Shepherdson holds FINRA Series 22, 26, 39 and 6 licenses.

The Advisory Agreement

Under the terms of our advisory agreement, our advisor uses its best efforts to present to us investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to our advisory agreement, our advisor and its affiliates manages our day-to-day operations and performs other duties including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	preparing all marketing materials to be used in our offering;

•	coordinating bona fide due diligence in connection with our offering;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent;

•	performing services for us in connection with a listing of our shares on a securities exchange or a sale or merger of our company; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

The term of the advisory agreement is for a one year term ending December 13, 2015, subject to renewals upon mutual consent of our advisor and our independent directors for an unlimited number of successive one year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement. Under the terms of the advisory agreement, neither we nor our advisor are required to provide advance notice prior to a non-renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and all outstanding shares of our convertible stock will convert to shares of our common stock. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see “Management Compensation.” That section also describes our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments. In the sole discretion of our advisor, our advisor may elect to have certain fees paid in cash, in shares of our common stock, or a combination of both.

Our sponsor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us.

Holdings of Shares of Common Stock and Convertible Stock

Our sponsor has invested $202,500 in us through the purchase of 13,500 shares of our common stock. Our sponsor may not sell these shares for so long as one of its affiliates serves as our advisor. Our advisor has contributed $1,000 in exchange for 1,000 shares of our convertible stock. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Our Dealer Manager

Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, serves as the dealer manager for this offering. Our sponsor currently owns all of the outstanding membership interests of Steadfast Capital Markets Group. Mr. Emery, our chief executive officer and chairman of the board, serves on the Board of Managers of Steadfast Capital Markets Group. Philip D. Meserve serves as president and chief executive officer of Steadfast Capital Markets Group. The dealer manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus. For a detailed discussion of the fees payable to our dealer manager under the dealer manager agreement, see “Management Compensation.”

The following provides biographical information on Mr. Phillip D. Meserve, president, chief executive officer and member of the Board of Managers of our dealer manager.

Phillip D. Meserve, 64, joined Steadfast Capital Markets Group as president and chief executive officer in February 2011. He has overall responsibility for the sales and marketing of Steadfast Companies’ alternative investment products and has supervisory responsibility for Steadfast Capital Markets Group. With more than 25 years of experience in the investment industry, Mr. Meserve has comprehensive experience in the sales and distribution of life and annuity products, mutual funds and private placements through institutional and financial intermediaries. Mr. Meserve was part of the team that successfully launched and developed the distribution organizations for both MetLife Investors and Fidelity Investments and subsequently oversaw the ascension of these companies to a top five position within their respective markets. From October 2005 to February 2011, Mr. Meserve served as a senior vice president of business development at AXA Distributors LLC where he had overall responsibility for the sales of variable annuities to more than 650 broker dealers. During his tenure with AXA, Mr. Meserve oversaw $25 billion in annual variable annuity sales, making AXA a top five ranked annuity company in the United States. Mr. Meserve is also principal of Crossroads Capital Group, LLC. Mr. Meserve received a Bachelor of Science in Business from Kansas State College and attended the Financial Services College at the Wharton School of Business. He holds his FINRA 6, 7, 24, 26 and 63 licenses.

Our Property Manager

Certain of our multifamily properties are managed and leased by Steadfast Management Company, Inc., our property manager. We pay our property manager a market-based fee equal to a percentage of the monthly gross revenues of each property owned by us for property management services that are usual and customary for the type of property in the geographic location of the property. In determining the market-based property management fee, our advisor surveys brokers and agents in the area in which the property is located. This survey may be conducted informally by our advisor based upon its experience and contacts in the applicable real estate market. The property management fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that the fee is fair and reasonable in relation to the services being performed. Our property manager may subcontract with a third-party property manager and will be responsible for supervising and compensating such third-party property manager and will be paid a fee of 1% of gross revenues for such services.

Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property managed, which may include, but is not limited to, on-site managers and building and maintenance personnel. The property manager is reimbursed for all costs associated with property personnel, including but not limited to compensation, benefits administration, information technology, infrastructure, licenses and support, training services and other out-of-pocket expenses incurred on behalf of the property. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity. We do not reimburse our property manager for general overhead costs, as these expenses are included in the fees paid to our property manager.

Our Construction Manager

Certain capital improvements and our renovation/value-enhancement projects at our multifamily properties are managed and/or monitored by our construction manager, Pacific Coast Land & Construction, Inc., an affiliate of our sponsor. We pay our construction manager or another affiliate of our sponsor a separate fee for services rendered for construction management and/or improvement oversight services at our multifamily properties. For all projects acquired after October 15, 2014, such fees will be in an amount equal to 8% of the total cost of the project; provided, however, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor manages our day-to-day affairs and our portfolio of investments. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including the dealer manager, in connection with our organization, this offering and our operations, assuming we sell the midpoint of $500,000,000 and the maximum of $1,000,000,000 in shares in the primary offering and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan. Unless a form of payment or distribution is specifically provided for in our advisory agreement, our advisor may, in its sole discretion, elect to have any fees paid, in whole or in part, in cash or shares of our common stock.

Type of Compensation and Recipient(1)	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold

Organizational and Offering Stage

Sales Commission(2)—Dealer Manager
7.0% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to our distribution reinvestment plan. The total amount of all items of compensation from any source payable to our dealer manager and the participating broker-dealers will not exceed 10% of the gross proceeds from our primary offering.
$35,000,000/$70,000,000

Dealer Manager Fee(2)—Dealer Manager
3.0% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to our distribution reinvestment plan.
$15,000,000/$30,000,000

Organization and Offering Expenses(3)—Advisor and Affiliates
We will reimburse our advisor for organization and offering costs it may incur on our behalf, either directly or through contract services provided by our affiliates, including Crossroads Advisors, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 2.8% or 1.9% of the gross proceeds from the primary offering if we raise the midpoint or the maximum offering amount, respectively.
$14,050,000/$18,692,232

Type of Compensation and Recipient(1)	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold

Operational Stage

Acquisition Fees(4)—Advisor
1.0% of the cost of the investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e., value-enhancement) of any real property or real estate-related asset acquired. The acquisition fee shall be calculated including acquisition expenses and any debt attributable to such investments.
$4,316,337/$8,725,819 (assuming no leverage) $10,726,097/$21,683,661 (assuming leverage of 60% of the value of our investments)

Acquisition Expenses—Advisor
In addition to the acquisition fee payable to our advisor, we reimburse our advisor for costs incurred in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close). Total acquisition fees and expenses (including any loan coordination fee) relating to the purchase of an investment may not exceed 4.5% of the contract price for the property (as defined in NASAA REIT Guidelines) unless such excess is approved by our board of directors, including a majority of our independent directors.
Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Investment Management Fees(5)—Advisor
We will pay our advisor a monthly investment management fee equal to one-twelfth of 1.0% of the cost of our investments in properties and real estate-related assets. For the purposes of the investment management fee, the cost of our investments is calculated by including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.
Actual amounts depend upon the aggregate cost of our investments and therefore cannot be determined at this time.

Other Operating Expenses(6)—Advisor
Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. We do not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees, loan coordination fees or disposition fees and we do not reimburse for the employee costs our advisor pays to our executive officers.
Actual amounts recorded are dependent upon the amount of services provided and the 2%/25% limitation described in this prospectus, and therefore cannot be determined at this time.

Type of Compensation and Recipient(1)	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Property Management Fees—Property Manager
We will pay our property manager a percentage of the monthly gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property is equal to the percentage of gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. Our property manager may subcontract with third party property managers and is responsible for supervising and compensating those third party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.

Actual amounts depend upon the gross revenue of the properties and customary property management fees in the region in which properties are located and the property types acquired, and therefore cannot be determined at this time.

Other Fees—Construction Manager
We will pay our construction manager or its affiliate separate fees for construction management or construction oversight services rendered in connection with capital improvements and renovation or value-enhancement projects. For all projects acquired after October 15, 2014, such fees will be in an amount equal to 8.0% of the total cost of the project; provided, however, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.
Actual amounts depend upon the actual amount of capital improvements and renovations, and, therefore, cannot be determined at this time.

Loan Coordination Fee—Advisor or its Affiliate
We will pay our advisor or its affiliate a loan coordination fee equal to 1.0% of the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or real estate-related asset.

In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of property or a real estate-related asset), we will pay our advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt refinanced.
Actual amounts depend upon the financing or refinancing secured, and therefore cannot be determined at this time.

Type of Compensation and Recipient(1)	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Independent Directors’ Compensation Plan—Independent Directors(7)
Under our independent directors’ compensation plan, each of our current independent directors was entitled to receive 3,333 shares of restricted common stock in connection with the initial meeting of the full board of directors, subject to us raising the $2,000,000 minimum offering amount. On February 27, 2014, we raised more than the minimum offering amount of $2,000,000 in gross offering proceeds and each independent director received his initial grant of 3,333 shares of restricted common stock. Going forward, each new independent director that joins our board of directors will receive 3,333 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 1,666 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control. See “Management — Compensation of Executive Officers and Directors” and “Management — Long-Term Incentive Plan.”
Actual amounts depend upon awards actually granted, and therefore cannot be determined at this time.

Liquidity Stage

Disposition Fees(8)—Advisor or its Affiliate
If our advisor or its affiliate provides a substantial amount of services in connection with the sale of a property or real estate-related asset, as determined by a majority of the independent directors, our advisor or its affiliate will earn a disposition fee up to one-half of the brokerage commissions paid, but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold.
Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Type of Compensation and Recipient(1)	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Convertible Stock—Advisor
We have issued 1,000 shares of our convertible stock to our advisor, in exchange for $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange, or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, each share of the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock—Convertible Stock.”
Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

(1)
Our advisor may elect, in its sole discretion, to have any of the fees payable to advisor paid in cash, in shares of our common stock, or a combination of both. For the purposes of the payment of such fees in shares of our common stock, prior to the termination of our offering stage, each such share will be valued at the then-current public offering price of shares of our common stock minus the maximum allowed selling commissions and dealer manager fee. At all other times, each share will be valued at a price equal to the most recently determined estimated value per share.

(2)
The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(3)
Organization and offering expenses include all expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing our company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with our offering. Any such reimbursement will not exceed actual expenses incurred by our advisor. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. In addition, to the extent we do not pay the full sales commissions or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our dealer manager to attend seminars conducted by broker-dealers and, in special, cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA. The estimated organization and offering expenses are based upon the prior experience of the management of our advisor and a review of public filings of other non-listed REITs.

(4)
Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 4.5% of the contract purchase price. Under our charter, a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 4.5% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

(5)
We pay our advisor an investment management fee to compensate our advisor for the overall management of our portfolio, which services include, but are not be limited to, the following: (i) serving as our investment and financial advisor and obtaining certain market research and economic and statistical data in connection with our investments and investment objectives and policies; (ii) monitoring applicable markets and obtaining reports, where appropriate, concerning the value of our investments; (iii) monitoring and evaluating the performance of our investments, providing daily investment management services and performing and supervising the various investment management and operational functions related to our investments; (iv) formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our investments on an overall portfolio basis; (v) overseeing the performance by the property manager of its duties and conducting periodic on-site property visits to some or all of our properties; (vi) coordinating and managing relationships between us and any joint venture partners; and (vii) providing financial and operational planning services and investment portfolio management functions, including, without limitation, the planning and implementation of policies and procedures for establishing our estimated per share value and obtaining appraisals and valuations with respect to our investments.

(6)
Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year, to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the greater of 2% of our average invested assets, or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Within 60 days after the end of any fiscal quarter for which there are excess expenses which our independent directors conclude were justified and reimbursable to our advisor, we will send written notice of such fact to our stockholders, together with an explanation of the factors our independent directors considered in determining that such excess expenses were justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of our board of directors.

(7)
We have adopted a long-term incentive plan, which authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to directors, officers, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under our independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan). See “Management Compensation of Executive Officers and Directors” and “Management Long-Term Incentive Plan” for more information about our long-term incentive plan and our independent directors’ compensation plan.

(8)
No disposition fee will be paid for securities traded on a national securities exchange. In connection with the sale of securities not traded on a national securities exchange, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above. Our charter limits the maximum amount of the disposition fees payable to our advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 1.0% of the contract sales price.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our sponsor and its affiliates, some of whom serve as our executive officers and directors. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act on behalf of our stockholders. The material conflicts of interest are discussed below.

Our Affiliates’ Interests in Other Steadfast Affiliates

General

Our sponsor is part of the Steadfast Companies, which is a group of integrated real estate investment, management and development companies that have sponsored 41 privately offered prior real estate programs and one public, non-listed REIT, Steadfast Income REIT, Inc. See “Prior Performance Summary—Our Sponsor.” On July 9, 2010, Steadfast Income REIT commenced its initial public offering of up to $1,500,000,000 in shares of common stock to the public and $150,000,000 in shares of common stock pursuant to its distribution reinvestment plan. Steadfast Income REIT terminated its initial public offering on December 20, 2013. It is possible that Steadfast Income REIT or other programs sponsored by our sponsor may engage in future public offerings of securities during which our offering is also ongoing.

Our executive officers, two of our directors and the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers or key professionals of our sponsor, the dealer manager and other affiliated entities, including Steadfast Income REIT. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us and our stockholders. In the future, these persons and other affiliates may organize other real estate programs and acquire, own and manage for their own account real estate investments that may be suitable for us. Certain of our executive officers, directors and the key real estate professionals who perform services for us on behalf of our advisor also currently owe fiduciary obligations to other programs, including Steadfast Income REIT.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, management, leasing or sale of real property or investing in real estate-related assets. None of the affiliates of our sponsor are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

Allocation of Our Affiliates’ Time

We rely on the key real estate professionals who act on behalf of our advisor, including Messrs. Emery and Keating and Mses. Neyland and del Rio, for the day-to-day operation of our business. These real estate professionals are also executive officers of our sponsor and its affiliates and are also responsible for managing the operations of Steadfast Income REIT. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives. Since these real estate professionals engage in, and will continue to engage in, other business activities on behalf of themselves and others, these real estate professionals will face conflicts of interest in allocating their time among us, our advisor, Steadfast Income REIT, other affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other Steadfast affiliates than to us. However, we believe that our advisor and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to all of the activities of the Steadfast affiliates in which they are involved.

Competition

We may compete with Steadfast Income REIT for investment opportunities due to the similarities in our investment strategies. Steadfast Income REIT terminated its initial public offering on December 20, 2013. Steadfast Income REIT may reinvest any proceeds from a sale of assets or engage in future public offerings to raise capital to acquire additional multifamily properties. Although Steadfast Income REIT is the only investment program currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT or any other program affiliated with our sponsor for investments, our sponsor will face potential conflicts of interest and there is a risk that our sponsor will select investment opportunities for us that provide lower returns than the investments selected for such other programs, or that certain otherwise attractive investment opportunities will not be available to us.

We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other Steadfast affiliates. Our advisor is required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our affiliates currently own or manage multifamily properties in geographical areas in which we expect to own multifamily properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Steadfast affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Steadfast affiliate were to compete for the same residents in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Steadfast affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.

Our Dealer Manager

Our dealer manager, Steadfast Capital Markets Group, LLC, is affiliated with our advisor, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though the dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, stockholders will not have the benefit of such independent review and investigation by our dealer manager. The dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Steadfast affiliates that may have investment objectives similar to ours.

Our dealer manager also served as the dealer manager for the initial public offering of Steadfast Income REIT and may act as the dealer manager for any future Steadfast-sponsored programs seeking to raise capital through public offerings concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Our Property Manager

Our property manager performs property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and a number of the members of our advisor’s management team and our property manager overlap. As a result, we will not have the benefit of independent property management to the same extent as if our advisor and our property managers were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager are not the result of arm’s-length negotiations. However, as a result of our property manager’s affiliation with us, all of our agreements with our property manager require approval by a majority of our board of directors (including a majority of our independent directors) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available to unaffiliated third parties.

Our property manager also acts as the property manager for Steadfast Income REIT. As a result, our property manager may face conflicts of interest allocating its time and resources among us, Steadfast Income REIT and other Steadfast entities.

Our Construction Manager

Our construction manager manages certain capital improvements and our renovation projects at our multifamily properties. Our construction manager is affiliated with our advisor, and certain members of our advisor’s management team and our construction manager’s management team overlap. As a result, we will not have the benefit of independent construction management to the same extent as if our advisor and our construction managers were unaffiliated. In addition, given that our construction manager is affiliated with us, our agreements with our construction manager are not the result of arm’s-length negotiations. However, as a result of our construction manager’s affiliation with us, all of our agreements with our construction manager require approval by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available to unaffiliated third parties.

Joint Ventures with Our Affiliates

We may enter into joint ventures or other arrangements with our affiliates to acquire and manage real properties and other real-estate assets, subject to approval by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transactions, as being fair and reasonable to us and on substantially the same terms and conditions as those received by our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of a real property may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, investment management fees, disposition fees and property management fees. None of the agreements that provide for fees and other compensation to our advisor and its affiliates are the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those available from unaffiliated third parties. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Additionally, in advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fact that a liquidity event will likely cause a termination of the advisory agreement resulting in the cessation of fees payable to our advisor and its affiliates. Conversely, upon a liquidity event, our advisor and affiliates may be entitled to receive disposition fees as well as potential consideration related to the conversion of the shares of our convertible stock held by an affiliate of our sponsor. In each case, the interests of our advisor may conflict with our stockholders’ interests.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the investment management fees and acquisition fees payable to our advisor are based on the cost of assets we acquire and will generally be payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest. Additionally, the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Allocation of Corporate Overhead

We have agreed to reimburse our advisor for its expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities, information technology costs, and employee costs; provided, however we will not reimburse employee costs in connection with services for which our advisor receives acquisition fees, disposition fees, loan coordination fees or investment management fees or for the employee costs our advisor pays to our executive officers. See “Management Compensation—Other Operating Expenses—Advisor.” Our advisor may face conflicts of interest in making its determination of the amount of expenses to be allocated to us and to the other operations of our affiliates. Our charter limits our total operating expenses during any four fiscal quarters to the greater of 2% of our average invested assets or 25% of our net income for the same period.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

We may compete with Steadfast Income REIT for investment opportunities due to the similarities in our investment strategies. Although Steadfast Income REIT is the only investment program currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future which compete with us for investment opportunities. We, our sponsor, our advisor, the advisor to Steadfast Income REIT and other affiliates share certain of the same executive officers and key employees. To the extent that we compete with Steadfast Income REIT or any other program affiliated with our sponsor for investments, these real estate professionals will have to determine the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The advisory agreement requires that this determination be made in a manner that is fair without favoring our sponsor or any other affiliate. The factors that these real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of the entities;

•	the cash requirements of the entities;

•	the portfolio of the entities by type of investment and risk of investment;

•	the policies of the entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to the entities and the length of time such funds have been available for investment.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for Steadfast Income REIT or another affiliated entity, they may offer the investment to such entity.

Independent Directors

Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is reasonable and is applied fairly to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our board of directors or our advisor or its affiliates could reasonably be compromised. One of our independent directors also currently serves as a director of Steadfast Income REIT, which may impact his ability to resolve potential conflicts of interest between us and Steadfast Income REIT. The independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority.

The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•
the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement, and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Review of Compensation Involving Our Advisor and its Affiliates

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

The independent directors record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the advisory agreement for an additional one-year term if they determine that the compensation that we pay to our advisor and its affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our advisor and its affiliates in connection with the renewal of the advisory agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our stockholders to hire a third party to serve as our advisor.

Acquisitions, Leases and Sales Involving Affiliates

Due to the potential conflicts of interest we may face in connection with an acquisition of real property from our sponsor, our advisor, our directors or any of their affiliates, our board of directors has determined that our general policy will be to not purchase any real property from our sponsor, our advisor, our directors or any of their affiliates. We do not intend to deviate from this policy unless exceptional circumstances arise in which our board of directors, in the exercise of its fiduciary duties to our stockholders and in consideration of this policy, determines that a particular purchase of property presents a compelling investment opportunity on terms that are highly favorable to us. Our charter requires that in no event may the purchase price paid for a property acquired from our sponsor, our advisor, any of our directors or any of their affiliates be in excess of the property’s current appraised value and that such transaction must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our sponsor, our advisor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, our directors or any of their affiliates.

Loans to Affiliates

We will not make any loans to our sponsor, our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser or loans to wholly-owned subsidiaries. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their affiliates.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored, managed or advised by our sponsor, Steadfast REIT Investments, LLC, and its affiliates, which we refer to as “prior real estate programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which are included in Appendix A to this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates. The returns to our stockholders will depend in part on the properties we acquire, the stage of investment and our place in the capital structure for our investments. Other than Steadfast Income REIT, the prior real estate programs discussed below were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. Notwithstanding our sponsor’s experience operating Steadfast Income REIT, neither our sponsor nor any of its affiliates has significant experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs discussed below will be indicative of our future performance. See the Prior Performance Tables located in Appendix A of this prospectus.

Our Sponsor

Our sponsor, Steadfast REIT Investments, LLC, is one of the Steadfast Companies, a group of integrated real estate investment and development companies organized in 1994 by Rodney F. Emery that acquire, develop and manage real estate within the United States and Mexico. The management team of Steadfast Companies is led by Mr. Emery, who has over 40 years’ experience in commercial real estate investment and development. Steadfast Companies currently owns or manages over 28,000 multifamily apartment homes across 27 states, three retail shopping malls, one commercial office, and three resort hotel properties outside the United States. Steadfast Companies currently employs a staff of over 1,600 professionals in the United States and Mexico.

As of December 31, 2014, Steadfast Companies has, directly and indirectly, sponsored 41 privately offered prior real estate programs, which include syndicated tax credit programs, and two public, non-listed REITs, Steadfast Income REIT and us. As of December 31, 2014, the privately offered prior real estate programs had collectively raised approximately $324.5 million from investors and invested primarily in multifamily, office, retail, industrial and hospitality properties. Steadfast Income REIT had raised approximately $736 million and invested in multifamily properties as of the termination of its public offering on December 20, 2013. We will provide upon request to us, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the SEC by Steadfast Income REIT and for a reasonable fee, the exhibits to such Form 10-K.

We may conduct this offering in conjunction with existing and future offerings by other public and private real estate programs sponsored by Steadfast Companies. To the extent that these programs have the same or similar objectives as ours or involve similar or nearby properties, the programs may be in competition with the properties we acquire or seek to acquire.

Prior Performance

The Prior Performance Tables included in Appendix A to this prospectus set forth information regarding certain prior real estate programs with investment objectives similar to ours, as of the dates indicated therein, as to: (1) experience in raising and investing funds (Table I); (2) annual operating results (Table III); (3) results of completed prior real estate programs (Table IV); and (4) results of sales or disposals of properties for prior real estate programs (Table V).

Summary Information

Capital Raising

As of December 31, 2014, the 41 privately offered prior real estate programs had collectively raised approximately $324.5 million from investors. These non-public funds were invested in 111 real estate projects worldwide, inclusive of multifamily, retail, office, industrial, and hospitality properties, with an aggregate cost (including initial equity, initial debt, and subsequent property repositioning costs through additional equity or financing), of approximately $619 million. An aggregate of 139 individuals invested in the privately offered prior real estate programs, some of which invested capital in multiple properties. As of December 31, 2014, Steadfast Income REIT had over 19,000 stockholders and had raised approximately $736 million in offering proceeds. See Table I of the Prior Performance Tables for more detailed information about the experience of Steadfast Companies in raising and investing funds.

Investments

During the ten-year period ended December 31, 2014, the non-public prior real estate programs acquired 115 real estate projects, inclusive of 107 existing developments, seven ground-up developments, and one raw land investment located in 18 states in the United States and five cities in Mexico. The tables below provides further information about the geographic distribution of these properties:

Properties Acquired

Location	Property Count	Approximate Percentage of Property Count
United States:
Arizona	3	3%
California	21	18
Colorado	3	3
Florida	3	3
Idaho	16	14
Illinois	4	4
Michigan	1	1
Montana	6	6
New Mexico	5	5
Nevada	10	9
Oregon	9	8
Pennsylvania	4	4
South Carolina	2	2
Texas	3	3
Utah	2	2
Virginia	2	2
Washington	13	11
Wisconsin	2	2
Sub Total	109	100%
Mexico
Cabo San Lucas	2	32%
Ixtapa	1	17
La Paz	1	17
Manzanillo	1	17
Sonora	1	17
Sub Total	6	100%
United States	109	95%
Mexico	6	5
Grand Total	115	100%

The following table provides a breakdown of the properties acquired by the private prior real estate programs for the ten-year period ended December 31, 2014, categorized by property type:

Property Type	Number	As an Approximate Percentage of the Aggregate Cost
Commercial:
Office	5	4%
Retail	4	4
Hotels/Casinos	4	4
Raw Land	4	3
Multifamily	98	85
Total	115	100%

These properties were financed with a combination of debt and offering proceeds.

Properties Acquired—Steadfast Income REIT

Location	Property Count	Approximate Percentage of Property Count
Alabama	1	1%
Iowa	2	3
Illinois	7	11
Indiana	3	4
Kansas	1	1
Kentucky	9	14
Missouri	5	7
Ohio	5	7
Oklahoma	6	9
Tennessee	5	7
Texas	24	36
Total	68	100%

All of the properties acquired by Steadfast Income REIT during the ten-year period ended December 31, 2014 were multifamily properties.

Dispositions

The prior real estate programs (public and private) sold or otherwise disposed of 67 of the 183 properties they had acquired during the ten-year period ended December 31, 2014, or approximately 37% of the total properties acquired. Of the 67 properties disposed of, 64 were sold by the privately offered prior real estate programs and three were sold by Steadfast Income REIT.
Syndicated Tax Credit Programs

Included in prior real estate programs described above, which have similar investment objectives to ours, Steadfast Companies’ affiliates have served as the general partner of 8 limited partnerships, referred to herein as the “syndicated tax credit programs,” during the ten-year period ended December 31, 2014. In six of the eight limited partnerships, the syndicated tax programs acquired and constructed or rehabilitated affordable apartment properties with funding provided by the syndication of Low Income Housing Tax Credits, or LIHTCs, issuance of tax-exempt municipal bond financing or other government-sponsored subsidy programs such as those sponsored by the U.S. Department of Housing and Urban Development. The syndicated tax programs raised approximately $116 million from 25 investors and provided for the acquisition of over 11,500 multifamily apartment homes, the vast majority of which were made available to low income households at affordable rents.

In addition, through the stock purchase of an affordable housing company, Steadfast Companies affiliates also served as the managing partner of 14 syndicated tax credit programs where monitoring and asset management services are provided for six institutional investors that collectively invested over $274 million. In 2014, seven other properties that were previously acquired at an aggregate purchase price of $57.3 million were sold at an aggregate sales price of $83.5 million, exclusive of the tax effect of any potential tax credits.

The primary investment objectives of the syndicated tax credit programs is to provide certain tax benefits to owners in the form of tax credits, which each syndicated credit tax program’s limited partners could use to offset income from other sources.

Adverse Business Developments

Commercial properties typically experience decreased occupancy and rent rates during adverse economic conditions. During the most recent economic downturn, the retail commercial properties held by certain prior real estate programs experienced such issues, which adversely impacted their performance. See the information provided in Table IV of the Prior Performance Tables with respect to Steadfast Roseville II, LLC, Steadfast Heritage, LLC, Stone Point I, LLC, Westlake Plaza Center East, LLC and Steadfast Yuba City I & II, LLC for additional information on the impact of the recent economic downturn on our sponsor’s prior programs.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 999,999,000 shares are classified as common stock with a par value of $0.01 per share, 1,000 shares are classified as convertible stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of April 10, 2015, 16,731,869 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that stockholders will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to our stockholders at no charge, to:

DST Systems, Inc.
430 West 7th Street
Kansas City, Missouri 64105

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor for an aggregate purchase price of $1,000. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock (except for changes that do not materially and adversely affect the holders of our convertible stock).

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•
we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares;

•
we list our common stock for trading on a national securities exchange, which we consider to include any major U.S. securities exchange and any foreign securities exchange that provides comparable liquidity to our stockholders; or

•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).

Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of our charter) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate purchase price paid for those outstanding shares of common stock plus an aggregate 6.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or negligent breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.

The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 15% of our outstanding common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus an aggregate 6.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. Due to the fact this conversion trigger is based upon our payment of distributions equal to the aggregate purchase price paid for the then outstanding shares plus an aggregate 6.0% cumulative, non-compounded annual return on that aggregate purchase price, and investors who have held their shares of our common stock for differing lengths of time may have received differing returns on their investments as of the date of the conversion trigger, there is no assurance that each individual stockholder will receive a return of its invested capital plus at least a 6.0% cumulative annual return on such investment upon such a triggering event.

If the triggering event is the result of a sale of the company or a sale of all of its assets, the convertible stock will convert into a value equal to 15% of the excess of the consideration paid for the company plus the total distributions paid to our stockholders through such date over the aggregate purchase price paid for the outstanding shares of common stock plus an aggregate 6.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock.

The example set forth below illustrates how the conversion formula for our convertible stock would work based on a set of purely hypothetical facts in which a triggering event occurs prior to stockholders having received the aggregate purchase price paid for the outstanding shares of our common stock as of the date of the triggering event. The example set forth below assumes the following facts as of the date of the triggering event:

A.	We have sold shares in this offering with an aggregate gross offering price of $850 million.

B.	An aggregated 6.0% cumulative, non-compounded, annual return on the $850 million of gross offering proceeds is equal to $51 million.

C.	Our enterprise value is equal to $1.02 billion.

D.	We have paid an aggregate of $51 million in distributions to stockholders.

E.	We have 56.7 million shares of common stock outstanding on an as-converted basis.

Step 1: Calculate the numerator of the conversion equation, as follows:

Our enterprise value as of the date of the triggering event ($1.02 billion) plus total distributions paid to our stockholders through the date of the triggering event ($51 million) on the then outstanding shares of our common stock equals $1.071 billion.

minus

The aggregate gross offering price for the then outstanding shares of our common stock ($850 million) plus a 6.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares ($51 million) equals $901 million.

equals

$170 million ($1.071 billion minus $901 million).

15.0% of $170 million equals $25.5 million.

Step 2: Calculate the denominator of the conversion equation, as follows:

Our enterprise value ($1.02 billion) divided by the number of outstanding shares of our common stock on an as-converted basis (56.7 million) as of the date of the triggering event equals $18.00 per share.

Step 3: Divide the numerator calculated in Step 1 by the denominator calculated in Step 2, as follows:

$25.5 million divided by $18.00 per share equals 1,416,667 shares.

Therefore, an aggregate of 1,416,667 shares of our common stock (or approximately 1,417 shares of our common stock per share of convertible stock) would be issuable to the holder of the convertible stock upon the conversion of our convertible stock upon any of the triggering events described above.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such enterprise value is being determined in connection with a change of control that establishes our net worth, then the enterprise value shall be the net worth established thereby and (2) if such enterprise value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the enterprise value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors, and our advisor. If the holder of shares of convertible stock disagree with the value determined by our board of directors, then we and the holder of the convertible stock shall name one appraiser each and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our enterprise value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and our advisor.

Our charter provides that if we:

•
reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•
consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and will be called by our secretary to set on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any resident will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that resident. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a resident of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.8% or more of the ownership interests in a resident of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the share trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the share trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sales proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the share trust, the shares are sold by the intended transferee, then (1) the shares shall be deemed to have been sold on behalf of the share trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized, including certain representations and undertakings required by our charter. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

Our board of directors has authorized a cash distribution to our stockholders which accrues daily to the stockholders of record as of the close of business on each day commencing on April 7, 2014. This distribution was payable in cumulative amounts on or before the 15th day of the calendar month following the month in which we acquired our first asset and was equal to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of our common stock. Our board of directors has further authorized and declared a distribution which began to accrue daily beginning on the day following our first asset acquisition and is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of our common stock. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. For new investors, distributions will begin to accrue on our acceptance of an investor’s subscription for our shares.

Our long-term policy will be to pay distributions solely from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, stockholders may elect to have their cash distributions reinvested in shares of our common stock at an initial price of $14.25 per share; provided, however, that our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. Stockholders may elect to participate in the distribution reinvestment plan by completing the subscription agreement or the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of such written notice. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to our stockholders. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of limited partnership interests in our operating partnership may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the same price as shares of our common stock.

Stockholders who elect to participate in the distribution reinvestment plan, and who generally are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and stockholders are urged to consult their tax advisor regarding the specific tax consequences of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

Our board of directors will determine an estimated value per share of our common stock based on valuations by independent third-party appraisers and qualified valuation experts no later than 150 days following the second anniversary of breaking escrow in our initial public offering, or July 26, 2015. Prior to the date we publish an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability(2)	Average Issue Price for Shares(3)

Following the date we publish an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share
2 years	95.0% of Estimated Value per Share
3 years	97.5% of Estimated Value per Share
4 years	100.0% of Estimated Value per Share
In the event of a stockholder’s death or disability(2)	Average Issue Price for Shares(3)

(1)
As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)
The required one year holding period to be eligible to redeem shares under our share repurchase plan does not apply in the event of death or disability of a stockholder. For purposes of our share repurchase plan a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management with respect to disability benefits under the Civil Service Retirement System, or CSRS; or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the Rehabilitation Act of 1973, as amended, or the ADA will not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability, such as the Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge, as the case may be, or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan: (a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, our board of directors may repurchase the stockholder’s shares, in its sole discretion.

(3)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which end of the applicable quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to redemption requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for our shares of common stock.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he or she otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are internal, rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor or by hiring our advisor’s personnel, our board of directors will form a special committee comprised entirely of our independent directors to consider a possible business combination with our advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•
the special committee receives an opinion from a qualified investment banking firm, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Notwithstanding the foregoing, unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent.

We do not intend to pay any compensation or other remuneration to our advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our advisor or our sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our advisor or our sponsor for such services and reimburse our sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of an entity that would be created or would survive after the successful completion of a roll-up transaction, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•
which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•
which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•
in which our common stockholders’ rights to access the records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of investment management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year. Our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of any such transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as material property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements and annual and quarterly reports.

You may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. You will have the option to “unsubscribe” from the election of electronic delivery of documents on our website. In addition, every electronic communication sent by us will include a website link that will direct you to the website page where such changes to the election to receive electronic delivery of documents can be made. However, in order for us to be properly notified, your revocation must be given to us within a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

In addition to providing information mandated by our charter and the Securities Act and Exchange Act as set forth above, we intend to post on our website at www.SteadfastREITs.com, and file with the SEC, certain operational data each quarter with respect to our portfolio. We believe that posting this additional operational data will benefit investors by consistently providing current information and greater transparency with respect to the performance of our investments.

Estimated Value Per Share

In addition to the information described under “—Reports to Stockholders” above, we will publicly disclose an estimated value per share of our common stock no later than 150 days following the second anniversary of breaking escrow in our initial public offering, or July 26, 2016. Our estimated value per share will be determined by our board of directors based upon valuations of all of our assets by independent third-party appraisers or qualified independent valuation experts selected by our advisor. Our estimated value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated value per share in connection with changing the offering price of our shares.

Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share, as calculated by our advisor, and other factors that our board of directors deems relevant. See “Plan of Distribution—General.” If we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. The factors considered by our board of directors in determining to revise the offering price may include, in addition to changes in the value of our assets, our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospective investments made by our advisor and the expected execution of our investment and operating strategies. If we revise the offering price, we will disclose the various factors considered by our board of directors in making such determination and the general trends or circumstances relating to the factors considered by our board of directors in making their determination.

Exclusive Jurisdiction for Certain Claims

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

OPERATING PARTNERSHIP

General

We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. Our operating partnership was formed in August 2013, to acquire and hold investments on our behalf. We utilize an UPREIT structure to enable us to acquire real properties or, as appropriate, real estate related assets in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of common stock in a REIT.

We are the sole general partner of our operating partnership. Our wholly-owned subsidiary, Steadfast Apartment REIT Limited Partner, LLC, is the sole limited partner. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

If we ever decide to acquire real properties or real estate related assets in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership, or the operating partnership agreement, to provide for units of general and limited partnership interests to have distribution rights equivalent to those on our common stock and to provide redemption rights to the holders of limited partnership.

The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

The operating partnership agreement generally provides that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts determined by us as general partner.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Change in General Partner

We will generally not be able to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (unless we transfer our interest to a wholly-owned subsidiary). If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of March 31, 2015 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Each person or entity has an address in care of our principal executive offices at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage
Rodney F. Emery(2)	33,097	*	%
Ella S. Neyland	370	*
Kerry D. Vandell	5,782	*
G. Brian Christie	4,999	*
Thomas H. Purcell(3)	8,703	*
Kevin J. Keating	—	*
Ana Marie del Rio	2,744	*
All officers and directors as a group	55,695	*

*	Less than 1% of the outstanding common stock.

(1)	None of the shares are pledged as security.
(2)	Includes 13,500 shares owned by Steadfast REIT Investments, LLC, which is primarily indirectly owned and controlled by Rodney F. Emery.
(3)	Includes 3,704 shares owned by THP Management, LLC, which is primarily owned and controlled by Thomas H. Purcell.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that a potential stockholder may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Steadfast Apartment REIT, Inc.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with the taxable year ending December 31, 2014. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP delivered an opinion to us that, beginning with the year in which the escrow period for our offering concludes and shares are issued in such offering, which was our taxable year ending December 31, 2014, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and was conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to continue to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income and net capital gain that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on our items of tax preference.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we will pay federal income tax at the highest corporate income tax rate on net income from the disposition of the foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property. See “—Foreclosure Property” below.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income.

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification— General.”

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard.

•
If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale.

•	The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters; and

(8)	that elects to be taxed as a REIT.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a REIT’s taxable year must be the calendar year. We will satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.” At this point, we are treated for federal income tax purposes as owning all of the general and limited partnership interests in our operating partnership, so that our operating partnership is treated as a disregarded entity, rather than a partnership, for federal income tax purposes, and we are treated as holding all of the assets held by our operating partnership and earning all of the income and expenses of our operating partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Our operating partnership is treated as a disregarded entity. Other entities that are wholly-owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable Subsidiaries. A REIT may jointly elect with a corporation in which the REIT holds a direct or indirect interest, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Gross Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC qualifies; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Gross income from prohibited transactions, which are certain gains from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as such for federal income tax purposes will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. The amount of rent must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the residents of such property, other than through a TRS or an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to residents or sub-residents, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may receive dividends from TRSs or other corporations that are not REITs. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real properties and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Any other hedging income will not be qualifying income for purposes of either gross income test.

Prior to the making of investments in multifamily properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT gross income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset test.

We monitor compliance with all of the asset tests on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

A REIT which fails one or more of the asset requirements (other than a de minimis failure described below) may nevertheless maintain its REIT qualification, if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Annual Distribution Requirements

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)    the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

In order for distributions to be counted for this purpose, and to be deductible by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of shares of the common stock or taxable in-kind distributions of property.

In certain circumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we would not be required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be treated as qualified dividends that are taxed at capital gains rates, and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property that would otherwise be qualifying income for purposes of the 75% gross income test and any gain from the disposition of foreclosure property that is held for sale in the ordinary course of business. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We expect to enter into hedging transactions, from time to time, with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, collars, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Tax Aspects of Investments in Partnerships

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could jeopardize our REIT status. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Stockholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income,” the maximum federal income tax rate on which is currently 20% in the case of non-corporate U.S. stockholders. As a result, our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently has a maximum rate of 39.6% in the case of non-corporate U.S. stockholders. However, the lower tax rates for qualified dividend income will apply to our ordinary dividends to the extent attributable to: (i) dividends received by us from non-REIT corporations, such as TRSs; and (ii) income upon which we have paid corporate income tax. In general, to qualify for the reduced tax rate on qualified dividend income, a non-corporate U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either capital gains distributions or unrecaptured Section 1250 gains, which will be subject to a maximum federal income tax rate of 25% in the case of a non-corporate U.S. stockholder. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Our Common Stock. In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other substantially identical common stock within 30 days before or after the disposition.

A non-corporate U.S. stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate U.S. stockholder may carry forward unused capital losses indefinitely. A corporate stockholder must pay tax on its net capital gain at ordinary corporate rates. A corporate U.S. stockholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust and do not incur indebtedness to purchase or carry such shares. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Steadfast Apartment REIT, Inc.—Requirements for Qualification— General”); and

•
either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, similar to the manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8 evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns and would be taxed on such a distribution at the tax rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its U.S. federal income tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US stockholders or subject to withholding tax.

Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Taxation of Non-U.S. Stockholders on the Disposition of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we are a domestically controlled qualified investment entity. A REIT is a domestically controlled qualified investment entity if non-U.S. persons have not owned, directly or indirectly, 30% or more by value of the REIT’s stock throughout the relevant resting period. We believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we have been or that we will be a domestically controlled qualified investment entity. Even if we are not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Foreign Account Tax Compliance Act (FATCA) Withholding

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, after June 30, 2014, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial foreign entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Foreign Taxes

We may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or non-U.S. tax treatment of us may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Internal Revenue Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA, or ERISA Plans, plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh plans and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”) and governmental plans, church plans and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Internal Revenue Code but that may be subject to state law or other requirements which we refer to as Other Plans. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not address all of the aspects of ERISA, the Internal Revenue Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether:

•	the investment will be in accordance with the documents and instruments covering the investments by such Benefit Plan or Other Plan;

•	in the case of an ERISA Plan, the plan fiduciary will be able to satisfy his responsibility to the plan whether the investment will provide sufficient liquidity;

•	the investment will produce UBTI to the Benefit Plan; and

•	the plan fiduciary will be able to value the assets in accordance with ERISA or other applicable law.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any party in interest or disqualified person with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the plan assets regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would likely apply to certain transactions involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transactions restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that, in certain circumstances, the underlying assets of an entity such as a REIT may be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions to the plan assets regulation described below.

Exception for “Publicly-Offered Securities”

If a Benefit Plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. The plan assets regulation defines a publicly offered security as a security that is:

•	“widely-held;”

•	“freely transferable;” and

•
either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act.

The plan assets regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon complete of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Operating Companies

Another exception in the plan assets regulation provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a REOC, or a “venture capital operating company” or a VCOC. Under the plan assets regulation, an entity will qualify as a VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership is expected to qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, we will prohibit Benefit Plan stockholders from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Although we expect to qualify for this exception, our organizational documents do not restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of a Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. To assist fiduciaries of a Benefit Plan subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We will begin establishing an estimated value per share of our common stock no later than 18 months after the completion of our offering stage, or such earlier time as required by any regulatory requirement regarding the timing of a valuation. In establishing an estimated value per share of our common stock, we intend to engage third-party appraisers to provide valuations of our real property assets and qualified independent valuation experts to provide valuations of our non-real property assets and liabilities. Our board of directors will approve the estimated per share value established by these valuations, and the estimated per share value will be revised at least annually. We would report this estimated value per share in our annual report and the three quarterly reports that we publicly file with the SEC.

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of the following:

•
a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Internal Revenue Code.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any Benefit Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION
General

We are publicly offering a maximum of $1,100,000,000 in shares of our common stock in this offering. We are offering up to $1,000,000,000 in shares of our common stock in the primary offering and up to $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 7,017,544 shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 7,017,544 shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 66,666,667 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan. Shares of our common stock are being offered to the public in the primary offering at $15.00 per share, with discounts available for certain categories of purchasers, subject to adjustment as described below. Shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan will be sold at an initial price of $14.25 per share, subject to adjustment if we extend this offering beyond two years from the date of its commencement, as described below.

We expect to sell the $1,000,000,000 in shares of our common stock offered in the primary offering over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of the commencement of this offering, we may continue the primary offering until December 30, 2016. Under rules promulgated by the SEC, we may be able to extend this offering one additional year. Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on offering, we could continue the primary offering until as late as June 28, 2017. If we decide to continue the primary offering beyond two years from the date of the commencement of this offering, we will provide that information in a prospectus supplement. In many states, we renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Because this is a “best efforts” offering, Steadfast Capital Markets Group, the dealer manager, and the participating broker-dealers, must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock. We will pay the dealer manager a sales commission and a dealer manager fee, as discussed below. Our agreement with the dealer manager may be terminated by either party upon 60 days written notice. For additional information about the dealer manager, including information related to its affiliation with us and our advisor, see “Management—Our Dealer Manager,” and “Conflicts of Interest—Our Dealer Manager” and “Conflicts of Interest—Conflict Resolution Procedures” above.

Offering Price

Shares of our common stock are being offered to the public in the primary offering at $15.00 per share, with discounts available for certain categories of purchasers, and shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan are being offered at $14.25 per share. The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering.

Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated value per share and other factors that our board of directors deems relevant. In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. We have no obligation to adjust the offering price of our shares and any adjustment to the price at which we offer shares in the primary offering or pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, our dealer manager, receives a sales commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. The dealer manager also receives 3.0% of the gross proceeds from the sale of shares of our common stock in the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager. We do not pay any sales commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment plan. On October 15, 2014, we entered into an Amended and Restated Dealer Manager Agreement, which amended our Dealer Manager Agreement to remove the option for the dealer manager, or a participating dealer in the offering, to elect a trailing sales commission collectively equal to 8.0% of the gross proceeds from the sale of primary shares in our offering. As of October 15, 2014, neither the dealer manager nor any participating dealer had elected to receive this trailing commission.

The dealer manager authorizes other broker-dealers who are members of FINRA to sell shares of our common stock. The dealer manager reallows all of the sales commissions from the sale of shares of our common stock in the primary offering to participating broker-dealers with respect to the shares of our common stock sold by them. The total amount of all items of compensation from any source payable to our dealer manager and the participating broker-dealers will not exceed 10% of the gross proceeds from our primary offering.

The dealer manager, in its sole discretion, may also reallow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The amount of the reallowance payable to any participating broker-dealer is based on such factors as the number of shares of our common stock sold by the participating broker-dealer and the assistance of such participating broker-dealer in marketing this offering. We will also reimburse the dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses that are included in detailed and itemized invoices.

In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares of our common stock sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the dealer manager to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, the table below assumes that all shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Primary Offering	Per Share	Total Maximum
Price to public	$15.00	$1,000,000,000
Sales commissions	1.05	70,000,000
Dealer manager fee	0.45	30,000,000
Proceeds to us	$13.50	$900,000,000

Distribution Reinvestment Plan	Per Share	Total Maximum
Price to public	$14.25	$100,000,000
Sales commissions	—	—
Dealer manager fee	—	—
Proceeds to us	$14.25	$100,000,000

To the extent permitted by law and our charter, we will indemnify the dealer manager and participating broker-dealers against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

Volume Discounts

In connection with sales of over $500,000 in shares of our common stock to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of the participating broker-dealer’s sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares of our common stock purchased by the qualifying purchaser. The net proceeds to us from sales of our common stock eligible for a volume discount will be the same as other sales of our common stock. The following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Dollar Volume of Shares Purchased	Sales Commission Percentage	Purchase Price per Share to Investor
$500,000 or less	7%	$15.00
$500,001 - $1,000,000	6%	$14.85
$1,000,001 - $2,000,000	5%	$14.70
$2,000,001 - $3,000,000	4%	$14.55
$3,000,001 - $5,000,000	3%	$14.40
$5,000,001 and above	2%	$14.25

All sales commission rates set forth in the table above are calculated assuming a purchase price per share of common stock of $15.00. We may apply the reduced per share purchase price and sales commission set forth in the table above to the entire one-time purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. For example, a purchase of $1,500,000 of our common stock in a single transaction would result in a per share purchase price of $14.70 and sales commissions of $75,000.

To qualify for a volume discount as a result of multiple purchases of shares of our common stock, an investor must use the same participating broker-dealer for each purchase and must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine multiple purchases for the purposes of qualifying for a volume discount if an investor fails to mark the “Additional Investment” space on the subscription agreement. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions, the volume discount will apply only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the sales commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Only shares of our common stock purchased in the primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining which purchase price discount level an investor is eligible for.

Volume discounts for residents of the State of California will be available in accordance with the volume discount levels set forth in the table above. However, with respect to residents of the State of California, no volume discounts will be granted to any group of purchasers and no subscriptions may be aggregated as part of a combined subscription for purposes of determining the dollar amount of shares purchased.

Other Discounts

The dealer manager has agreed to sell no more than 5.0% the shares of our common stock offered in the primary offering to persons to be identified by us as a part of our “friends and family” program at a discount from the public offering price. We will sell shares in this program at $13.65 per share, which price reflects that no sales commission will be charged on such sales and that the dealer manager fee will be reduced to 1.0% in connection with such sales; provided, however, that the dealer manager may waive the dealer manager fee in whole or in part with respect to shares sold to our directors and officers and to officers and employees of our sponsor and its affiliates and their respective immediate family members. We intend to use the friends and family program to sell shares of our common stock to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals, as well as our directors and officers and the officers and employees of our advisor and its affiliates. The net proceeds to us from sales of our common stock to persons identified by us pursuant to the friends and family program net of commissions and the reduced dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares of our common stock.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates.

Investors may also agree with the participating broker-dealer selling them shares (or with the dealer manager) to reduce the amount of sales commission to zero in the event (1) the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services or (2) the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust departments. All such sales must be made through registered broker-dealers. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of our common stock.

We may also sell shares at a discount to the primary offering purchase price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares of our common stock through one of these channels in the primary offering, we will sell the shares at a 7% discount, or at $13.95 per share, reflecting that sales commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels as we do for other sales of shares. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Subscription Procedures

To purchase shares of our common stock in this offering, an investor must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of subscription. Investors should make their checks payable to “Steadfast Apartment REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. If an investor’s subscription is accepted, the subscription funds will be transferred into our general account and the investor will receive a notice of our acceptance and a confirmation of its purchase.

Investors are required to represent in the subscription agreement that they have received a copy of this prospectus. In order to ensure that an investor has had sufficient time to review this prospectus, we will not accept an investor’s subscription until at least five business days after the investor’s receipt of the final prospectus.

An approved custodian must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance of the subscription to the custodian.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock in this offering by an investor is a suitable and appropriate investment for the investor based on information provided by the investor regarding its financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that an investor:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares of common stock based on the investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the investor’s overall financial situation;

•	is in a financial position appropriate to enable the investor to realize the benefits of an investment in our shares of common stock, as described in this prospectus; and

•	has an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that an investor may lose its entire investment in shares of our common stock;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our sponsors and its affiliates; and

•	the tax consequences of an investment in shares of our common stock.

Relevant information for this purpose will include, but not be limited to, an investor’s age, investment objectives, investment experience, income, net worth, overall financial situation and other investments, as well as any other relevant factors. Our sponsor, those selling shares of our common stock on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares of our common stock in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for an investor.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of shares acquired by an investor, must also meet the net worth or income standards set forth under “Suitability Standards” immediately following the cover page of this prospectus.

Minimum Purchase Requirements

An investor must initially subscribe for at least $5,000 in our shares of common stock to be eligible to participate in this offering; however, for qualified accounts the minimum investment is $2,500. Unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs in order to satisfy this minimum purchase requirement, provided that each such contribution is made in increments of $100. Investors should be aware that an investment in our shares will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, an investor must also comply with all applicable provisions of the Internal Revenue Code.

After an investor has satisfied the applicable minimum purchase requirement, any additional purchases must be in increments of at least $100, with the exception of purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Investments through IRA Accounts

First Trust Retirement has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Steadfast Capital Markets will pay the first year’s annual maintenance fee for First Trust Retirement accounts, however, investors will be responsible for the subsequent annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or through the dealer manager at 1-888-223-9951.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Steadfast Companies and its affiliates, property brochures and articles and publications concerning real estate.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

We will file reports and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov). You may also read and copy the registration statement, the exhibits to the registration statement and the reports and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at no cost, by writing or telephoning us at:

18100 Von Karman Avenue
Suite 500
Irvine, California 92612
Attn: Investor Relations
(888) 223-9951

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.SteadfastREITs.com, where there may be additional information about our business, although the contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

APPENDIX A: PRIOR PERFORMANCE TABLES

The following prior performance tables provide historical unaudited financial information relating to private real estate investment programs and one public, non-listed REIT sponsored by Steadfast Companies, our sponsor and its affiliates, collectively referred to herein as “prior real estate programs.” These prior real estate programs were not prior programs of Steadfast Apartment REIT, Inc. The prior real estate programs presented provide an overview of prior Steadfast Companies-managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance of these prior real estate programs significantly.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

All information contained in the tables in this Appendix A is as of December 31, 2014.

Table I—Experience in Raising and Investing Funds. Table I summarizes information of the prior performance of our sponsor in raising funds for the prior real estate programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table III—Operating Results of Prior Real Estate Programs. Table III summarizes the operating results for the prior real estate programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV—Results of Completed Prior Real Estate Programs. Table IV summarizes the results for the prior real estate programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V—Sales or Disposals of Properties for Prior Real Estate Programs. Table V includes all sales or disposals of properties by prior real estate programs within the most recent three years. The information in Table V is unaudited.

The investment objectives of the prior real estate programs described in the “Prior Performance Summary” section of this prospectus and presented individually in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties that appreciate in value over the long-term with returns anticipated from income and any increase in the value of the properties. Our determination as to which prior programs have similar investment objectives was based primarily on the degree of risk associated with the types of investments made by a particular prior program and whether the prior program was intended to provide capital appreciation in value over the long term and stable distributions to its investors. Our stockholders will not own any interest in any prior real estate program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. See “Risk Factors—Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a GAAP basis rather than on a tax basis, unless otherwise noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

This table provides a summary of the experience of our sponsor in investing and raising funds in prior real estate programs for which the offerings have closed in the most recent three years through December 31, 2014. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Steadfast Income REIT, Inc.		Nob Hill, LLC		Steadfast Brompton Libby, LLC and Steadfast Brompton Lakeside, LLC
	Dollar Amount	Percentage	Dollar Amount	Percentage	Dollar Amount	Percentage
Dollar amount offered(1)	$1,650,000,000	100%	$25,500,000	100%	$8,219,583	100%
Dollar amount raised(2)	$735,836,841	45%	$25,500,000	100%	$8,219,583	100%
Length of offering (in months)	53		6		3
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	53		6		3

(1)	The amount represents the maximum amount offered.

(2) For Steadfast Income REIT, Inc. the amount represents the dollar amount raised in both the public and private offerings.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
The following sets forth the unaudited operating results of prior real estate programs sponsored by our sponsor, the offerings of which have closed in the most recent five years through December 31, 2014. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	Steadfast Income REIT, Inc.
	2014	2013	2012	2011	2010
SUMMARY BALANCE SHEET DATA:
Total Assets (before depreciation)	$1,707,409,580	$1,610,810,173	$600,659,918	$84,967,766	$20,712,254
Total Assets (after depreciation)	1,609,067,128	1,561,889,854	582,586,556	81,852,261	20,171,682
Total Liabilities	1,132,003,898	1,031,826,319	427,455,885	51,243,185	12,926,977
Estimated Value Per Share(1)	$10.24	$10.24	$10.24	$10.00	$10.00
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$195,929,856	$109,101,517	$30,586,932	$5,710,173	$828,230
Operating expenses	191,245,436	140,651,971	46,855,666	8,572,245	2,827,824
Operating income (loss)	4,684,420	(31,550,454)	(16,268,734)	(2,862,072)	(1,999,594)
Interest expense	40,370,846	24,308,402	6,291,193	1,186,938	163,987
Net loss (GAAP basis)	$(25,742,292)	$(55,879,857)	$(22,559,927)	$(4,049,010)	$(2,162,581)
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$48,556,847	$(2,249,133)	$(4,563,196)	$(201,273)	$(455,876)
Net cash used in investing activities	$(126,817,478)	$(849,128,988)	$(382,505,492)	$(53,833,531)	$(10,902,324)
Net cash provided by financing activities	$88,237,738	$861,401,662	$384,396,671	$63,377,288	$14,014,390
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$53,675,661	$25,930,708	$7,547,354	$1,449,819	$166,836
Distribution data per $1,000 invested:
Total cash distributions to investors	$69.22	$34.52	$33.08	$32.16	$15.36
From ordinary income	$0.62	$—	$—	$—	$—
Return of capital	$68.60	$34.52	$33.08	$32.16	$15.36
____________

(1)
Prior to September 10, 2012, the primary offering price for Steadfast Income REIT, Inc. was $10.00 per share. Effective September 10, 2012, the primary offering price changed from $10.00 per share to $10.24 per share.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

	Woodranch Holdings, LLC
	2014	2013	2012	2011	2010
SUMMARY BALANCE SHEET DATA(1):
Total Assets (before depreciation)	$5,936,274	$8,766,201	$7,616,730	$9,612,448	$13,893,137
Total Assets (after depreciation)	5,127,955	7,957,882	7,408,496	9,512,365	13,885,736
Total Liabilities	311,809	3,187,165	1,694,962	4,241,952	9,175,063
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$109,764	$55,648	$6,142	$8	$—
Operating expenses	355,968	394,206	349,663	360,110	82,855
Operating loss	(246,204)	(338,558)	(343,521)	(360,102)	(82,855)
Interest expense	44,696	604,259	250,639	1,214,010	—
Net income (loss) (GAAP basis)	$(492,408)	$(942,817)	$443,121	$558,939	$(189,327)
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$(3,120,260)	$1,930,483	$56,290	$(1,630,236)	$(129,245)
Net cash provided by (used in) investing activities	$4,115,948	$(687,611)	$2,612,748	$6,831,399	$(13,557,492)
Net cash provided by (used in) financing activities	$(902,931)	$(1,225,002)	$(2,680,702)	$(5,193,406)	$13,691,779
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$902,931	$—	$—	$—	$—
Distribution data per $1,000 invested:
Total cash distributions to investors	$184.27	$—	$—	$—	$—
From ordinary income	$180.59	$—	$—	$—	$—
Return of capital	$3.69	$—	$—	$—	$—
____________

(1)	Woodranch Holdings, LLC did not disclose an estimated value per share to program investors.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

	Nob Hill, LLC
	2014	2013	2012	2011	2010
SUMMARY BALANCE SHEET DATA(1):
Total Assets (before depreciation)	$90,560,288	$—	$—	$—	$—
Total Assets (after depreciation)	89,186,719	—	—	—	—
Total Liabilities	63,987,802	—	—	—	—
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$7,836,202	$—	$—	$—	$—
Operating expenses	5,803,205	—	—	—	—
Operating income	2,032,997	—	—	—	—
Interest expense	1,734,458	—	—	—	—
Net income (GAAP basis)	$296,917	$—	$—	$—	$—
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	$2,015,013	$—	$—	$—	$—
Net cash used in investing activities	$(88,845,550)	$—	$—	$—	$—
Net cash provided by financing activities	$87,977,000	$—	$—	$—	$—
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$598,000	$—	$—	$—	$—
Distribution data per $1,000 invested:
Total cash distributions to investors	$23.45	$—	$—	$—	$—
From operations and sale of properties	$—	$—	$—	$—	$—
From all other sources (financing or offering proceeds)	$23.45	$—	$—	$—	$—
____________

(1)	Nob Hill, LLC did not disclose an estimated value per share to program investors.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

	Steadfast Brompton Libby, LLC and Steadfast Brompton Lakeside, LLC
	2014	2013	2012	2011	2010
SUMMARY BALANCE SHEET DATA(1):
Total Assets (before depreciation)	$40,430,477	$—	$—	$—	$—
Total Assets (after depreciation)	39,750,030	—	—	—	—
Total Liabilities	31,827,640	—	—	—	—
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$2,379,266	$—	$—	$—	$—
Operating expenses	1,861,202	—	—	—	—
Operating income	518,064	—	—	—	—
Interest expense	659,976	—	—	—	—
Net loss (GAAP basis)	$(141,912)	$—	$—	$—	$—
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	$1,135,041	$—	$—	$—	$—
Net cash used in investing activities	$(39,308,665)	$—	$—	$—	$—
Net cash provided by financing activities	$38,864,301	$—	$—	$—	$—
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$—	$—	$—	$—	$—
Distribution data per $1,000 invested:
Total cash distributions to investors	$—	$—	$—	$—	$—
From operations and sale of properties	$—	$—	$—	$—	$—
From all other sources (financing or offering proceeds)	$—	$—	$—	$—	$—
____________

(1)	Steadfast Brompton Libby, LLC and Steadfast Brompton Lakeside, LLC did not disclose an estimated value per share to program investors.

TABLE IV
RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
This table sets forth the results of completed prior real estate programs during the most recent five years through December 31, 2014. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

Owners	Aggregate Dollar Amount Raised	Total Compensation Paid to Sponsor	Number of Properties Purchased	Date of Closing of Program	Duration of Program (months)	Annualized Return on Investment(1)	Median Annual Leverage(2)
Steadfast Yuba City I & II, LLC	$7,202,466	$6,424,679	1	6/25/2014	117	(5)%	83%
Steadfast McCord Nova Pointe II, LP	3,913,885	6,122,739	1	7/25/2013	183	21%	69%
Stone Point I, LLC	3,691,091	150,000	1	12/2/2011	60	(13)%	43%
Steadfast Roseville II, LLC	1,948,912	—	1	12/2/2011	60	(20)%	72%
Steadfast Heritage, LLC	5,530,274	4,311,790	1	9/30/2011	74	(37)%	98%
Westlake Plaza Center East, LLC	3,652,294	1,399,351	1	8/1/2011	70	(11)%	56%
____________

(1)
Annualized return on investment is calculated based upon (a) the difference between the aggregate amounts distributed to investors and the aggregate amount invested by investors, divided by, (b) the aggregate amount invested by investors multiplied by the number of years from the initial investment from an investor to the liquidity event.

(2)
Median Annual Leverage is based upon a list of annual leverage values calculated over the most recent five years derived from (a) the year end loan balance (tax basis) divided by (b) the year end fixed asset balance (tax basis) including capital expenditures. The list of annual leverage values is then arranged in order from lowest to highest value with the median value being the value separating the higher half of values from the lower half of values.

TABLE V
SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

This table provides a summary of sales or disposals of properties for prior real estate programs for during the most recent three years through December 31, 2014. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

		Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency)
Property	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Closing and Soft Costs	Total Cost	of Property Operating Cash Receipts Over Cash Expenditures
Steadfast McCord Nova Pointe II, LP	7/25/2013	$11,583,218	$9,426,981	$—	$—	$21,010,199	$13,490,000	$9,430,149	$22,920,149	$(1,909,950)
Lincoln Tower Apartments	6/27/2014	5,818,996	8,321,095	—	—	14,140,091	8,776,000	1,807,633	10,583,633	3,556,458
Arbor Pointe Apartments	7/1/2014	2,489,450	4,963,942			7,453,392	5,200,000	2,097,302	7,297,302	156,090
Prairie Walk Apartments	8/6/2014	2,245,011	3,850,998	—	—	6,096,009	3,965,000	2,777,630	6,742,630	(646,621)

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

STEADFAST APARTMENT REIT, INC.

Subscription Agreement

PROSPECTUS DATED APRIL 15, 2015

Faxable Form
877-756-1113

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Investment

Total Invested $ ____________

$5,000 MINIMUM INITIAL INVESTMENT
($2,500 FOR QUALIFIED ACCOUNTS);
$100 INCREMENTS THEREAFTER

*Please note, volume discounts may be offered to qualified purchasers (as defined in our prospectus) by participating broker dealers in connection with sales over $500,000 in shares of our common stock. Please refer to our prospectus for information pertaining to volume discounts.

☐ **Initial Investment**

☐ **Additional Investment** ____________ EXISTING ACCOUNT NUMBER

☐ **Purchase Shares Net of Commissions**
REPRESENTATIVE WILL NOT RECEIVE SELLING COMMISSIONS

2 Investment Type (check 1 box only)

NON-QUALIFIED:

☐ **Individual**

☐ **Joint Tenants w/ Right of Survivorship[1]**

☐ **Tenants in Common[1]**

☐ **Community Property[1]**

☐ **UGMA/UTMA** ____________ STATE

☐ **Corporation or Limited Liability Company[2]**
☐ S-Corp ☐ C-Corp
Will default to S-Corp if not selected

☐ **Partnership[2]**

☐ **Trust[3]** ____________ TRUST DATE
Trustee or custodian signature required

☐ **Other:** ____________ SPECIFY

QUALIFIED:

☐ **Traditional IRA**

☐ **Roth IRA**

☐ **SEP IRA**

☐ **SIMPLE IRA**

Custodian required. Complete Section 5 and obtain Custodian Signature and Medallion Guarantee in Section 8.

☐ **Inherited IRA as Beneficiary for:** ____________ NAME OF DECEASED OWNER

☐ **Qualified Pension[4]**

☐ **Profit Sharing Plan[4]**

Custodian or Plan Administrator required.

☐ **Other:** ____________ SPECIFY

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE CORPORATE RESOLUTION CERTIFICATION FORM OR PAGES OF CORPORATE DOCUMENTS, AS APPLICABLE WHICH LISTS THE NAME OF CORPORATION/LLC, OFFICERS OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
4. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information (3a & 3b required)

3a

INVESTOR OR TRUSTEE NAME ____________

JOINT INVESTOR OR TRUSTEE NAME ____________

INVESTOR DATE OF BIRTH ____________

JOINT INVESTOR DATE OF BIRTH ____________

INVESTOR SOCIAL SECURITY OR TAX ID # ____________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ____________

INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

3b

HOME ADDRESS (NO P.O. BOX) ____________

CITY ____________ STATE ____________ ZIP ____________

DAYTIME PHONE ____________ EVENING PHONE ____________

ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL ____________

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX) ____________

CITY ____________ STATE ____________ ZIP ____________

STAR-SUBA-0415

PAGE 1 OF 4

4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME OR BUSINESS ENTITY, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A, WRITE "SAME".

TITLE LINE 1

TITLE LINE 2

SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE)

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE)

PLAN OR TRUST TAX ID# (TAXABLE PARTY)

5 Custodian/ Administrator Information

(Important: Send all paperwork directly to the custodian)

CUSTODIAN/ADMINISTRATOR NAME

ADDRESS 1

ADDRESS 2

CITY

STATE

ZIP

DAYTIME PHONE

CUSTODIAN/ADMINISTRATOR TAX ID #

INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Apartment REIT, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Apartment REIT, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Apartment REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. Steadfast Apartment REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6 Distribution Options (required)

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

________ % **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated.

________ % **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

________ % **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

________ % **Mail to Custodian (noted in Section 5)**

________ % **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME

☐ Checking **(attach a voided check)**

☐ Savings

ABA/ROUTING NUMBER

ACCOUNT NUMBER

________ % **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

ACCOUNT NUMBER

DISTRIBUTION MAILING ADDRESS

CITY

STATE

ZIP

Must total 100%

________ %

PAGE 2 OF 4

7 Investor and Suitability Representations

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

Initials Required — **Owner** / **Joint Owner**

1. I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.

2. I (we) acknowledge that the investment is not liquid, **there is no public market for the Shares** and, accordingly, it may not be possible to readily liquidate an investment in the Company.

3. I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).

4. I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

Please separately initial, only as applicable, the items below.

Initials As Applicable — **Owner** / **Joint Owner**

5. I am a (we are) resident(s) of **Alabama**. I (we) have a liquid net worth of at least 10 times my (our) investment in the Company or its affiliates.

6. I am (we are) resident(s) of **Iowa**. I (we) understand that Iowa investors must have either: (a) a minimum net worth (exclusive of the value of home, furnishings and automobiles) of $300,000 or (b) a minimum annual income of $100,000 and a net worth (exclusive of the value of home, furnishings and automobiles) of $100,000. In addition, I (we) understand that the Iowa Securities Bureau recommends that my (our) total investment in the Company or any of its affiliates should not exceed 10% of my (our) liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

7. I am a (we are) resident(s) of **Kansas**. I (we) understand that it is recommended by the Office of the Securities Commissioner that Kansas investors limit my (our) aggregate investment in the securities of the Company and other direct participation investments to not more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

8. I am a (we are) resident(s) of **Kentucky**. My (our) investment in the Company may not exceed 10% of my (our) liquid net worth.

9. I am a (we are) resident(s) of **Maine.** I (we) understand that the Maine Office of Securities recommends that my (our) aggregate investment in the Company and similar direct participation investments not exceed 10% of my (our) liquid net worth. For these purposes, "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10. I am a (we are) resident(s) of **Massachusetts**. I (we) understand that Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs. I (we) understand that liquid net worth is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

11. I am a (we are) resident(s) of **Nebraska**. I (we) must limit my (our) investment in the Company and in the securities of other similar programs to 10% of my (our) net worth (excluding the value of the investor's home, home furnishings, and automobiles).

12. I am a (we are) resident(s) of **New Jersey**. I (we) understand that New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, I (we) understand that "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, I (we) understand that a New Jersey investor's investment in the Company, shares of its affiliates, and other direct participation investments may not exceed 10% of my (our) liquid net worth.

13. I am a (we are) resident(s) of **New Mexico**. My (our) total investment in the Company, its affiliates, and other non-traded real estate investment programs may not exceed 10% of my (our) liquid net worth.

14. I am a (we are) resident(s) of **North Dakota**. I (we) have a net worth of at least 10 times my (our) investment in the Company.

15. I am a (we are) resident(s) of **Ohio.** My (our) aggregate investment in the Company, affiliates of the Company or other non-traded REITs must not exceed 10% of my (our) liquid net worth. For these purposes, "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

16. I am a (we are) resident(s) of **Oregon**. My (our) investment in the Company and its affiliates may not exceed 10% of my (our) net worth.

17. I am a (we are) resident(s) of **Pennsylvania**. My (our) maximum investment in the Company may not exceed 10% of my (our) net worth.

18. I am (we are) resident(s) of **Tennessee**. I (we) understand that a Tennessee resident's investment in the Company's must not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobile).

8 Investor(s)/ Custodian Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR	PRINT OR TYPE NAME OF INVESTOR	DATE (Required)
X		

SIGNATURE OF JOINT INVESTOR **(if applicable)**	PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**	DATE (Required)
X		

CUSTODIAN MEDALLION SIGNATURE GUARANTEE	PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE **(Custodian or Trustee)**	DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STEADFAST CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

PAGE 3 OF 4

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. **The undersigned attest that the Registered Representative, RIA and the Broker-Dealer are subject to the USA PATRIOT ACT. In accordance with Section 326 of the Act, the Registered Representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this subscription agreement in accordance with the requirements of the Customer Identification Program.**

9 Broker-Dealer or Registered Investment Advisor (RIA)

9a

BROKER-DEALER OR RIA FIRM NAME **(Required)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

9b

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** | REPRESENTATIVE #(S) **(Required)**

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

E-MAIL ADDRESS

9c

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

9d

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) SIGNATURE(S) | DATE **(Required)**

X X

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR), AND I AM PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.

BROKER DEALER SIGNATURE (IF REQUIRED BY BROKER DEALER) | DATE **(Required)**

X

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Faxable Form
877-756-1113

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Wiring Instructions
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
ABA Routing # - 1010 0069 5
DDA Account # - 9871879062
DST as Agent for Steadfast Companies Universal Account

ACCEPTABLE FORMS OF PAYMENT.

Please indicate method of payment below:

- ☐ Wire transfer
- ☐ Pre-printed personal check
- ☐ Cashier's check (with remitter's name imprinted)
- ☐ Business check for company/corporate account
- ☐ Trust check for trust accounts
- ☐ Custodial check for IRA or Non-IRA Custodial held accounts
- ☐ Check endorsed from other investment program (will be accepted if it meets the minimum investment requirement)

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-SCMG (7264).

PAGE 4 OF 4

STEADFAST APARTMENT REIT

STEADFAST APARTMENT REIT, INC.
Additional Investment Subscription Agreement
PROSPECTUS DATED APRIL 15, 2015

OPTIONAL

Faxable Form
877-756-1113

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

This form may be used by any current stockholder in Steadfast Apartment REIT, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a subscription agreement (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Steadfast Apartment REIT, Inc. subscription agreement.
Please print in ballpoint pen or type the information.

1 Investment

Additional Invested $ ______________________ ($100 INCREMENTS)

*Please note, volume discounts may be offered to qualified purchasers (as defined in our prospectus) by participating broker dealers in connection with sales over $500,000 in shares of our common stock. Please refer to our prospectus for information pertaining to volume discounts.

Payment will be made with:
☐ **Enclosed Check** (COMPLETE SECTIONS 2 & 4)
☐ **Wired Funds** (COMPLETE SECTIONS 2 & 4)
☐ **Automatic Investment** (COMPLETE SECTIONS 2, 3 & 4)

☐ **Registered Investment Advisor (RIA)** (CHECK ONLY IF INVESTMENT IS MADE THROUGH RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

☐ **Registered Representative NAV Purchase (net of selling commissions)** REPRESENTATIVE WILL NOT RECEIVE SELLING COMMISSIONS.

2 Stockholder Information
(or Trustees if applicable)

Custodial Ownership: Send ALL paperwork directly to the custodian.

Non-Custodial Ownership: make check payable to Steadfast Apartment REIT, Inc.

Investor information must mirror the original subscription agreement.

INVESTOR OR TRUSTEE NAME ______________________

JOINT INVESTOR OR TRUSTEE NAME ______________________

INVESTOR DATE OF BIRTH ______________________

JOINT INVESTOR DATE OF BIRTH ______________________

INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

EXISTING STEADFAST APARTMENT REIT, INC. ACCOUNT # ______________________

3 Automatic Investment Program

PLEASE NOTE:
1. IF YOU DID NOT ACQUIRE YOUR SHARES FROM THE COMPANY (E.G., YOU ACQUIRED YOUR SHARES THROUGH A TRANSFER OF OWNERSHIP OR A T.O.D.) AND YOU WISH TO PURCHASE SHARES THROUGH THE AUTOMATIC INVESTMENT PROGRAM, YOU MUST COMPLETE THE STEADFAST APARTMENT REIT, INC. SUBSCRIPTION AGREEMENT.
2. OHIO AND ALABAMA INVESTORS ARE NOT ELIGIBLE TO PARTICIPATE IN THE AUTOMATIC INVESTMENT PROGRAM.
3. STEADFAST WILL PAY DISTRIBUTIONS PER YOUR EXISTING INSTRUCTIONS. IF YOU PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PROGRAM, DISTRIBUTIONS EARNED FROM SHARES PURCHASED PURSUANT TO THE AUTOMATIC INVESTMENT PROGRAM WILL BE REINVESTED PURSUANT TO THE DISTRIBUTION REINVESTMENT PLAN. TO MAKE CHANGES TO YOUR DISTRIBUTION PAYMENTS, PLEASE COMPLETE THE ACCOUNT UPDATE FORM.

Timing of Withdrawal: (CHECK ONE) ☐ **2nd Day of Each Month** ☐ **16th Day of Each Month**

START DATE (MONTH/DAY/YEAR) ______________________

FINANCIAL INSTITUTION NAME ______________________

MAILING ADDRESS ______________________

CITY ______________________ STATE __________ ZIP __________

ATTACH VOIDED CHECK HERE

☐ **Checking Account** ☐ **Savings Account**

ABA ROUTING # ______________________ ACCOUNT # ______________________

ANY BANK
ANY STREET, ANYTOWN
TEL: (001) 555-5555
MEMO
I: 123456789 I: 0001 II 000123456789 I:
ABA ROUTING #
CHECK #
ACCOUNT #

****For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If registration at the bank differs from that in this form, all parties must sign below.****

SIGNATURE OF BANK ACCOUNT OWNER ______________________

SIGNATURE OF JOINT BANK ACCOUNT OWNER (IF APPLICABLE) ______________________

PAGE 1 OF 2

STAR-ADDLSA-0415

STEADFAST APARTMENT REIT

STEADFAST APARTMENT REIT, INC.
Additional Investment Subscription Agreement (continued)

4 Signatures

By signing below, you represent that (i) the agreements, representations and warranties made in the subscription agreement for your initial investment in Shares of Steadfast Apartment REIT apply to the purchase made hereby; (ii) you have received a copy of the current Prospectus (as supplemented); and (iii) have either (a) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or (b) a net worth (as previously described) of at least $70,000 and a minimum annual gross income of $70,000, and, if applicable, meet the higher suitability requirements imposed by your state of primary residence as set forth in the Prospectus under "Suitability Standards" or any Supplement to the Prospectus.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR ______________________ PRINT OR TYPE NAME OF INVESTOR ______________________ DATE **(Required)** __________

SIGNATURE OF JOINT INVESTOR **(if applicable)** ______________________ PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)** ______________________

AUTHORIZED SIGNATURE **(Custodian or Trustee)** ______________________ PRINT OR TYPE AUTHORIZED SIGNATURE **(Custodian or Trustee)** ______________________

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN

(STEADFAST CAPITAL MARKETS GROUP AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

5 Payment Instructions

PAYMENT INSTRUCTIONS

The Additional Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Faxable Form
877-756-1113

Wiring Instructions
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
ABA Routing # - 1010 0069 5
DDA Account # - 9871879062
DST as Agent for Steadfast
Companies Universal Account

PAGE 2 OF 2

APPENDIX C: DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial registered public offering (the “Initial Offering”) or any future offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan is February 27, 2014.

3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at $14.25 per Share; provided, however, that the Board of Directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated value per share and other factors that the Board of Directors deems relevant. If the Company determines to change the price at which the Company offers shares, the Company does not anticipate that it will do so more frequently than quarterly.

Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (x) the Plan Shares which will be registered with the SEC in connection with the Initial Offering, (y) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (z) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

C-1

6. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

APPENDIX D: FORM OF REDEMPTION REQUEST

STEADFAST APARTMENT REIT, INC.
Redemption Request Form

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL STEADFAST AT 888-223-9951

1 Share Redemption Information

- This form may be used to request redemption of shares of common stock of Steadfast Apartment REIT (the "Company"). You should carefully review the terms of the share redemption program as set forth in the Company's public filings with the SEC.
- The redemption of the shares is subject to all of the limitations and restrictions contained in the Company's share redemption program, Articles of Incorporation (as amended), Bylaws and public filings with the SEC, including compliance with applicable state and federal securities laws. The Company's Board of Directors may amend, suspend or terminate the program upon 30 day's notice.
- Shares may be presented for redemption to the Company only by the owner(s) of record or a duly authorized agent or attorney, upon the due execution and completion of this redemption form and other documents the Company may require. To the extent the funds are available for redemption, repurchases of shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter.
- If a redemption request is not satisfied within 30 days following the end of the applicable quarter, the Company will treat the unsatisfied portion of the redemption request as a request for redemption in the following quarter unless the request is withdrawn by written notice received by the Company at least three business days before the date for redemptions.

2 Investor Information

INVESTOR OR TRUSTEE NAME ______________________

JOINT INVESTOR OR TRUSTEE NAME ______________________

INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

STEADFAST APARTMENT REIT, INC. ACCOUNT # ______________________

3 Redemption Type
(Please select one)

☐ **Ordinary Redemption:** By signing this request I represent and warrant that (i) I have held the shares presented for redemption for one year, other than with respect to distribution reinvestment plan shares if this request is for the redemption of all of my shares; (ii) I understand and agree that the redemption price per share is based on the price paid to acquire the shares from the Company unless, the Company has established an estimated value per share, then your redemption price is based on that value, and will be calculated at 92.5% of such price or value for stockholders who have held their shares for at least one year.; 95.0% for stockholders who have held their shares for at least two years; 97.5% for stockholders who have held their shares for at least three years; or 100% for stockholders who have held their shares for at least four years; and (iii) I own good and marketable title to, and all beneficial interest in, the shares being presented for redemption, and I own the shares free and clear of any pledge, security interest, lien, charge, claim, option, right of first refusal or other restriction on transfer of any nature whatsoever, with no defects of title whatsoever.

☐ **Death, Qualifying Disability or Determination of Incompetence Redemption:** By signing below I represent and warrant that (i) these shares are being redeemed in conjunction with the death of the stockholder(s), a qualifying disability of the stockholder(s) or qualifying determination of incompetence of the stockholder(s) as defined in the Prospectus (and a copy of the certified death certificate, proof of disability or determination of incompetence accompanies this request); (ii) I have the legal authority to request the redemption of these shares and these shares are owned free and clear of any pledge, security interest, lien, charge, claim, option, right of first refusal or other restriction on transfer of any nature whatsoever, with no defects of title whatsoever; and (iii) I understand and agree that the redemption price per share will be equal to the average issue price per share for all of the stockholder's shares.

4 Redemption Amount
(Please select one)

☐ **All Shares**

☐ **Partial Redemption (please indicate one of three options)**

Number of Shares ______________

Percentage of Shares __________%

Dollar Amount $______________

5 Cost Basis Selection

Federal income tax information reporting rules apply to certain transactions in our shares. Where they apply, the "cost basis" calculated for the shares involved will be reported to the Internal Revenue Service ("IRS") and to you. You should consult with your own tax advisor regarding the consequences of these rules and your cost basis reporting options.

Indicate below the cost basis method you would like us to apply. IF AN OPTION IS NOT SELECTED, YOUR COSTS BASIS WILL BE CALCULATED USING THE FIFO METHOD.

☐ **FIFO (First In/First Out)**

☐ **Specific Lots (please identify lots to right)**

DATE OF PURCHASE	NUMBER OF SHARES	PURCHASE PRICE
		$
		$

PAGE 1 OF 2

STAR-RR-0314

D-1

6 Payment Instructions

Indicate how you wish to receive your redemption payment below. If an option is not selected, a check will be sent to your address of record. **For Custodial held accounts, redemption distributions will be sent to the Custodian. All Custodial held accounts must include the Custodian's signature.**

☐ **Send redemptions via check to the address of record.**

☐ **Send redemptions via check to alternate payee listed here (not available for Custodial accounts without custodial approval.)**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

ACCOUNT#

7 Signatures

ALL PARTIES MUST SIGN AND SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED. INVESTMENTS THROUGH CUSTODIAL ACCOUNTS MUST BE SIGNED BY THE CUSTODIAN WITH A MEDALLION SIGNATURE GUARANTEE

By signing below, I (we) agree to the terms hereof and the terms of the share redemption program.

SIGNATURE OF INVESTOR | PRINT OR TYPE NAME OF INVESTOR | DATE **(Required)**

SIGNATURE OF JOINT INVESTOR **(if applicable)** | PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**

AUTHORIZED SIGNATURE **(Custodian or Trustee)** | PRINT OR TYPE AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MEDALLION SIGNATURE GUARANTEE

The Steadfast Apartment REIT, Inc. Share Redemption Form must be Medallion Signature Guaranteed.
If necessary, you can obtain a Medallion Guarantee from an authorized officer of a bank, brokerage firm or other financial institution.
A notary public cannot provide a Medallion Signature Guarantee.

INVESTOR/TRUSTEE

MEDALLION SIGNATURE GUARANTEE

JOINT INVESTOR

MEDALLION SIGNATURE GUARANTEE

CUSTODIAN

MEDALLION SIGNATURE GUARANTEE

MAILING INSTRUCTIONS

Redemption Requests should be mailed to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL STEADFAST AT 888-223-9951

PAGE 2 OF 2

D-2

APPENDIX E: FORM OF APPLICATION FOR TRANSFER

STEADFAST APARTMENT REIT, INC.

Application for Transfer - Instructions

PROSPECTUS DATED APRIL 15, 2015

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

INSTRUCTIONS

1 Definitions	The term transferor means the party from whom the shares are to be transferred. The term transferee is the party or parties to whom the Shares are to be transferred. Definitions: A. "Transferor" - Current account holder B. "Transferee" - Entity receiving shares C. "Company" - Steadfast Apartment REIT, Inc. within which the transfer is taking place
2 Requirements	If the transfer is due to death, **enclose a copy of the death certificate.** If there is an executor of the estate, **enclose a copy of the letters of administration or court appointment of the executor** dated within 90 days of the submission of this form.
3 Custodian	If this account involves a custodian, forward this form to the custodian for its signature with instructions to return it to Steadfast as indicated below.

NOTICES

1 Transfer Tax	Shares may be transferred only by the owner of record in person or by its duly authorized agent or attorney upon completion of all forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full for the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Company's Charter and Bylaws, including compliance with applicable state and federal securities and tax laws.
2 "Blue Sky" Law	No transfer or assignment of any Shares shall be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Company. If this would be the case as a result of this transfer, the Company will return this form and advise you of the reason that the transfer is void.
3 Restrictions	The Shares are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's charter: (a) no Person may Beneficially Own or Constructively Own shares of the Company's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company; (b) no Person may Beneficially Own or Constructively Own shares of the Company's Preferred Stock in excess of 9.8% of the value of the total outstanding shares of Preferred Stock of the Company; (c) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; (d) other than as provided in the Company's charter, no Person may Transfer Equity Shares if such Transfer would result in the Equity Shares of the Company being owned by fewer than 100 Persons; and (e) no Person shall Transfer Equity Shares if such Transfer would (i) cause the Company to own an interest in a tenant or the Operating Partnership's real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which causes or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Company. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void. All capitalized terms in this paragraph have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder or prospective holder of Equity Shares of the Company on request and without charge.
4 Suitability Standards	The interest being acquired by the Transferee and retained by the Transferor, if any, must be at least the minimum number of Common Stock required under "Suitability Standards" in the Prospectus unless such transfer is made by gift, inheritance, intra-family transfer, family dissolution, operation of law, or to affiliates.
5 Reinvestment Plan	A transfer of Shares will terminate Transferor's participation in Steadfast's dividend reinvestment plan with respect to such transferred Shares as of the date the transfer is accepted by Steadfast.

PAGE 1 OF 5

STAR-TRANAPP-0215

STEADFAST APARTMENT REIT, INC.
Application for Transfer - Instructions (Continued)

NOTICES (CONTINUED)

6 Transferee Suitability Requirements	By signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following: • I (we) have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described. • I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." • I am transferring the shares into my own account, or if I am (we are) transferring shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Application for Transfer/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). • I acknowledge that the shares are not liquid. ***Not applicable if transfer is due to death**
7 Distribution Reinvestment Plan Enrollment Agreement	By selecting to participate in the Distribution Reinvestment Plan for the respective shares being transferred AND by signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following: • That I am a current stockholder of Steadfast who received shares through a transfer into one of Steadfast's publicly registered offerings. • That I received a Prospectus in connection with my receipt of shares through a transfer (the "Share Prospectus") • That I continue to meet the Suitability Standards described in the respective Prospectus. • That I acknowledge that I have the duty to promptly notify Steadfast in writing if at any time during which I am participating in the DRIP I fail to meet the suitability requirements for making an investment in Steadfast or cannot make the other representations or warranties set forth in my original transfer form.

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL STEADFAST AT 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

PAGE 2 OF 5

STEADFAST APARTMENT REIT, INC.

Application for Transfer - Transferor Information

PROSPECTUS DATED APRIL 15, 2015

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Shares

Number of shares to be transferred: ______________________ SPECIFY

Shareholder Account Number: ______________________ SPECIFY

2 Transferor (or Seller's) Information

Transferor information must mirror the original subscription agreement.

TITLE

TAX ID OR SSN

ADDRESS

CITY | STATE | ZIP

BUSINESS PHONE

REGISTERED REPRESENTATIVE'S NAME | REP ID #

3 Reason for Transfer (check one)

On October 3, 2008, the Emergency Economic Stabilization Act, HR1424, was signed into law, which included provisions from the Energy Improvement and Extension Act of 2008, requiring REITs to provide cost basis reporting to their customers.

To ensure accurate cost basis reporting, indicate the type of transfer requested and provide transfer details where applicable.

☐ **Re-registration** (name change, individual to trust, etc.)

☐ **Secondary Market Transfer:** $__________ Cost per share

☐ **Death[1]:** (inheritance) __________ Date of death (required)

__________ Alternate date **or** $__________ Alternate value (if applicable)

☐ **Gift** __________ Date of gift

1. In the event of a transfer due to death, please provide a copy of the death certificate in lieu of signature.

For certain types of transfer, additional documentation may be required.

4 Transferor(s) Signatures

By executing this Form, the transferor(s) hereby certifies and represents possession of valid title and all requisite power to assign such interests and represents and warrants that the transfer effected hereby is made in accordance with all applicable federal and state securities law and regulation. The transferor(s) understands that the transfer may be made only in compliance with the Articles of Incorporation and Bylaws, as amended, of the Company. The signature(s) on this Form must correspond with the name(s) in which the transferor(s) hold the transferred Shares.

ALL SIGNATURES MUST BE SIGNATURE GUARANTEED:

SIGNATURE OF TRANSFEROR | DATE

TRANSFEROR — MEDALLION SIGNATURE GUARANTEE

CO-TRANSFEROR SIGNATURE **(if applicable)** | DATE

CO-TRANSFEROR — MEDALLION SIGNATURE GUARANTEE

AUTHORIZED SIGNATURE **(Custodian or Trustee)** | DATE

CUSTODIAN OR TRUSTEE — MEDALLION SIGNATURE GUARANTEE

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL STEADFAST AT 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

PAGE 3 OF 5

STEADFAST APARTMENT REIT, INC.

Application for Transfer - Transferee Information

PROSPECTUS DATED APRIL 15, 2015

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Shares

Number of shares to be transferred: ______________________

2 Non-Custodial Ownership

- ☐ **Individual**
- ☐ **Joint Tenants w/ Right of Survivorship**[1]
- ☐ **Tenants in Common**[1]
- ☐ **Corporation or Limited Liability Company**[2]
  - ☐ S-Corp ☐ C-Corp
  - Will default to S-Corp if nothing checked
- ☐ **Partnership**[2]
- ☐ **Trust**[2]
  - Trustee or custodian signature required
- ☐ **Estate**[3]
- ☐ **UGMA/UTMA** ______________ STATE
- ☐ **Other:** ______________ SPECIFY

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE ENCLOSED TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT OR CORPORATE RESOLUTION, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. THE PERSONAL REPRESENTATIVE MUST SIGN. PROVIDE THE NAME OF THE EXECUTOR AND A COPY OF THE COURT APPOINTMENT DATES WITHIN 90 DAYS

3 Custodial Ownership

☐ **Traditional IRA** ☐ **Roth IRA** ☐ **Simplified Employee Pension Trust** ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Other:** ______________ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

CUSTODIAN OR TRUSTEE MAILING ADDRESS

CITY STATE ZIP

BUSINESS PHONE

3a

CUSTODIAN TAX ID# CUSTODIAN ACCOUNT #

4 Transferee (or Buyer's) Information (4a & 4b required)

4a

TRANSFEREE OR TRUSTEE NAME CO-TRANSFEREE OR TRUSTEE NAME

TRANSFEREE DATE OF BIRTH CO-TRANSFEREE INVESTOR DATE OF BIRTH

TRANSFEREE SOCIAL SECURITY OR TAX ID # CO-TRANSFEREE SOCIAL SECURITY OR TAX ID #

ENTITY OR TRUST NAME **ENTITY OR TRUST SOCIAL SECURITY OR TAX ID #**

CITIZENSHIP STATUS (CHECK ONE): ☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

CO-TRANSFEREE CITIZENSHIP STATUS (CHECK ONE): ☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

4b

HOME ADDRESS (NO P.O. BOX)

CITY STATE ZIP

DAYTIME PHONE EVENING PHONE

ELECTRONIC COMMUNICATION (OPTIONAL)

I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL

4c

ALTERNATE MAILING ADDRESS (OR P.O. BOX)

CITY STATE ZIP

PAGE 4 OF 5

STEADFAST APARTMENT REIT, INC.
Application for Transfer - Transferee Information (Continued)

5 Distribution Options

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 4B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

_______% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 4b (or directly to the custodian, as applicable), unless otherwise indicated.

_______% **Mail to Home Address (noted in Section 4b)** Not available for custodial accounts.

_______% **Mail to Alternate Address (noted in Section 4c)** Not available for custodial accounts.

_______% **Mail to Custodian (noted in Section 3)**

_______% **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME

☐ Checking **(attach a voided check)**

ABA/ROUTING NUMBER

ACCOUNT NUMBER

☐ Savings

_______% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

ACCOUNT NUMBER

DISTRIBUTION MAILING ADDRESS

Must total 100%

_______%

CITY

STATE

ZIP

6 Broker-Dealer or RIA Information

BROKER-DEALER OR RIA FIRM NAME **(Required)**

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)**

BUSINESS PHONE

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY

STATE

ZIP

7 Transferee(s) Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED):** The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Application for Transfer is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

By executing this form, the transferee(s) represent that they have received and/or reviewed the Prospectus and the other filings made by the Company with the Securities and Exchange Commission. The transferee(s) accept and agree to be bound by the terms and conditions of the Company's Articles of Incorporation and Bylaws, as amended.

ALL SIGNATURES MUST BE SIGNATURE GUARANTEED:

SIGNATURE OF TRANSFEREE — DATE

TRANSFEREE
MEDALLION SIGNATURE GUARANTEE

CO-TRANSFEREE SIGNATURE **(if applicable)** — DATE

CO-TRANSFEREE
MEDALLION SIGNATURE GUARANTEE

AUTHORIZED SIGNATURE **(Custodian or Trustee)** — DATE

CUSTODIAN OR TRUSTEE
MEDALLION SIGNATURE GUARANTEE

PAGE 5 OF 5

STEADFAST APARTMENT REIT, INC.
UP TO $1,100,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 15, 2015

STEADFAST APARTMENT REIT, INC.
SUPPLEMENT NO. 6 DATED JULY 15, 2015
TO THE PROSPECTUS DATED APRIL 15, 2015

This document supplements, and should be read in conjunction with, our prospectus dated April 15, 2015, relating to our offering of up to $1,100,000,000 in shares of our common stock. This Supplement No. 6 supersedes and replaces all prior supplements to the prospectus. Terms used and not otherwise defined in this Supplement No. 6 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 6 is to disclose:

•    the status of our public offering;
•    our real estate portfolio;
•    clarification to the “Questions and Answers about this Offering” section in regards to our share repurchase plan;
•    an update to the “Taxation of Steadfast Apartment REIT, Inc.” section regarding REIT qualification;
•    selected financial data;
•    our performance—funds from operations and modified funds from operations;
•    our net tangible book value;
•    information regarding our indebtedness;
•    information regarding our distributions;
•    information regarding redemption of shares;
•    compensation paid to our advisor and its affiliates;
•    information on experts; and
•    incorporation of certain information by reference.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on December 30, 2013. As of July 10, 2015, we had received and accepted investors’ subscriptions for and issued 22,388,419 shares of our common stock in our public offering, resulting in gross offering proceeds of approximately $334,041,739.

As of July 10, 2015, approximately 44,608,849 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares of our common stock in our initial public offering until the earlier of December 30, 2015, unless extended, or the date on which the maximum offering amount has been sold.

Our Real Estate Portfolio

As of June 30, 2015, our property portfolio consisted of 18 multifamily apartment communities comprising a total of 6,165 apartment homes. The following table provides information regarding our properties as of June 30, 2015:

	Property Name	City, State	Number of Units	Average Monthly Occupancy	Average Monthly Rent(1)	Purchase Date	Contract Purchase Price	Mortgage Debt Outstanding(2)
1	Villages at Spring Hill Apartments	Spring Hill, Tennessee	176	96.6%	$848	5/22/2014	$14,200,000	$9,940,000
2	Harrison Place Apartments	Indianapolis, Indiana	307	94.1%	851	6/30/2014	27,864,250	19,530,000
3	Club at Summer Valley	Austin, Texas	260	96.2%	819	8/28/2014	21,500,000	15,050,000
4	Terrace Cove Apartment Homes	Austin, Texas	304	93.8%	838	8/28/2014	23,500,000	16,450,000
5	The Residences on McGinnis Ferry	Suwanee, Georgia	696	91.1%	1,052	10/16/2014	98,500,000	73,660,600
6	The 1800 at Barrett Lakes	Kennesaw, Georgia	500	94.2%	849	11/20/2014	49,000,000	34,300,000
7	The Oasis	Colorado Springs, Colorado	252	93.7%	1,093	12/19/2014	40,000,000	28,000,000
8	Columns on Wetherington	Florence, Kentucky	192	95.8%	1,069	2/26/2015	25,000,000	17,500,000
9	Preston Hills at Mill Creek	Buford, Georgia	464	94.2%	889	3/10/2015	51,000,000	35,700,000
10	Eagle Lake Landing	Speedway, Indiana	277	91.3%	776	3/27/2015	19,200,000	—
11	Reveal on Cumberland	Fishers, Indiana	220	85.5%	1,029	3/30/2015	29,500,000	—
12	Randall Highlands Apartments	North Aurora, Illinois	146	96.6%	1,774	3/31/2015	32,115,000	22,480,500
13	Heritage Place Apartments	Franklin, Tennessee	105	96.2%	908	3/27/2015	9,650,000	—
14	Rosemont at East Cobb	Marietta, Georgia	180	96.1%	813	5/21/2015	16,450,000	—
15	Ridge Crossings Apartments	Hoover, Alabama	720	95.7%	862	5/28/2015	72,000,000	50,400,000
16	Bella Terra at City Center Apartments	Aurora, Colorado	304	97.7%	921	6/11/2015	37,600,000	26,320,000
17	Hearthstone at City Center Apartments	Aurora, Colorado	360	98.1%	1,038	6/25/2015	53,400,000	37,380,000
18	Arbors at Brookfield	Mauldin, South Carolina	702	93.6%	767	6/30/2015	66,800,000	45,300,000
			6,165	94.2%	$922		$687,279,250	$432,011,100
_______________

(1)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

(2)	For more information on our indebtedness, see “Information Regarding Our Indebtedness.”

Clarification to the “Questions and Answers about this Offering” Section in Regards to Our Share Repurchase Plan

Following the date we publish an estimated value per share of our common stock, shares will be repurchased at a discount from the estimated value per share price based upon how long such shares have been held. See “Description of Capital Stock—Share Repurchase Plan.”

An Update to the “Taxation of Steadfast Apartment REIT, Inc.” Section Regarding REIT Qualification

We have elected to be taxed as a REIT commencing with the taxable year ending December 31, 2014.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, both of which are incorporated herein by reference. Our historical results are not necessarily indicative of results for any future period.

		As of December 31,
	As of March 31, 2015	2014	2013
	(Unaudited)
Balance sheet data
Total real estate, net	$422,410,839	$269,987,629	$—
Total assets	464,862,830	306,470,497	203,500
Notes payable	272,611,100	196,930,600	—
Total liabilities	280,287,411	202,426,021	86,644
Redeemable common stock	1,686,498	660,089	—
Total stockholders’ equity	182,888,921	103,384,387	116,856

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014	For the Period from August 22, 2013 (Inception) to December 31, 2013
	(Unaudited)

Operating data
Total revenues	$7,745,819	$7,255,266	$—
Net loss	(7,479,298)	(11,840,455)	(86,644)
Net loss attributable to common stockholders	(7,479,298)	(11,840,455)	(86,644)
Net loss per common share - basic and diluted	(0.61)	(4.74)	(7.06)
Other data
Cash flows used in operating activities	(1,539,065)	(3,918,648)	—
Cash flows used in investing activities	(160,151,120)	(277,793,918)	—
Cash flows provided by financing activities	164,308,898	310,104,892	203,500
Distributions declared	(2,709,299)	(2,224,079)	—
Distributions declared per common share(1)	0.222	0.663	—
Weighted-average number of common shares outstanding, basic and diluted	12,235,415	2,495,771	12,273
FFO(2)	(2,123,129)	(6,523,945)	—
MFFO(2)	1,933,064	1,013,255	—

____________

(1)
Distributions declared per common share for the three months ended March 31, 2015 and the year ended December 31, 2014 assumes each share was issued and outstanding each day from April 7, 2014 (the first day distributions began to accrue) through March 31, 2015. Distributions currently declared are calculated at a rate of $0.002466 per share of common stock per day, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock.

(2)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Investment Program Association as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO or MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “Our Performance —Funds From Operations and Modified Funds From Operations.”

Our Performance—Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We believe it is appropriate to disregard impairment charges from the calculation of FFO, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
There were changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009, and other changes to GAAP accounting for real estate, subsequent to the establishment of NAREIT’s definition of FFO. These changes have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until five years after the completion of our offering stage. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare our operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no regular net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2015 and for the year ended December 31, 2014. We commenced our real estate operations on May 22, 2014 upon acquiring a fee simple interest in a multifamily property located in Spring Hill, Tennessee. Therefore, we had no calculation of FFO and MFFO for the period from August 22, 2013 (inception) to December 31, 2013.

Reconciliation of net loss to MFFO:	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014

Net loss	$(7,479,298)	$(11,840,455)
Depreciation of real estate assets	2,512,825	2,206,072
Amortization of lease-related costs	2,843,344	3,110,438
FFO	(2,123,129)	(6,523,945)
Acquisition fees and expenses (1)(2)	3,392,083	6,959,186
Unrealized loss on derivative instruments	664,110	578,014
MFFO	$1,933,064	$1,013,255

_________________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the three months ended March 31, 2015 and the year ended December 31, 2014 includes acquisition fees of $1,609,063 and $2,954,149 and loan coordination fees of $756,805 and $1,969,306 that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition fees and expenses for the three months ended March 31, 2015 and the year ended December 31, 2014 also includes acquisition expenses of $1,026,215 and $2,035,731 that are recorded in acquisition costs in the accompanying consolidated statements of operations.

Our Net Tangible Book Value Per Share

As of December 31, 2014, our net tangible book value per share was $10.83, compared to our current offering price of $15.00 per share. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the December 31, 2014 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs and acquired in-place lease value, net of liabilities to be assumed) by the number of shares of our common stock outstanding as of December 31, 2014. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Our Indebtedness

The following is a summary of mortgage notes payable secured by our real properties as of June 30, 2015:

Mortgage Loan	Payment Type	Maturity	Interest Rate	Mortgage Debt	Outstanding Principal Balance
Villages at Spring Hill Apartments	Principal and interest(1)	June 1, 2024	LIBOR + 2.13%(2)	$9,940,000	$9,940,000
Harrison Place Apartments	Principal and interest(1)	July 1, 2024	LIBOR + 1.84%(3)	19,530,000	19,530,000
Club at Summer Valley	Principal and interest(1)	September 1, 2024	LIBOR + 1.98%(4)	15,050,000	15,050,000
Terrace Cove Apartment Homes	Principal and interest(1)	September 1, 2024	LIBOR + 1.98%(4)	16,450,000	16,450,000
The Residences on McGinnis Ferry	Principal and interest(5)	November 1, 2024	LIBOR + 1.70%(6)	73,660,600	73,660,600
The 1800 at Barrett Lakes	Interest only	December 1, 2021	LIBOR + 1.77%(7)	34,300,000	34,300,000
The Oasis	Interest only	January 1, 2022	LIBOR + 1.89%(8)	28,000,000	28,000,000
Columns on Wetherington	Principal and interest(5)	March 1, 2025	LIBOR + 1.68%(9)	17,500,000	17,500,000
Preston Hills at Mill Creek	Principal and interest(5)	April 1, 2025	LIBOR + 1.69%(10)	35,700,000	35,700,000
Randall Highlands Apartments	Principal and interest(11)	April 1, 2025	LIBOR + 1.77%(10)	22,480,500	22,480,500
Ridge Crossings Apartments	Principal and interest(5)	June 1, 2025	LIBOR + 2.17%(12)	50,400,000	50,400,000
Bella Terra at City Center Apartments	Principal and interest(13)	July 1, 2025	LIBOR + 2.47%(14)	26,320,000	26,320,000
Hearthstone at City Center Apartments	Principal and interest(1)	July 1, 2025	LIBOR + 2.48%(14)	37,380,000	37,380,000
Arbors at Brookfield	Principal and interest(11)	July 1, 2025	LIBOR + 2.34%(14)	45,300,000	45,300,000
				$432,011,100	$432,011,100

____________

(1)	A monthly payment of interest only is due and payable for 48 months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.
(2)
We entered into an interest rate cap agreement that limits the London Interbank Offered Rate (LIBOR) portion of the interest rate to 2.00% through May 31, 2015, 2.50% through May 31, 2016, 3.00% through May 31, 2017 and 3.50% through June 1, 2018.

(3)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through June 30, 2015, 2.50% through June 30, 2016, 3.00% through June 30, 2017 and 3.50% through July 1, 2018.

(4)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through August 31, 2015, 2.50% through August 31, 2016, 3.00% through August 31, 2017 and 3.50% through September 1, 2018.

(5)	A monthly payment of interest only is due and payable for 60 months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.
(6)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through October 31, 2015 and 5.44% through November 1, 2018.
(7)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through November 30, 2015, 2.50% through November 30, 2016, 3.00% through November 30, 2017 and 3.50% through December 1, 2018.

(8)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through December 31, 2015, 2.50% through December 31, 2016, 3.00% through December 31, 2017 and 3.50% through January 1, 2019.

(9)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through February 29, 2016, 2.50% through February 28, 2017, 3.00% through February 28, 2018 and 3.50% through March 1, 2019.

(10)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through March 31, 2016, 2.50% through March 31, 2017, 3.00% through March 31, 2018 and 3.50% through April 1, 2019.

(11)	A monthly payment of interest only is due and payable for 36 months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.
(12)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through May 31, 2016, 2.50% through May 31, 2017, 3.00% through May 31, 2018 and 3.50% through June 1, 2019.

(13)	A monthly payment of interest only is due and payable for 72 months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.
(14)
We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.00% through June 30, 2016, 2.50% through June 30, 2017, 3.00% through June 30, 2018 and 3.50% through July 1, 2019.

Information Regarding Our Distributions
On April 4, 2014, our board of directors approved a cash distribution that accrues at a rate of $0.002466 per day for each share of our common stock, which, if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of our common stock. This distribution began to accrue on April 7, 2014. There is no guarantee that we will continue to pay distributions at this rate or at all. The first distributions were paid on June 2, 2014.

Distributions paid from the second quarter of 2014 to March 31, 2015 are presented in the following table:

			Distributions Paid(3)			Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Cash	Reinvested	Total	Cash Flow From Operations	Offering Proceeds	Net Cash Used In Operating Activities
Second Quarter 2014	$158,272	$0.209	$49,580	$25,066	$74,646	$—	$74,646	$(701,015)
Third Quarter 2014	642,532	0.227	279,014	175,490	454,504	—	454,504	(909,864)
Fourth Quarter 2014	1,423,275	0.227	592,941	493,084	1,086,025	—	1,086,025	(2,188,785)
First Quarter 2015	2,709,299	0.222	1,113,641	1,096,309	2,209,950	—	2,209,950	(1,539,065)
	$4,933,378	$0.885	$2,035,176	$1,789,949	$3,825,125	$—	$3,825,125	$(5,338,729)
____________________

(1)	Distributions are based on daily record dates and calculated at a rate of $0.002466 per day, beginning on April 7, 2014.
(2)	Assumes each share was issued and outstanding each day during the period from April 7, 2014 to March 31, 2015
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the three months ended March 31, 2015, we paid aggregate distributions of $2,209,950, including $1,113,641 of distributions paid in cash and 76,934 shares of our common stock issued pursuant to our distribution reinvestment plan for $1,096,309. For the three months ended March 31, 2015, our net loss was $7,479,298, we had negative FFO of $2,123,129 and net cash used in operations of $1,539,065. For the year ended December 31, 2014, we paid aggregate distributions of $1,615,175, including $921,535 of distributions paid in cash and 48,676 shares of our common stock issued pursuant to our distribution reinvestment plan for $693,640. For the year ended December 31, 2014, our net loss was $11,840,455, we had negative FFO of $6,523,945 and net cash used in operations of $3,918,648. For the three months ended March 31, 2015, we funded all distributions paid, which includes net cash distributions and distributions reinvested by stockholders, with proceeds from our public offering. On a cumulative basis, as of March 31, 2015, all distributions have been funded with proceeds from our public offering. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “Our Performance—Funds from Operations and Modified Funds from Operations.”

On April 1, 2015, we paid distributions of $1,108,253, which related to distributions declared for each day in the period from March 1, 2015 through March 31, 2015 and consisted of cash distributions paid in the amount of $536,540 and $571,713 in shares issued pursuant to our distribution reinvestment plan. On May 1, 2015, we paid distributions of $1,255,360, which related to distributions declared for each day in the period from April 1, 2015 through April 30, 2015 and consisted of cash distributions paid in the amount of $593,892 and $661,468 in shares issued pursuant to our distribution reinvestment plan. On June 1, 2015, we paid distributions of $1,446,300, which related to distributions declared for each day in the period from May 1, 2015 through May 31, 2015 and consisted of cash distributions paid in the amount of $679,141 and $767,159 in shares issued pursuant to our distribution reinvestment plan. On July 1, 2015, we paid distributions of $1,543,532, which related to distributions declared for each day in the period from June 1, 2015 through June 30, 2015 and consisted of cash distributions paid in the amount of $722,492 and $821,040 in shares issued pursuant to our distribution reinvestment plan.

Information Regarding Redemption of Shares
The following table sets forth the redemptions of our common stock pursuant to our share repurchase plan:

	Total Number of Shares Requested to be Redeemed(1)	Total Number of Shares Redeemed	Average Price Paid per Share(2)	Approximate Dollar Value of Shares Available That May Yet Be Redeemed Under the Program
December 2014	2,239	—	$—	(3)
January 2015	—	2,239	14.98	(3)
February 2015	—	—	—	(3)
March 2015	4,660	—	—	(3)
April 2015	4,293	4,660	15.00	(3)
May 2015	—	—	—	(3)
June 2015	2,283	—	—	(3)
	13,475	6,899
____________________

(1)	We generally redeem shares on the last business day of the month following the end of each fiscal quarter in which requests were received.
(2)	Pursuant to our share repurchase plan, we currently redeem shares at prices determined as follows:
• 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;
• 95% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;
• 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and
• 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.
(3)
The number of shares that may be redeemed pursuant to the share repurchase plan during any calendar year is limited to (1) 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors.

Compensation Paid to Our Advisor and its Affiliates
The following data supplements,and should be read in conjunction with, the section of our prospectus titled “Management Compensation.”

The following table summarizes the cumulative compensation, fees and reimbursements we paid to our advisor, Steadfast Apartment Advisor, LLC, and its affiliates, including the dealer manager, during the three months ended March 31, 2015 and the year ended December 31, 2014.

Type of Fee or Reimbursement Paid	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
Offering Stage:
Selling commissions	$6,729,532	$8,815,057
Dealer manager fees	3,043,244	3,974,570
Other organization and offering expenses(1)	607,480	5,667,857
Organization costs	—	42,882
Operational Stage:
Acquisition fee(2)	2,004,894	2,372,731
Acquisition expense(3)	689,422	1,045,794
Loan coordination fee(4)	1,036,805	1,689,306
Investment management fee(5)	915,469	324,882
Property management and leasing fee(6)	204,002	140,670
Reimbursement of property management onsite personnel costs(7)	627,584	572,794
Other operating expenses(8)	287,145	313,434
Other fees(9)	61,910	68,980
Construction management fees(10)	81,105	44,006
	$16,288,592	$25,072,963

(1)
As of March 31, 2015 and December 31, 2014, other organization and offering expenses of $649,550 and $0 were incurred by our advisor in connection with the public offering but had not been reimbursed by us.

(2)	As of March 31, 2015 and December 31, 2014, acquisition fees of $185,587 and $581,418 were earned by our advisor in connection with the acquisition of our properties but had not been paid by us.
(3)	As of March 31, 2015 and December 31, 2014, acquisition expenses of $0 and $22,157 were incurred by our advisor but had not been paid by us.
(4)	As of March 31, 2015 and December 31, 2014, loan coordination fees of $0 and $280,000 were earned by our advisor but had not been paid by us.
(5)	As of March 31, 2015 and December 31, 2014, investment management fees of $42,523 and $147,946 were earned by our advisor but had not been paid by us.
(6)	As of March 31, 2015 and December 31, 2014, property management fees of $85,729 and $65,882 were earned by our property manager but had not been paid by us.
(7)	As of March 31, 2015 and December 31, 2014, property management onsite personnel costs of $139,726 and $66,268 were earned by our property manager but had not been paid by us.
(8)
As of March 31, 2015 and December 31, 2014, operating expenses incurred by our advisor on our behalf of $294,826 and $322,804 are potentially reimbursable by us, subject to the 2%/25% limitation described in this prospectus. For the four fiscal quarters ended March 31, 2015, our total operating expenses did not exceed the 2%/25% limitation.

(9)	As of March 31, 2015 and December 31, 2014, other fees of $9,159 and $6,799 were earned by our advisor but had not been paid by us.
(10)	As of March 31, 2015 and December 31, 2014, construction management fees of $12,803 and $6,595 were earned by our construction manager but had not been paid by us.

Experts

The consolidated financial statements of Steadfast Apartment REIT, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (1) statements of revenues over certain operating expenses of the Villages at Spring Hill and Harrison Place Apartments for the year ended December 31, 2013, incorporated by reference in this prospectus from Steadfast Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 8, 2014, (2) statements of revenues over certain operating expenses of the Club at Summer Valley Apartments and Terrace Cove Apartments for the year ended December 31, 2013 incorporated by reference in this prospectus from Steadfast Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on November 12, 2014, (3) statement of revenues over certain operating expenses of the Residences on McGinnis Ferry Apartments for the year ended December 31, 2013, incorporated by reference in this prospectus from Steadfast Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 19, 2014, and (4) statement of revenues over certain operating expenses of The 1800 at Barrett Lakes Apartments for the year ended December 31, 2013, incorporated by reference in this prospectus from Steadfast Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on February 2, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such statements of revenues over certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.steadfastreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-191049), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on March 16, 2015;

•	Quarterly Report on Form 10-Q filed with the SEC on May 14, 2015;

•	Definitive Proxy Statement filed with the SEC on June 15, 2015;

•	Current Report on Form 8-K filed with the SEC on July 7, 2015;

•	Current Report on Form 8-K filed with the SEC on July 1, 2015;

•	Current Report on Form 8-K filed with the SEC on June 3, 2015;

•	Current Report on Form 8-K filed with the SEC on May 13, 2015;

•	Current Report on Form 8-K filed with the SEC on May 1, 2015;

•	Current Report on Form 8-K filed with the SEC on April 6, 2015;

•	Current Report on Form 8-K filed with the SEC on March 13, 2015;

•	Current Report on Form 8-K filed with the SEC on February 27, 2015;

•	Current Report on Form 8-K/A filed with the SEC on February 2, 2015;

•	Current Report on Form 8-K/A filed with the SEC on December 19, 2014;

•	Current Report on Form 8-K/A filed with the SEC on November 12, 2014; and

•	Current Report on Form 8-K/A filed with the SEC on August 8, 2014;

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(888) 223-9951
Attention: Investor Relations

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions and the dealer manager fee) we intend to incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated (assuming sales of maximum offering).

Amount
SEC registration fee	$148,786
FINRA filing fee	165,500
Accounting fees and expenses	276,203
Legal fees and expenses	1,070,000
Sales and advertising expenses	4,042,500
Blue Sky fees and expenses	329,150
Printing expenses	2,434,823
Consulting Services	7,028,056
Miscellaneous	3,197,214
Total	$18,692,232

Item 32. Sales to Special Parties.

Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

On September 3, 2013, we issued 13,500 shares of common stock at $15.00 per share to Steadfast REIT Investments, LLC, our sponsor, in exchange for $202,500 in cash. On September 3, 2013, we also issued 1,000 shares of our convertible stock at $1.00 per share to our advisor for $1,000 in cash. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor and our advisor, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of their respective investments.

On February 27, 2014, the date we raised the $2,000,000 minimum offering amount, we issued, pursuant to our independent directors compensation plan, 3,333 shares of restricted stock to each of our three independent directors. The shares of restricted common stock vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the company.

On August 7, 2014, we issued, pursuant to our independent directors compensation plan, 1,666 shares of restricted stock to each of our three independent directors in connection with their re-election to our board of directors. The shares of restricted stock were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. One-fourth of the shares of restricted stock became non-forfeitable on the date of grant and an additional one fourth will become non-forfeitable on each of the first three anniversaries of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the company.

Item 34. Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests or (3) the indemnitee was not acting on our behalf or performing services for us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violation as to the particular indemnitee, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification of a director, the advisor or an affiliate of the advisor may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements are included in this registration statement by reference:

•
The consolidated financial statements and financial statement schedule of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015.

•	The consolidated unaudited financial statements of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 14, 2015.

•
The financial statements of The 1800 at Barrett Lakes Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 2, 2015.

•
The financial statements of Residences on McGinnis Ferry Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on December 19, 2014.

•
The financial statements of Terrace Cove Apartments and Club at Summer Valley and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 12, 2014.

•
The financial statements of Villages at Spring Hill and Harrison Place Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 8, 2014.

(b) Exhibits:

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

The registrant undertakes:

(1)	to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4)	to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5)
that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser;

(6) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(7) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(8) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant properties acquired during the distribution period;

(9) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(10) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 15, 2015.

Steadfast Apartment REIT, Inc.

By:	/s/ RODNEY F. EMERY
Rodney F. Emery
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on July 15, 2015.

	Name	Title	Date

	/s/ RODNEY F. EMERY	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 15, 2015
Rodney F. Emery

	/s/ KEVIN J. KEATING	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 15, 2015
Kevin J. Keating

	/s/ ELLA S. NEYLAND	President and Director	July 15, 2015
Ella S. Neyland

	*	Independent Director	July 15, 2015
Thomas H. Purcell

	*	Independent Director	July 15, 2015
G. Brian Christie

	*	Independent Director	July 15, 2015
Kerry D. Vandell

* By:	/s/ RODNEY F. EMERY
Rodney F. Emery
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed October 15, 2014)
1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)
3.1
Articles of Amendment and Restatement of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed December 16, 2013, Commission File No. 333-191049 (“Amendment No. 3”))

3.2	Bylaws of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Form S-11, filed September 6, 2013, Commission File No. 333-191049)
4.1	Form of Subscription Agreement (included in the prospectus that is a part of this registration statement (the “Prospectus”) as Appendix B and incorporated herein by reference)
4.2	Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
4.3	Form of Redemption Request Form (included in the Prospectus as Appendix D and incorporated herein by reference)
4.4	Form of Application for Transfer (included in the Prospectus as Appendix E and incorporated herein by reference)
5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 3 )
8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to Amendment No. 3 )
10.1
Advisory Agreement, dated as of December 13, 2013, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to Amendment No. 3 )

10.2
Amendment No. 1 to the Advisory Agreement, made and entered into as of November 11, 2014, by and among Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 13, 2014)

10.3
Escrow Agreement, dated as of December 16, 2013, by and among Steadfast Apartment REIT, Inc., Steadfast Capital Markets Group, LLC and UMB Bank, N.A., as escrow agent (incorporated by reference to Exhibit 10.2 to Amendment No. 3 )

10.4	Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 30, 2014)
10.5	Steadfast Apartment REIT, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 3 )
10.6
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 7, 2014, by and between Steadfast Asset Holdings, Inc. and Villages at Spring Hill, L.P. and First American Title Insurance Company in its capacity as escrow holder (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed May 29, 2014)

10.7
Assignment and Assumption of Purchase Agreement, dated as of May 22, 2014, by and between Steadfast Asset Holdings, Inc. and STAR at Spring Hill, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed May 29, 2014)

10.8
Property Management Agreement, made and entered into as of May 22, 2014, by and between Steadfast Management Company, Inc. and STAR at Spring Hill, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed May 29, 2014)

10.9
Multifamily Note, effective as of May 22, 2014, by STAR at Spring Hill, LLC in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed May 29, 2014)

10.10
Multifamily Loan and Security Agreement (Non-Recourse), dated as of May 22, 2014, by and between STAR at Spring Hill, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed May 29, 2014)

10.11
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Tennessee), dated as of May 22, 2014, by and between STAR at Spring Hill, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed May 29, 2014)

10.12
Guaranty of Non-Recourse Obligations, dated as of May 22, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed May 29, 2014)

10.13
Environmental Indemnity, dated as of May 22, 2014, by STAR at Spring Hill, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed May 29, 2014)

10.14
Assignment of Management Agreement, dated as of May 22, 2014, by and among STAR at Spring Hill, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed May 29, 2014)

10.15
Sale and Purchase Agreement, made as of April 29, 2014, by and between Steadfast Asset Holdings, Inc. and Harrison Place Investments, LLC and Chicago Title Insurance Company in its capacity as escrow agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 7, 2014)

10.16
First Amendment to Sale and Purchase Agreement, dated as of June 25, 2014, made between Harrison Place Investments, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 7, 2014)

10.17
Assignment and Assumption of Purchase Agreement, dated as of June 30, 2014, by and between Steadfast Asset Holdings, Inc. and STAR Harrison Place, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed July 7, 2014)

10.18
Property Management Agreement, made and entered into as of June 30, 2014, by and between Steadfast Management Company, Inc. and STAR Harrison Place, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed July 7, 2014)

10.19
Construction Management Services Agreement entered into as of June 30, 2014, by and between STAR Harrison Place, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed July 7, 2014)

10.20
Multifamily Note, effective as of June 30, 2014, by STAR Harrison Place, LLC in favor of CBRE Multifamily Capital, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed July 7, 2014)

10.21
Multifamily Loan and Security Agreement (Non-Recourse), dated as of June 30, 2014, by and between STAR Harrison Place, LLC and CBRE Multifamily Capital, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed July 7, 2014)

10.22
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Indiana), dated as of June 30, 2014, by STAR Harrison Place, LLC to and for the benefit of CBRE Multifamily Capital, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed July 7, 2014)

10.23
Guaranty of Non-Recourse Obligations, dated as of June 30, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of CBRE Multifamily Capital, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed July 7, 2014)

10.24
Environmental Indemnity, dated as of June 30, 2014, by STAR Harrison Place, LLC to and for the benefit of CBRE Multifamily Capital, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed July 7, 2014)

10.25
Assignment of Management Agreement, dated as of June 30, 2014, by STAR Harrison Place, LLC, CBRE Multifamily Capital, Inc. and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed July 7, 2014)

10.26
Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of July 15, 2014, by and between Steadfast Asset Holdings, Inc. and Stonemark S/SV, LP and Fidelity National Title Insurance Company in its capacity as escrow holder (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed September 4, 2014)

10.27
Assignment and Assumption of Purchase Agreement, dated as of August 28, 2014, by and between Steadfast Asset Holdings, Inc. and STAR Summer Valley, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed September 4, 2014)

10.28
Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of July 15, 2014, by and between Steadfast Asset Holdings, Inc. and Stonemark S/SV, LP and Fidelity National Title Insurance Company in its capacity as escrow holder (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed September 4, 2014)

10.29
Assignment and Assumption of Purchase Agreement, dated as of August 28, 2014, by and between Steadfast Asset Holdings, Inc. and STAR Terrace Cove, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed September 4, 2014)

10.30
Property Management Agreement, made and entered into as of August 28, 2014, by and between Steadfast Management Company, Inc. and STAR Summer Valley, LLC(incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed September 4, 2014)

10.31
Construction Management Services Agreement entered into as of August 28, 2014, by and between STAR Summer Valley, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed September 4, 2014)

10.32
Property Management Agreement, made and entered into as of August 28, 2014, by and between Steadfast Management Company, Inc. and STAR Terrace Cove, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed September 4, 2014)

10.33
Construction Management Services Agreement entered into as of August 28, 2014, by and between STAR Terrace Cove, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed September 4, 2014)

10.34
Multifamily Loan and Security Agreement (Non-Recourse), dated as of August 28, 2014, by and between STAR Summer Valley, LLC and Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed September 4, 2014)

10.35
Multifamily Note, effective as of August 28, 2014, by STAR Summer Valley, LLC in favor of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed September 4, 2014)

10.36
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Texas), dated as of August 28, 2014, by STAR Summer Valley, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed September 4, 2014)

10.37
Assignment of Management Agreement, dated as of August 28, 2014, by and among STAR Summer Valley, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc.(incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed September 4, 2014)

10.38
Environmental Indemnity, dated as of August 28, 2014, by STAR Summer Valley, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed September 4, 2014)

10.39
Guaranty of Non-Recourse Obligations, dated as of August 28, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed September 4, 2014)

10.40
Multifamily Loan and Security Agreement (Non-Recourse), dated as of August 28, 2014, by and between STAR Terrace Cove, LLC and Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed September 4, 2014)

10.41
Multifamily Note, effective as of August 28, 2014, by STAR Terrace Cove, LLC in favor of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed September 4, 2014)

10.42
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Texas), dated as of August 28, 2014, by STAR Terrace Cove, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K filed September 4, 2014)

10.43
Assignment of Management Agreement, dated as of August 28, 2014, by and among STAR Terrace Cove, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K filed September 4, 2014)

10.44
Environmental Indemnity, dated as of August 28, 2014, by STAR Terrace Cove, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K filed September 4, 2014)

10.45
Guaranty of Non-Recourse Obligations, dated as of August 28, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K filed September 4, 2014)

10.46
Purchase and Sale Agreement, executed as of July 9, 2014, by and between Steadfast Asset Holdings, Inc. and PPF AMLI 4021 McGinnis Ferry Road, LLC and First American Title Insurance Company in its capacity as the title company (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed October 22, 2014)

10.47
First Amendment to Purchase and Sale Agreement, made as of August 8, 2014, by and between PPF AMLI 4021 McGinnis Ferry Road, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed October 22, 2014)

10.48
Assignment and Assumption of Purchase and Sale Agreement, dated as of October 10, 2014, by and between Steadfast Asset Holdings, Inc. and STAR McGinnis Ferry, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed October 22, 2014)

10.49
Property Management Agreement, made and entered into as of October 16, 2014, by and between Steadfast Management Company, Inc. and STAR McGinnis Ferry, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed October 22, 2014)

10.50
Construction Management Services Agreement entered into as of October 16, 2014, by and between STAR McGinnis Ferry, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed October 22, 2014)

10.51
Multifamily Note, effective as of October 16, 2014, by STAR McGinnis Ferry, LLC in favor of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed October 22, 2014)

10.52
Multifamily Loan and Security Agreement (Non-Recourse), dated as of October 16, 2014, by and between STAR McGinnis Ferry, LLC and Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed October 22, 2014)

10.53
Multifamily Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of October 16, 2014, by STAR McGinnis Ferry, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed October 22, 2014)

10.54
Guaranty of Non-Recourse Obligations, dated as of October 16, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed October 22, 2014)

10.55
Environmental Indemnity, dated as of October 16, 2014, by STAR McGinnis Ferry, LLC to and for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed October 22, 2014)

10.56
Assignment of Management Agreement, dated as of October 16, 2014, by and among STAR McGinnis Ferry, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed October 22, 2014)

10.57
Purchase and Sale Agreement, dated as of September 10, 2014, by and between Steadfast Asset Holdings, Inc. and Carlyle Centennial Crest at Barrett Lakes, L.P. and Fidelity National Title Insurance Company in its capacity as the escrow agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 25, 2014)

10.58
Assignment and Assumption of Purchase Agreement, dated as of November 20 2014, by and between Steadfast Asset Holdings, Inc. and STAR Barrett Lakes, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed November 25, 2014)

10.59
Property Management Agreement, made and entered into as of November 20, 2014, by and between Steadfast Management Company, Inc. and STAR Barrett Lakes, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed November 25, 2014)

10.60
Construction Management Services Agreement entered into as of November 20, 2014, by and between STAR Barrett Lakes, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed November 25, 2014)

10.61
Multifamily Note, effective as of November 20, 2014, by STAR Barrett Lakes, LLC in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed November 25, 2014)

10.62
Multifamily Loan and Security Agreement, dated as of November 20, 2014, by and between STAR Barrett Lakes, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed November 25, 2014)

10.63
Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of November 20, 2014, between STAR Barrett Lakes, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed November 25, 2014)

10.64
Guaranty, dated as of November 20, 2014, by Steadfast Apartment REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed November 25, 2014)

10.65
Assignment of Management Agreement and Subordination of Management Fees, dated as of November 20, 2014, by and among STAR Barrett Lakes, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed November 25, 2014)

10.66
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 9, 2014, by and between Steadfast Asset Holdings, Inc. and Oasis Apartments, LLC and Fidelity National Title Insurance Company in its capacity as the escrow holder (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed December 23, 2014)

10.67
Assignment and Assumption of Purchase Agreement, dated as of December 19, 2014, by and between Steadfast Asset Holdings, Inc. and STAR Oasis, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed December 23, 2014)

10.68
Property Management Agreement, made and entered into as of December 19, 2014, by and between Steadfast Management Company, Inc. and STAR Oasis, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed December 23, 2014)

10.69
Construction Management Services Agreement entered into as of December 19, 2014, by and between STAR Oasis, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed December 23, 2014)

10.70
Multifamily Note, effective as of December 19, 2014, by STAR Oasis, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed December 23, 2014)

10.71
Multifamily Loan and Security Agreement, dated as of December 19, 2014, by and between STAR Oasis, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed December 23, 2014)

10.72
Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of December 19, 2014, by STAR Oasis, LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed December 23, 2014)

10.73
Guaranty, effective as of December 19, 2014, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed December 23, 2014)

10.74
Assignment of Management Agreement and Subordination of Management Fees, effective as of December 19, 2014, by and among STAR Oasis, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed December 23, 2014)

10.75
Purchase and Sale Agreement, dated as of January 21, 2015 by and between Steadfast Asset Holdings, Inc. and Preston Hills Gardens Associates, LLC, Riverside Realty Preston Hills, LLC and Madison Title Agency, LLC, in its capacity as the escrow agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 13, 2015)

10.76
First Amendment to Purchase and Sale Agreement, dated February 3, 2015 by and between Steadfast Asset Holdings, Inc. and Preston Hills Gardens Associates, LLC and Riverside Realty Preston Hills, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed March 13, 2015)

10.77
Second Amendment to Purchase and Sale Agreement, dated March 5, 2015 by and among Steadfast Asset Holdings, Inc. and Preston Hills Gardens Associates, LLC and Riverside Realty Preston Hills, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed March 13, 2015)

10.78
Assignment and Assumption of Purchase Agreement, dated as of March 10, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Preston Hills, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed March 13, 2015)

10.79
Property Management Agreement, made and entered into as of March 10, 2015, by and between Steadfast Management Company, Inc. and STAR Preston Hills, LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed March 13, 2015)

10.80
Construction Management Services Agreement entered into as of March 10, 2015, by and between STAR Preston Hills, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed March 13, 2015)

10.81
Multifamily Note, effective as of March 10, 2015, by STAR Preston Hills, LLC in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed March 13, 2015)

10.82
Multifamily Loan and Security Agreement (Non-Recourse), dated as of March 10, 2015, by and between STAR Preston Hills, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed March 13, 2015)

10.83
Multifamily Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of March 10, 2015, by STAR Preston Hills, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed March 13, 2015)

10.84
Guaranty of Non-Recourse Obligations, dated as of March 10, 2015 by Steadfast Apartment REIT, Inc. for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed March 13, 2015)

10.85
Environmental Indemnity, dated as of March 10, 2015, by STAR Preston Hills, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed March 13, 2015)

10.86
Assignment of Management Agreement, dated as of March 10, 2015, by and among STAR Preston Hills, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed March 13, 2015)

10.87
Purchase and Sale Agreement, dated as of April 7, 2015 by and between Steadfast Asset Holdings, Inc. and Ridge Crossing Apartments LLC and Commonwealth Land Title Insurance Company, in its capacity as the escrow agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 3, 2015)

10.88
First Amendment to Purchase and Sale Agreement, dated as of May 15, 2015 by and between Steadfast Asset Holdings, Inc., Ridge Crossing Apartments LLC and Commonwealth Land Title Insurance Company (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed June 3, 2015)

10.89
Assignment and Assumption of Purchase Agreement, dated as of May 28, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Ridge Crossings, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed June 3, 2015)

10.90
Property Management Agreement, made and entered into as of May 28, 2015, by and between Steadfast Management Company, Inc. and STAR Ridge Crossings, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed June 3, 2015)

10.91
Construction Management Services Agreement entered into as of May 28, 2015, by and between STAR Ridge Crossings, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed June 3, 2015)

10.92
Multifamily Note, effective as of May 28, 2015, by STAR Ridge Crossings, LLC in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed June 3, 2015)

10.93
Multifamily Loan and Security Agreement, dated as of May 28, 2015, by and between STAR Ridge Crossings, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed June 3, 2015)

10.94
Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of May 28, 2015, by STAR Ridge Crossings, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed June 3, 2015)

10.95
Guaranty, dated as of May 28, 2015 by Steadfast Apartment REIT, Inc. for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed June 3, 2015)

10.96
Assignment of Management Agreement and Subordination of Management Fees, dated as of May 28, 2015, by and among STAR Ridge Crossings, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed June 3, 2015)

10.97
Purchase and Sale Agreement, dated as of March 19, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC and Fidelity National Title Insurance Company, in its capacity as the escrow holder (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 1, 2015)

10.98
First Amendment to Purchase and Sale Agreement, effective as of April 20, 2015 by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 1, 2015)

10.99
Second Amendment to Purchase and Sale Agreement, effective as of April 30, 2015 by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed July 1, 2015)

10.100
Third Amendment to Purchase and Sale Agreement, effective as of May 1, 2015 by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed July 1, 2015)

10.101
Fourth Amendment to Purchase and Sale Agreement, effective as of May 8, 2015 by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed July 1, 2015)

10.102
Fifth Amendment to Purchase and Sale Agreement, effective as of May 15, 2015 by and between Steadfast Asset Holdings, Inc. and GPP Countryside LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed July 1, 2015)

10.103
Assignment and Assumption of Purchase Agreement and Insurance Agreement, dated as of June 11, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Bella Terra, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed July 1, 2015)

10.104
Property Management Agreement, made and entered into as of June 11, 2015, by and between Steadfast Management Company, Inc. and STAR Bella Terra, LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed July 1, 2015)

10.105
Construction Management Services Agreement entered into as of June 11, 2015, by and between STAR Bella Terra, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed July 1, 2015)

10.106
Multifamily Note, effective as of June 11, 2015, by STAR Bella Terra, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed July 1, 2015)

10.107
Multifamily Loan and Security Agreement, dated as of June 11, 2015, by and between STAR Bella Terra, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed July 1, 2015)

10.108
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 11, 2015, by STAR Bella Terra, LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed July 1, 2015)

10.109
Guaranty of Non-Recourse Obligations, dated as of June 11, 2015, by Steadfast Apartment REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed July 1, 2015)

10.110
Environmental Indemnity Agreement, dated as of June 11, 2015, by STAR Bella Terra, LLC to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed July 1, 2015)

10.111
Assignment of Management Agreement, dated as of June 11, 2015, by and among STAR Bella Terra, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed July 1, 2015)

10.112
Purchase and Sale Agreement, dated as of March 19, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC and Fidelity National Title Insurance Company, in its capacity as the escrow holder (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed July 1, 2015)

10.113
First Amendment to Purchase and Sale Agreement, effective as of April 20, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K filed July 1, 2015)

10.114
Second Amendment to Purchase and Sale Agreement, effective as of April 30, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K filed July 1, 2015)

10.115
Third Amendment to Purchase and Sale Agreement, effective as of May 1, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K filed July 1, 2015)

10.116
Fourth Amendment to Purchase and Sale Agreement, effective as of May 8, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K filed July 1, 2015)

10.117
Fifth Amendment to Purchase and Sale Agreement, effective as of May 15, 2015, by and between Steadfast Asset Holdings, Inc. and GPP Stonebrook LLC (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K filed July 1, 2015)

10.118
Assignment and Assumption of Purchase Agreement and Insurance Agreement, dated as of June 25, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Hearthstone, LLC (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 8-K filed July 1, 2015)

10.119
Property Management Agreement, made and entered into as of June 25, 2015, by and between Steadfast Management Company, Inc. and STAR Hearthstone, LLC (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K filed July 1, 2015)

10.120
Construction Management Services Agreement entered into as of June 25, 2015, by and between STAR Hearthstone, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K filed July 1, 2015)

10.121
Multifamily Note, effective as of June 25, 2015, by STAR Hearthstone, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K filed July 1, 2015)

10.122
Multifamily Loan and Security Agreement, dated as of June 25, 2015, by and between STAR Hearthstone, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K filed July 1, 2015)

10.123
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 25, 2015, by STAR Hearthstone LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K filed July 1, 2015)

10.124
Guaranty of Non-Recourse Obligations, dated as of June 25, 2015, by Steadfast Apartment REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K filed July 1, 2015)

10.125
Environmental Indemnity Agreement, dated as of June 25, 2015, by STAR Hearthstone, LLC to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K filed July 1, 2015)

10.126
Assignment of Management Agreement, dated as of June 25, 2015, by and among STAR Hearthstone, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K filed July 1, 2015)

10.127
Contract of Sale, dated as of May 12, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC and First American Title Insurance Company, as title company (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 7, 2015)

10.128
First Amendment to Contract of Sale, dated as of May 26, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 7, 2015)

10.129
Assignment and Assumption of Contract for Sale, dated as of June 30, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Brookfield, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed July 7, 2015)

10.130
Property Management Agreement, made and entered into as of June 30, 2015, by and between Steadfast Management Company, Inc. and STAR Brookfield, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed July 7, 2015)

10.131
Construction Management Services Agreement entered into as of June 30, 2015, by and between STAR Brookfield, LLC and Pacific Coast Land & Construction, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed July 7, 2015)

10.132
Multifamily Note, effective as of June 30, 2015, by STAR Brookfield, LLC in favor of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed July 7, 2015)

10.133
Multifamily Loan and Security Agreement, dated as of June 30, 2015, by and between STAR Brookfield, LLC and Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed July 7, 2015)

10.134
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 30, 2015, by STAR Brookfield, LLC for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed July 7, 2015)

10.135
Guaranty of Non-Recourse Obligations, dated as of June 30, 2015 by Steadfast Apartment REIT, Inc. for the benefit of Berkadia Commercial Mortgage LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed July 7, 2015)

10.136
Assignment of Management Agreement, dated as of June 30, 2015, by and among STAR Brookfield, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed July 7, 2015)

21	Subsidiaries of the Company
23.1	Consent of Ernst & Young LLP
23.2*	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.3*	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23.4*	Consent of Axiometrics Inc.
23.5	Consent of Ernst & Young LLP
24.1*	Power of Attorney

* Previously filed